Exhibit 4.1

IMPAC SECURED ASSETS CORP.,
Depositor,

IMPAC FUNDING CORPORATION
Master Servicer,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of April 1, 2007

________________________

Mortgage Pass-Through Certificates

Series 2007-3

i

Class B Certificate	13
Class C Certificates	13
Class C Distribution Amount	13
Class IO Interest	13
Class IO Distribution Amount	13
Class M Certificates	13
Class M Interest Reserve Fund	13
Class M Interest Reserve Fund Amount	13
Class M-1 Certificate	13
Class M-2 Certificate	14
Class M-3 Certificate	14
Class M-4 Certificate	14
Class M-4 Interest Reserve Fund Amount	14
Class M-5 Certificate	14
Class M-5 Interest Reserve Fund Amount	14
Class M-6 Certificate	14
Class M-6 Interest Reserve Fund Amount	14
Class M-7 Certificate	15
Class M-7 Interest Reserve Fund Amount	15
Class M-8 Certificate	15
Class P Certificate	15
Class R Certificate	15
Class R-1 Interest	15
Class R-2 Interest	15
Class R-3 Interest	15
Closing Date	15
Code	15
Collateral Account	15
Collateral Value	15
Commission	15
Compensating Interest	16
Corporate Trust Office	16
Corresponding Certificate	16
Countrywide	16
Credit Enhancement Percentage	16
Credit Support Annex One	16
Credit Support Annex Two	16
Current Report	16
Curtailment	16
Custodial Account	17
Custodian	17
Cut-off Date	17
Cut-off Date Balance	17
Defaulted Mortgage Loan	17
Defaulting Party	17
Deficiency Amount	17

Deficient Valuation	17
Definitive Certificate	17
Deleted Mortgage Loan	17
Delinquent	17
Depositor Impac Secured Assets Corp., or its successor in interest.	18
Depository	18
Depository Participant	18
Derivative Account	18
Derivative Contract	18
Derivative Termination Payment	18
Determination Date	18
Disqualified Organization	18
Distribution Date	19
Distribution Report	19
Due Date	19
Due Period	19
Eligible Account	19
Estimated Swap Termination Payment	20
Event of Default	20
Excess Proceeds	20
Exchange Act	20
Extra Principal Distribution Amount	20
Fannie Mae	20
FDIC	20
Final Scheduled Distribution Date	20
Freddie Mac	20
Gross Margin	20
Index	20
Initial Certificate Principal Balance	20
Initial Interest Coverage Deposit	20
Initial Mortgage Loans	20
Initial Notional Amount	20
Insurance Account	21
Insurance Agreement	21
Insurance Policy	21
Insurance Proceeds	21
Insured Amounts	21
Insurer Default	21
Interest Coverage Account	21
Interest Coverage Distribution Amount	21
Interest Rate Swap Agreement	21
Interest Remittance Amount	22
Late Collections	22
LIBOR	22
LIBOR Business Day	22
LIBOR Rate Adjustment Date	22

Liquidated Mortgage Loan	22
Liquidation Proceeds	22
Loan-to-Value Ratio	22
Lost Note Affidavit	22
Majority Class C Certificateholder	22
Marker Rate	23
Master Servicer	23
Master Servicer Prepayment Charge Payment Amount	23
Master Servicing Fees	23
Master Servicing Fee Rate	23
Maximum Uncertificated Accrued Interest Deferral Amount	23
MERS	24
MERS® System	24
MIN	24
MOM Loan	24
Monthly Interest Distributable Amount	24
Monthly Payment	24
Moody's	25
Mortgage	25
Mortgage File	25
Mortgage Loan	25
Mortgage Loan Purchase Agreement	25
Mortgage Loan Schedule	25
Mortgage Note	26
Mortgage Rate	26
Mortgaged Property	26
Mortgagor	26
Net Liquidation Proceeds	26
Net Monthly Excess Cashflow	27
Net Mortgage Rate	27
Net Prepayment Interest Shortfall	27
Net Swap Payment	27
Net WAC Rate	27
Net WAC Shortfall Amount	28
Net WAC Shortfall Reserve Fund	28
Net WAC Shortfall Reserve Fund Deposit	28
Nonrecoverable Advance	28
Non-United States Person	28
Notional Balance	28
Officers’ Certificate	28
One Month LIBOR	29
Opinion of Counsel	29
Optional Termination Date	29
Original Pre-Funded Amount	29
OTS	29
Outstanding Mortgage Loan	29

Overcollateralization Deficiency Amount	29
Overcollateralization Floor	29
Overcollateralization Release Amount	29
Overcollateralization Target Amount	29
Overcollateralized Amount	30
Ownership Interest	30
Pass-Through Rate	30
Percentage Interest	30
Permitted Investment	30
Permitted Transferee	32
Person	32
PMI Insurer	32
PMI Insurer Fee Rate	32
PMI Insurer Policy	32
PMI Mortgage Loan	32
Policy Premium	32
Policy Premium Rate	32
Pre-Funded Amount	32
Pre-Funding Account	32
Pre-Funding Period	32
Preference Amount	33
Prepayment Assumption	33
Prepayment Charge	33
Prepayment Interest Excess	33
Prepayment Interest Shortfall	33
Prepayment Period	33
Primary Hazard Insurance Policy	33
Primary Insurance Policy	33
Principal Distribution Amount	33
Principal Prepayment	33
Principal Prepayment in Full	33
Principal Remittance Amount	34
Prospectus Supplement	34
Purchase Price	34
Qualified Insurer	34
Qualified Substitute Mortgage Loan	34
Rating Agency	35
Realized Loss	35
Record Date	35
Regular Certificate	35
Regulation AB	36
Relief Act	36
Relief Act Interest Shortfall	36
REMIC	36
REMIC 1	36
REMIC 1 Regular Interest	36

v

REMIC 2	37
REMIC 2 Interest Loss Allocation Amount	37
REMIC 2 Overcollateralized Amount	37
REMIC 2 Overcollateralization Target Amount	37
REMIC 2 Principal Loss Allocation Amount	37
REMIC 2 Regular Interest	37
REMIC 3	37
REMIC 3 Regular Interest	38
REMIC Provisions	38
REMIC Regular Interest	38
Remittance Report	38
REO Acquisition	38
REO Disposition	38
REO Imputed Interest	38
REO Proceeds	38
REO Property	38
Request for Release	38
Residual Certificate	38
Residual Interest	38
Responsible Officer	39
Schedule	39
Servicing Account	39
Servicing Advances	39
Servicing Criteria	39
Servicing Guide	39
Servicing Officer	39
Single Certificate	39
Sponsor	39
Standard & Poor’s	40
Startup Day	40
Stated Principal Balance	40
Step-Up Date	40
Stepdown Date	40
Stepdown Target Subordination Percentage	40
Subordinate Certificates	41
Subordinate Class Principal Distribution Amount	41
Subsequent Cut-off Date	41
Subsequent Recoveries	41
Subsequent Transfer Date	42
Subsequent Transfer Instrument	42
Sub-Servicer	42
Sub-Servicer Remittance Date	42
Sub-Servicing Account	42
Sub-Servicing Agreement	42
Sub-Servicing Fees	42
Sub-Servicing Fee Rate	42

Substitution Adjustment		42
Supplemental Interest Trust		42
Supplemental Interest Trust Trustee		43
Swap LIBOR		43
Swap Optional Termination Payment		43
Swap Provider		43
Swap Provider Trigger Event		43
Swap Termination Payment		43
Tax Matters Person		43
Tax Returns		43
Transfer		43
Transferor		44
Trigger Event		44
Trust Fund		44
Trustee		44
Trustee Fee Rate		44
Uncertificated Accrued Interest		45
Uncertificated Notional Balance		45
Uncertificated Pass-Through Rate		46
Uncertificated Principal Balance		46
Uncertificated REMIC 1 Pass-Through Rate		46
Uncertificated REMIC 2 Pass-Through Rate		47
Uninsured Cause		50
United States Person		50
Unpaid Interest Shortfall Amount		51
Voting Rights		51
Weighted Average Net Mortgage Rate		51
Section 1.02.	Determination of LIBOR.	51
Section 1.03.	Allocation of Certain Interest Shortfalls.	52

ARTICLE II	CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES	54
Section 2.01.	Conveyance of Mortgage Loans.	54
Section 2.02.	Acceptance of the Trust Fund by the Trustee.	58
Section 2.03.	Representations, Warranties and Covenants of the Master Servicer and the Depositor.	59
Section 2.04.	Representations and Warranties of the Sponsor.	61
Section 2.05.	Issuance of Certificates; Conveyance of REMIC Regular Interests and Acceptance of REMIC 2 and REMIC 3 by the Trustee.	63
Section 2.06.	Purposes and Powers of the Trust.	64
Section 2.07.	Conveyance of Subsequent Mortgage Loans.	65

ARTICLE III	ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS	69
Section 3.01.	Master Servicer to Act as Master Servicer.	69
Section 3.02.	Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.	71
Section 3.03.	Successor Sub-Servicers.	72

x

Exhibit A	Form of Class A Certificate
Exhibit B-1	Form of Class M Certificate
Exhibit B-2	Form of Class B Certificate
Exhibit B-3	Form of Class C Certificate
Exhibit B-4	Form of Class P Certificate
Exhibit B-5	Form of Class R Certificate
Exhibit C	Form of Trustee Initial Certification
Exhibit D	Form of Trustee Final Certification
Exhibit E	Form of Remittance Report
Exhibit F-1	Request for Release
Exhibit F-2	Request for Release for Mortgage Loans Paid in Full
Exhibit G-1	Form of Investor Representation Letter
Exhibit G-2	Form of Transferor Representation Letter
Exhibit G-3	Form of Rule 144A Investment Representation
Exhibit G-4	Transferor Certificate for Transfers of Residual Certificates
Exhibit G-5	Transfer Affidavit and Agreement for Transfers of Residual Certificates
Exhibit H	Mortgage Loan Schedule
Exhibit I	Sponsor Representations and Warranties
Exhibit J	Form for Information Under Section 3.24
Exhibit K	Impac Funding Corporation Servicing Guide
Exhibit L-1	Form 10-K Certification
Exhibit L-2	Form 10-K Back-up Certification (Master Servicer)
Exhibit L-3	Form 10-K Back-up Certification (Trustee)
Exhibit L-4	Form of Back-up Certification to Form 10-K Certificate
Exhibit M	Form of Interest Rate Swap Agreement and Cap Contracts
Exhibit N	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit O	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit P	[reserved]
Exhibit Q	Form of Countrywide Servicing Agreement
Exhibit R	Form of Item 1115 Agreement
Exhibit S	Form of Subsequent Transfer Instrument
Exhibit T	Form of Addition Notice

This Pooling and Servicing Agreement, dated and effective as of April 1, 2007, is entered into among Impac Secured Assets Corp., as depositor (the “Depositor”), Impac Funding Corporation, as master servicer (the “Master Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of sixteen classes of certificates, designated as (i) the Class A1-A Certificates, (ii) the Class A1-B Certificates, (iii) the Class A1-C Certificates, (iv) the Class AM Certificates, (v) the Class M-1 Certificates, (vi) the Class M-2 Certificates, (vii) the Class M-3 Certificates, (viii) the Class M-4 Certificates, (ix) the Class M-5 Certificates, (x) the Class M-6 Certificates, (xi) the Class M-7 Certificates, (xii) the Class M-8 Certificates, (xiii) the Class B Certificates, (xiv) the Class C Certificates, (xv) the Class P Certificates and (xvi) the Class R Certificates.

REMIC 1

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than the Net WAC Shortfall Reserve Fund, any Master Servicer Prepayment Charge Payment Amounts, the Pre-Funding Account, the Interest Coverage Account, the Class M Interest Reserve Fund and, for the avoidance of doubt, the Supplemental Interest Trust, the Derivative Account, the Cap Contracts, the Collateral Account and the Interest Rate Swap Agreement) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 1.”  The Class R-1 Interest will be the sole class of Residual Interests in REMIC 1 for purposes of the REMIC Provisions (as defined herein).  The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests (as defined herein). None of the REMIC 1 Regular Interests will be certificated.

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
1-1-A	Variable(2)	$ 1,291,504.09	September 25, 2037
1-1-B	Variable(2)	$ 1,291,504.09	September 25, 2037
1-2-A	Variable(2)	$ 2,392,637.16	September 25, 2037
1-2-B	Variable(2)	$ 2,392,637.16	September 25, 2037
1-3-A	Variable(2)	$ 3,515,987.98	September 25, 2037
1-3-B	Variable(2)	$ 3,515,987.98	September 25, 2037
1-4-A	Variable(2)	$ 4,652,077.16	September 25, 2037
1-4-B	Variable(2)	$ 4,652,077.16	September 25, 2037
1-5-A	Variable(2)	$ 5,790,398.31	September 25, 2037
1-5-B	Variable(2)	$ 5,790,398.31	September 25, 2037
1-6-A	Variable(2)	$ 6,916,224.67	September 25, 2037

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
1-6-B	Variable(2)	$ 6,916,224.67	September 25, 2037
1-7-A	Variable(2)	$ 8,020,326.33	September 25, 2037
1-7-B	Variable(2)	$ 8,020,326.33	September 25, 2037
1-8-A	Variable(2)	$ 9,083,173.44	September 25, 2037
1-8-B	Variable(2)	$ 9,083,173.44	September 25, 2037
1-9-A	Variable(2)	$ 10,058,672.05	September 25, 2037
1-9-B	Variable(2)	$ 10,058,672.05	September 25, 2037
1-10-A	Variable(2)	$ 10,765,542.83	September 25, 2037
1-10-B	Variable(2)	$ 10,765,542.83	September 25, 2037
1-11-A	Variable(2)	$ 11,463,933.03	September 25, 2037
1-11-B	Variable(2)	$ 11,463,933.03	September 25, 2037
1-12-A	Variable(2)	$ 11,644,488.25	September 25, 2037
1-12-B	Variable(2)	$ 11,644,488.25	September 25, 2037
1-13-A	Variable(2)	$ 11,067,336.89	September 25, 2037
1-13-B	Variable(2)	$ 11,067,336.89	September 25, 2037
1-14-A	Variable(2)	$ 10,518,483.57	September 25, 2037
1-14-B	Variable(2)	$ 10,518,483.57	September 25, 2037
1-15-A	Variable(2)	$ 9,996,426.10	September 25, 2037
1-15-B	Variable(2)	$ 9,996,426.10	September 25, 2037
1-16-A	Variable(2)	$ 9,499,998.27	September 25, 2037
1-16-B	Variable(2)	$ 9,499,998.27	September 25, 2037
1-17-A	Variable(2)	$ 9,027,876.59	September 25, 2037
1-17-B	Variable(2)	$ 9,027,876.59	September 25, 2037
1-18-A	Variable(2)	$ 8,578,837.10	September 25, 2037
1-18-B	Variable(2)	$ 8,578,837.10	September 25, 2037
1-19-A	Variable(2)	$ 8,151,847.46	September 25, 2037
1-19-B	Variable(2)	$ 8,151,847.46	September 25, 2037
1-20-A	Variable(2)	$ 7,798,892.21	September 25, 2037
1-20-B	Variable(2)	$ 7,798,892.21	September 25, 2037
1-21-A	Variable(2)	$ 7,396,029.40	September 25, 2037
1-21-B	Variable(2)	$ 7,396,029.40	September 25, 2037
1-22-A	Variable(2)	$ 7,016,763.42	September 25, 2037
1-22-B	Variable(2)	$ 7,016,763.42	September 25, 2037
1-23-A	Variable(2)	$ 6,425,008.72	September 25, 2037
1-23-B	Variable(2)	$ 6,425,008.72	September 25, 2037
1-24-A	Variable(2)	$ 3,611,587.50	September 25, 2037
1-24-B	Variable(2)	$ 3,611,587.50	September 25, 2037
1-25-A	Variable(2)	$ 3,502,440.00	September 25, 2037
1-25-B	Variable(2)	$ 3,502,440.00	September 25, 2037
1-26-A	Variable(2)	$ 3,396,127.50	September 25, 2037
1-26-B	Variable(2)	$ 3,396,127.50	September 25, 2037
1-27-A	Variable(2)	$ 3,293,460.00	September 25, 2037
1-27-B	Variable(2)	$ 3,293,460.00	September 25, 2037

Designation	Uncertificated REMIC 1 Pass-Through Rate		Latest Possible Maturity Date (1)
1-28-A	Variable(2)	$ 3,193,627.50	September 25, 2037
1-28-B	Variable(2)	$ 3,193,627.50	September 25, 2037
1-29-A	Variable(2)	$ 3,096,832.50	September 25, 2037
1-29-B	Variable(2)	$ 3,096,832.50	September 25, 2037
1-30-A	Variable(2)	$ 3,003,075.00	September 25, 2037
1-30-B	Variable(2)	$ 3,003,075.00	September 25, 2037
1-31-A	Variable(2)	$ 2,911,950.00	September 25, 2037
1-31-B	Variable(2)	$ 2,911,950.00	September 25, 2037
1-32-A	Variable(2)	$ 2,823,862.50	September 25, 2037
1-32-B	Variable(2)	$ 2,823,862.50	September 25, 2037
1-33-A	Variable(2)	$ 2,738,205.00	September 25, 2037
1-33-B	Variable(2)	$ 2,738,205.00	September 25, 2037
1-34-A	Variable(2)	$ 2,654,977.50	September 25, 2037
1-34-B	Variable(2)	$ 2,654,977.50	September 25, 2037
1-35-A	Variable(2)	$ 2,574,585.00	September 25, 2037
1-35-B	Variable(2)	$ 2,574,585.00	September 25, 2037
1-36-A	Variable(2)	$ 20,079,787.50	September 25, 2037
1-36-B	Variable(2)	$ 20,079,787.50	September 25, 2037
1-37-A	Variable(2)	$ 1,882,755.00	September 25, 2037
1-37-B	Variable(2)	$ 1,882,755.00	September 25, 2037
1-38-A	Variable(2)	$ 1,825,582.50	September 25, 2037
1-38-B	Variable(2)	$ 1,825,582.50	September 25, 2037
1-39-A	Variable(2)	$ 1,770,300.00	September 25, 2037
1-39-B	Variable(2)	$ 1,770,300.00	September 25, 2037
1-40-A	Variable(2)	$ 1,716,435.00	September 25, 2037
1-40-B	Variable(2)	$ 1,716,435.00	September 25, 2037
1-41-A	Variable(2)	$ 1,664,460.00	September 25, 2037
1-41-B	Variable(2)	$ 1,664,460.00	September 25, 2037
1-42-A	Variable(2)	$ 1,613,745.00	September 25, 2037
1-42-B	Variable(2)	$ 1,613,745.00	September 25, 2037
1-43-A	Variable(2)	$ 1,564,762.50	September 25, 2037
1-43-B	Variable(2)	$ 1,564,762.50	September 25, 2037
1-44-A	Variable(2)	$ 1,517,355.00	September 25, 2037
1-44-B	Variable(2)	$ 1,517,355.00	September 25, 2037
1-45-A	Variable(2)	$ 1,471,050.00	September 25, 2037
1-45-B	Variable(2)	$ 1,471,050.00	September 25, 2037
1-46-A	Variable(2)	$ 1,426,477.50	September 25, 2037
1-46-B	Variable(2)	$ 1,426,477.50	September 25, 2037
1-47-A	Variable(2)	$ 1,383,007.50	September 25, 2037
1-47-B	Variable(2)	$ 1,383,007.50	September 25, 2037
1-48-A	Variable(2)	$ 1,341,112.50	September 25, 2037
1-48-B	Variable(2)	$ 1,341,112.50	September 25, 2037
1-49-A	Variable(2)	$ 1,300,162.50	September 25, 2037

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
1-49-B	Variable(2)	$ 1,300,162.50	September 25, 2037
1-50-A	Variable(2)	$ 1,260,630.00	September 25, 2037
1-50-B	Variable(2)	$ 1,260,630.00	September 25, 2037
1-51-A	Variable(2)	$ 1,222,357.50	September 25, 2037
1-51-B	Variable(2)	$ 1,222,357.50	September 25, 2037
1-52-A	Variable(2)	$ 1,185,030.00	September 25, 2037
1-52-B	Variable(2)	$ 1,185,030.00	September 25, 2037
1-53-A	Variable(2)	$ 1,148,962.50	September 25, 2037
1-53-B	Variable(2)	$ 1,148,962.50	September 25, 2037
1-54-A	Variable(2)	$ 1,113,997.50	September 25, 2037
1-54-B	Variable(2)	$ 1,113,997.50	September 25, 2037
1-55-A	Variable(2)	$ 1,080,135.00	September 25, 2037
1-55-B	Variable(2)	$ 1,080,135.00	September 25, 2037
1-56-A	Variable(2)	$ 1,047,217.50	September 25, 2037
1-56-B	Variable(2)	$ 1,047,217.50	September 25, 2037
1-57-A	Variable(2)	$ 1,015,245.00	September 25, 2037
1-57-B	Variable(2)	$ 1,015,245.00	September 25, 2037
1-58-A	Variable(2)	$ 984,375.00	September 25, 2037
1-58-B	Variable(2)	$ 984,375.00	September 25, 2037
1-59-A	Variable(2)	$ 954,292.50	September 25, 2037
1-59-B	Variable(2)	$ 954,292.50	September 25, 2037
1-60-A	Variable(2)	$ 30,051,630.00	September 25, 2037
1-60-B	Variable(2)	$ 30,051,630.00	September 25, 2037
P	Variable(2)	$ 100.00	September 25, 2037
OC	Variable(2)	$ 196,613,419.09	September 25, 2037
________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the “latest possible maturity date” for each REMIC 1 Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” in this Agreement.

REMIC 2

As provided in this Agreement, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 2”.  The Class R-2 Interest will represent the sole class of Residual Interests in  REMIC 2 for purposes of the REMIC Provisions.  The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 2 Regular Interests (as defined herein).  None of the REMIC 2 Regular Interests will be certificated.

Designation	Uncertificated REMIC 2 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
AA	Variable(2)	$ 779,689,508.31	September 25, 2037
A1-A	Variable(2)	$ 2,172,880.00	September 25, 2037
A1-B	Variable(2)	$ 2,611,410.00	September 25, 2037
A1-C	Variable(2)	$ 1,150,900.00	September 25, 2037
AM	Variable(2)	$ 1,483,800.00	September 25, 2037
M-1	Variable(2)	$ 99,450.00	September 25, 2037
M-2	Variable(2)	$ 91,490.00	September 25, 2037
M-3	Variable(2)	$ 51,710.00	September 25, 2037
M-4	Variable(2)	$ 43,760.00	September 25, 2037
M-5	Variable(2)	$ 39,780.00	September 25, 2037
M-6	Variable(2)	$ 35,800.00	September 25, 2037
M-7	Variable(2)	$ 31,820.00	September 25, 2037
M-8	Variable(2)	$ 27,850.00	September 25, 2037
B	Variable(2)	$ 39,780.00	September 25, 2037
ZZ	Variable(2)	$ 8,031,600.78	September 25, 2037
IO	Variable(2)	(3)	September 25, 2037
P	Variable(2)	$ 100.00	September 25, 2037
________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the “latest possible maturity date” for each REMIC 2 Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC 2 Pass-Through Rate” in this Agreement.
(3)
REMIC 2 Regular Interest IO will not have an Uncertificated Principal Balance but will accrue interest on its uncertificated notional amount calculated in accordance with the related definition of “Uncertificated Notional Amount” herein.

REMIC 3

As provided in this Agreement, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 3”.  The Class R-3 Interest will represent the sole class of Residual Interests in REMIC 3 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Pass-Through Rate, the Initial Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each class of Certificates and interests that represents ownership of one or more of the Regular Interests in REMIC 3 created hereunder.

Each Certificate, other than the Class C Certificates and the Class R Certificates, represents ownership of a Regular Interest in REMIC 3 and also represents (i) the right to receive certain amounts specified herein in respect of Net WAC Shortfall Amounts (as defined herein) and (ii) the obligation to pay Class IO Distribution Amounts (as defined herein).  The entitlement to principal of the Regular Interest which corresponds to each such Certificate shall be equal in amount and timing to the entitlement to principal of such Certificate. The Class C Certificates represent ownership of a Regular Interest in REMIC 3 and also represent (i) the obligation to pay certain amounts specified herein in respect of Net WAC Shortfall Amounts and (ii) the right to receive Class IO Distribution Amounts.

Designation	Initial Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
A1-A(2)	$ 217,288,000	Variable(3)	September 25, 2037
A1-B(2)	$ 261,141,000	Variable(3)	September 25, 2037
A1-C(2)	$ 115,090,000	Variable(3)	September 25, 2037
AM(2)	$ 148,380,000	Variable(3)	September 25, 2037
M-1(2)	$ 9,945,000	Variable(3)	September 25, 2037
M-2(2)	$ 9,149,000	Variable(3)	September 25, 2037
M-3(2)	$ 5,171,000	Variable(3)	September 25, 2037
M-4(2)	$ 4,376,000	Variable(3)	September 25, 2037
M-5(2)	$ 3,978,000	Variable(3)	September 25, 2037
M-6(2)	$ 3,580,000	Variable(3)	September 25, 2037
M-7(2)	$ 3,182,000	Variable(3)	September 25, 2037
M-8(2)	$ 2,785,000	Variable(3)	September 25, 2037
B(2)	$ 3,978,000	Variable(3)	September 25, 2037
C	$ 7,558,539.09 (4)	Variable(3)	September 25, 2037
P	$ 100.00	0.00%	September 25, 2037
Class IO Interest	(5)	(6)	September 25, 2037
________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the “latest possible maturity date” for each Regular Interest in REMIC 3 the ownership of which is represented by the Class A, Class B, Class M, Class C and Class P Certificates and the Class IO Interest.

(2)
This Class of Certificates represents ownership of a Regular Interest in REMIC 3.  Any amount distributed on this Class of Certificates on any Distribution Date in excess of the amount distributable on the related Regular Interest in REMIC 3 on such Distribution Date shall be treated for federal income tax purposes as having been paid from the Net WAC Shortfall Reserve Fund or the Supplemental Interest Trust, as applicable, and any amount distributable on the related Regular Interest in REMIC 3 on such Distribution Date in excess of the amount distributable on such Class of Certificates on such Distribution Date shall be treated for such purposes as having been distributed to the Holders of such Certificates and then paid by such Holders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 4.09 hereof.

(3)
Calculated in accordance with the definition of “Pass-Through Rate” in this Agreement. Each Regular Interest in REMIC 3 which corresponds to a Class A, Class M or Class B Certificate will have the same Pass-Through Rate as such Certificate, except with respect to the related Net WAC Rate.  The Net WAC Rate for each such Regular Interest in REMIC 3 and Certificate is specified in the related definition of “Net WAC Rate .”

(4)
The Class C Certificates will not accrue interest on its Certificate Principal Balance, but will accrue interest at its variable Pass-Through Rates on its Notional Balance outstanding from time to time, which shall equal the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest P).

(5)	The Class IO Interest will not have a principal balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC 2 Regular Interest IO.
(6)	The Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC 2 Regular Interest IO.

ARTICLE I

DEFINITIONS

Section 1.01.	Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  Unless otherwise specified, all calculations in respect of interest on the Class A, Class M and Class B Certificates shall accrue on the basis of a 360-day year and the actual number of days in the related Accrual Period. All calculations of interest on the Class C Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.  The Class P and Class R Certificates do not accrue interest.

“Accrual Period”:  With respect to each Class of Certificates (other than the Class C, Class P and Class R Certificates) and (i) with respect to the Distribution Date in May 2007, the period commencing on the Closing Date and ending on the day preceding the Distribution Date in May 2007, and (ii) with respect to any Distribution Date after the Distribution Date in May 2007, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date.  With respect to the Class C Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date.

“Addition Notice”:  With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.07, a notice of the Depositor’s designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the Aggregate Stated Principal Balance of such Subsequent Mortgage Loans as of the related Subsequent Cut-off Date.  The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form of Exhibit T.

“Adjustment Date”:  As to each adjustable-rate Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

“Advance”:  As to any Mortgage Loan, any advance made by the Sub-Servicer or Master Servicer on any Distribution Date pursuant to Section 4.03.

“Affected Party”:  As defined in the Interest Rate Swap Agreement.

“Affiliate”:  With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Stated Principal Balance” :  As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans.

“Agreement”:  This Pooling and Servicing Agreement and all amendments hereof.

“Allocated Realized Loss Amount”:  With respect to any Class of Class A, Class M and Class B Certificates and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that Class of Certificates on that Distribution Date and any Allocated Realized Loss Amount for that Class remaining unpaid from any previous Distribution Date (other than, with respect to the Class AM Certificates, a Realized Loss that was covered by the Certificate Guaranty Insurance Policy), minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

“Assessment of Compliance”:  As defined in Section 3.20.

“Assignment”:  An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

“Attestation Report”:  As defined in Section 3.20.

“Available Distribution Amount”:  With respect to any Distribution Date, an amount equal to the amount received by the Trustee and available in the Certificate Account on that Distribution Date.  The Available Distribution Amount will be equal to (i) the sum of (1) the aggregate amount of scheduled payments on the Mortgage Loans received or advanced that were due during the related Due Period, (2) any unscheduled payments and receipts, including mortgagor prepayments on such Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, received during the related Prepayment Period and (3) any amounts transferred from the Pre-Funding Account pursuant to Section 4.14 after giving effect to any purchase of Subsequent Mortgage Loans and any amounts deposited into the Certificate Account from the Interest Coverage Account pursuant to Section 4.15 of this Agreement, in each case net of amounts reimbursable therefrom to the Trustee, the Master Servicer, the Supplemental Interest Trust Trustee and any Sub-Servicer, minus Master Servicing Fees, Subservicing Fees, Trustee Fees and any amounts needed to reimburse the Master Servicer for amounts due under this Agreement to the extent such amounts have not been retained by, or paid previously to the Master Servicer, and any amounts in respect of the premiums payable to the PMI Insurer under the PMI Insurer Policy.

“Balloon Loan”:  Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having an original term to maturity that is shorter than the related amortization term.

“Balloon Payment”:  With respect to any Balloon Loan, the related Monthly Payment payable on the stated maturity date of such Balloon Loan.

“Bankruptcy Code”:  The Bankruptcy Code of 1978, as amended.

“Basic Principal Distribution Amount”:  With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

“Book-Entry Certificate”:  Each class of the Class A, Class M and Class B Certificates for so long as they are issued, maintained and transferred at the Depository.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking institutions in California or New York (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to close.

“Cap Contract I”:  The letter of agreement dated April 30, 2007, between Lehman Brothers Special Financing Inc. and Deutsche Bank National Trust Company, not in its individual capacity, but solely as Supplemental Interest Trust Trustee, a form of which is attached hereto as Exhibit M.

“Cap Contract II”:  The letter of agreement dated April 30, 2007, between Bear Stearns Financial Products Inc. and Deutsche Bank National Trust Company, not in its individual capacity, but solely as Supplemental Interest Trust Trustee, a form of which is attached hereto as Exhibit M.

“Cap Contracts”:  Cap Contract I and Cap Contract II.

“Cap Counterparty”:  The cap provider under each of the Cap Contracts required to make payments to the Supplemental Interest Trust for payment to the Trust Fund pursuant to the terms of the Cap Contracts, and any successor in interest or assign.  Initially, the Cap Counterparty for Cap Contract I shall be Lehman Brothers Special Financing Inc. and the Cap Counterparty for Cap Contract II shall be Bear Stearns Financial Products Inc.

“Cash Liquidation”:  As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

“Certificate”:  Any Regular Certificate or Class R Certificate.

“Certificate Account”:  The trust account or accounts created and maintained pursuant to Section 4.01, which shall be entitled Deutsche Bank National Trust Company, in trust for registered holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2007-3, and which account or accounts must each be an Eligible Account.

“Certificate Account Deposit Date”:  With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

“Certificate Guaranty Insurance Policy”:  The certificate guaranty insurance policy issued by the Certificate Insurer for the benefit of the Class AM Certificateholders.

“Certificate Insurer”:  Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto as provided in the Agreement.

“Certificate Margin”:  The Certificate Margin for the Class A, Class M and Class B Certificates shall be:

Certificate Margin
Class	(1)	(2)
A1-A	0.110%	0.220%
A1-B	0.240%	0.480%
A1-C	0.360%	0.720%
AM	0.220%	0.440%
M-1	0.400%	0.600%
M-2	0.480%	0.720%
M-3	0.650%	0.975%
M-4	1.650%	2.475%
M-5	1.800%	2.700%
M-6	2.000%	3.000%
M-7	2.000%	3.000%
M-8	1.100%	1.650%
B	1.100%	1.650%
 ____________
(1)	Prior to the Step-Up Date.
(2)	On and after the Step-Up Date.

“Certificate Owner”:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

“Certificate Principal Balance”:  With respect to any Certificate (other than the Class C Certificates and Class R Certificates) as of any date of determination, the Initial Certificate Principal Balance thereof, increased by any Subsequent Recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein.  With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (a) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (b) the then aggregate Certificate Principal Balance of the Class A, Class M, Class B and Class P Certificates then outstanding.

“Certificate Register”:  The register maintained pursuant to Section 5.02.

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that only a Permitted Transferee shall be a holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which such Certificate is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01.  The Trustee shall be entitled to rely upon a certification of the Depositor or the Master Servicer in determining if any Certificates are registered in the name of the respective affiliate.  All references in this Agreement to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified in this Agreement; provided, however, that the Trustee shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Class”:  Collectively, all of the Certificates bearing the same designation.

“Class A Certificates”:  The Class A1-A, Class A1-B, Class A1-C and Class AM Certificates.

“Class A1-A Certificate”:  Any one of the Class A1-A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class A1-B Certificate”:  Any one of the Class A1-B Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class A1-C Certificate”:  Any one of the Class A1-C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class AM Certificate”:  Any one of the Class AM Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class A Principal Distribution Amount”:  For any Distribution Date, the excess of (1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (2) the lesser of (x) 86.50% of the Aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions made on that Distribution Date and (y) the Aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

“Class B Certificate”:  Any one of the Class B Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-2, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class C Certificates”:  Any one of the Class C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-3, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the obligation to pay Net WAC Shortfall Amounts and (iii) the right to receive Class IO Distribution Amounts.

“Class C Distribution Amount”:  With respect to any Distribution Date, the sum of (i) the Monthly Interest Distributable Amount for the Class C Certificates for such Distribution Date, (ii) any Overcollateralization Release Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class A, Class M and Class B Certificates on such Distribution Date; provided, however that on any Distribution Date after the Distribution Date on which the Certificate Principal Balances of the Class A, Class M and Class B Certificates have been reduced to zero, the Class C Distribution Amount shall include the Overcollateralized Amount.

“Class IO Interest”:  An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Supplemental Interest Trust, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

“Class IO Distribution Amount”:  As defined in Section 4.09 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust with respect to the Interest Rate Swap Agreement pursuant to the sixth paragraph of Section 4.01(a) (except for the last sentence thereof) on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 4.09 hereof.

“Class M Certificates”:  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.

“Class M Interest Reserve Fund”:  A reserve fund to cover Net WAC Shortfall Amounts on the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates as described in Section 4.13.

“Class M Interest Reserve Fund Amount”:  The Class M-4 Interest Reserve Fund Amount, Class M-5 Interest Reserve Fund Amount, Class M-6 Interest Reserve Fund Amount and Class M-7 Interest Reserve Fund Amount, as applicable.

“Class M-1 Certificate”:  Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class M-2 Certificate”:  Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class M-3 Certificate”:  Any one of the Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class M-4 Certificate”:  Any one of the Class M-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class M-4 Interest Reserve Fund Amount”:  The amount deposited in the Class M Interest Reserve Fund on the Closing Date by the Depositor to cover Net WAC Shortfall Amounts on the Class M-4 Certificates, reduced by any distributions to the Class M-4 Certificates pursuant to Section 4.13 on previous Distribution Dates.  Initially, $80,900.

“Class M-5 Certificate”:  Any one of the Class M-5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class M-5 Interest Reserve Fund Amount”:  The amount deposited in the Class M Interest Reserve Fund on the Closing Date by the Depositor to cover Net WAC Shortfall Amounts on the Class M-5 Certificates, reduced by any distributions to the Class M-5 Certificates pursuant to Section 4.13 on previous Distribution Dates.  Initially, $97,700.

“Class M-6 Certificate”:  Any one of the Class M-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class M-6 Interest Reserve Fund Amount”:  The amount deposited in the Class M Interest Reserve Fund on the Closing Date by the Depositor to cover Net WAC Shortfall Amounts on the Class M-6 Certificates, reduced by any distributions to the Class M-6 Certificates pursuant to Section 4.13 on previous Distribution Dates.  Initially, $118,000.

“Class M-7 Certificate”:  Any one of the Class M-7 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class M-7 Interest Reserve Fund Amount”:  The amount deposited in the Class M Interest Reserve Fund on the Closing Date by the Depositor to cover Net WAC Shortfall Amounts on the Class M-7 Certificates, reduced by any distributions to the Class M-7 Certificates pursuant to Section 4.13 on previous Distribution Dates.  Initially, $104,900.

“Class M-8 Certificate”:  Any one of the Class M-8 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3, (ii) the right to receive Net WAC Shortfall Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

“Class P Certificate”:  Any one of the Class P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-4, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3 and (ii) the right to receive any Master Servicer Prepayment Charge Payment Amounts.

“Class R Certificate”:  Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-5, evidencing the ownership of the Class R-1 Interest, Class R-2 Interest and Class R-3 Interest.

“Class R-1 Interest”:  The uncertificated Residual Interest in REMIC 1.

“Class R-2 Interest”:  The uncertificated Residual Interest in REMIC 2.

“Class R-3 Interest”:  The uncertificated Residual Interest in REMIC 3.

“Closing Date”:  April 30, 2007.

“Code”:  The Internal Revenue Code of 1986.

“Collateral Account”:  Shall mean the segregated trust account created and maintained by the Custodian pursuant to Section 4.11 hereof.

“Collateral Value”:  The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal (as reviewed and approved by the Sponsor) made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination.  With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the Mortgaged Property based upon the appraisal (as reviewed and approved by the Sponsor) obtained at the time of refinancing.

“Commission”:  The Securities and Exchange Commission.

“Compensating Interest”:  With respect to any Distribution Date, any payments made by the Sub-Servicer or the Master Servicer from its own funds to cover Prepayment Interest Shortfalls, which shall be equal to the lesser of the sum of the Master Servicing and Subservicing Fees for the related Distribution Date, and the Prepayment Interest Shortfall for such Distribution Date.

“Corporate Trust Office”:  The principal corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:  Corporate Trust, Impac Secured Assets Corp. Series 2007-3 (IM07S3).

“Corresponding Certificate”:  With respect to each REMIC 2 Regular Interest (other than REMIC 2 Regular Interests AA, IO and ZZ), the Certificate with the corresponding designation. With respect to each REMIC 3 Regular Interest (other than the Class IO Interest), the related Certificate representing an ownership therein.

“Countrywide”:  Countrywide Home Loans Servicing LP, or its successor in interest.

“Credit Enhancement Percentage”:  For any Distribution Date after the Stepdown Date, the percentage equivalent of a fraction, the numerator of which is equal to (a) the excess of (i) the Aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (ii) (1) before the aggregate Certificate Principal Balance of the Class A Certificates have been reduced to zero, the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Principal Distribution Amount for such Distribution Date), or (2) after such time, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding (after taking into account distribution of the Principal Distribution Amount for such Distribution Date) and the denominator of which is equal to (b) the Aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

“Credit Support Annex One”:  The credit support annex, dated as of April 30, 2007, between the Supplemental Interest Trust Trustee and Lehman Brothers Special Financing Inc.

“Credit Support Annex Two”:  The credit support annex, dated as of April 30, 2007, between the Supplemental Interest Trust Trustee and Bear Stearns Financial Products Inc.

“Current Report”:  The Current Report pursuant to Section 13 or 15(d) of the Exchange Act.

“Curtailment”:  Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

“Custodial Account”:  The custodial account or accounts created and maintained pursuant to Section 3.10 in the name of a depository institution, as custodian for the Holders of the Certificates.  Any such account or accounts shall be an Eligible Account.

“Custodian”:  As defined in Section 4.11.

“Cut-off Date”:  With respect to the Initial Mortgage Loans, April 1, 2007.  With respect to the Subsequent Mortgage Loans, the applicable Subsequent Cut-off Date.  References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

“Cut-off Date Balance”:  The sum of (a) the Aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and (b) the Original Pre-Funded Amount.

“Defaulted Mortgage Loan”:  means any Mortgage Loan as to which the Mortgagor has failed to make unexcused three or more consecutive scheduled Monthly Payments.

“Defaulting Party”:  As defined in the Interest Rate Swap Agreement.

“Deficiency Amount” :  As applied to the Class AM Certificates, (A) with respect to each Distribution Date prior to the Final Scheduled Distribution Date, an amount equal to the sum of (i) the excess, if any, of (a) the aggregate amount of the Monthly Interest Distributable Amount on the Class AM Certificates for that Distribution Date over (b) the funds available to make payment thereof pursuant to Article IV of this Agreement for that Distribution Date and (ii) the amount of any Realized Losses allocated to the Class AM Certificates for such Distribution Date; and (B) with respect to the Final Scheduled Distribution Date and the Class AM Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the amount of the Monthly Interest Distributable Amount on the Class AM Certificates for the Final Scheduled Distribution Date over (b) the funds available to make payment thereof pursuant to Article IV of this Agreement for the Final Scheduled Distribution Date and (ii) the outstanding Certificate Principal Balance of the Class AM Certificates due on the Final Scheduled Distribution Date to the extent not paid from the related Available Distribution Amount on the Final Scheduled Distribution Date.  Any Deficiency Amount shall not include any Prepayment Interest Shortfalls, any Relief Act Shortfalls or any Net WAC Shortfall Amounts.

“Deficient Valuation”:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

“Definitive Certificate”:  Any definitive, fully registered Certificate.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

“Delinquent”:  The delinquency method used for calculations with respect to the mortgage loans will be in accordance with the methodology used by lenders regulated by the Office of Thrift Supervision. Under this method, a mortgage loan is considered “30 days or more Delinquent” if, as of the date of determination, the borrower fails to make  the scheduled payment for the second immediately preceding Due Date of  the mortgage loan prior to the close of business on such due date.  A mortgage loan would be considered “60 days or more delinquent” with respect to such scheduled payment if, as of the date of determination, the borrower fails to make the scheduled payment for the third immediately preceding Due Date of the mortgage loan prior to the close of business on such due date.  Similarly for “90 days or more delinquent” and so on.  Unless otherwise specified, with respect to any date of determination, determinations of delinquency are made as of the last day of the calendar month immediately preceding the related Distribution Date.  Mortgage Loans with Due Dates which are not the first of the month are treated as if the Due Date were the first of the following month.

“Depositor”  Impac Secured Assets Corp., or its successor in interest.

“Depository”:  The Depository Trust Company, or any successor Depository hereafter named.  The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

“Depository Participant”:  A broker, dealer, bank or other financial institutions or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Derivative Account”:  As defined in Section 4.09(i).

“Derivative Contract”:  Any of the Cap Contracts or Interest Rate Swap Agreement, as applicable.

“Derivative Termination Payment”:  Any termination payment due under a Derivative Contract upon the early termination of such Derivative Contract.

“Determination Date”:  With respect to any Distribution Date, the 15th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, on the immediately preceding Business Day.

“Disqualified Organization”:  Any organization defined as a “disqualified organization” under Section 860E(e)(5) of the Code, which includes any of the following:  (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause REMIC 1, REMIC 2 or REMIC 3 or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Date”:  The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in May 2007.

“Distribution Report”:  The Asset-Backed Issuer Distribution Report pursuant to Section 13 or 15(d) of the Exchange Act.

“Due Date”:  With respect to each Mortgage Loan, the first day of the month of the related Distribution Date.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”:  Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor's and P-1 by Moody's at the time of any deposit therein or if such account is maintained with PNC Bank, National Association, rated no less than A-1 by Standard & Poor’s and no less than P-1 by Moody’s or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (ii)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Certificate Account, Insurance Account or Custodial Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Custodial Account or the Certificate Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies).  Eligible Accounts may bear interest.

“Estimated Swap Termination Payment”:  As defined in the Interest Rate Swap Agreement.

“Event of Default”:  One or more of the events described in Section 7.01.

“Excess Proceeds”:  As defined in Section 3.22.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extra Principal Distribution Amount”:  With respect to any Distribution Date, the lesser of (x) the Overcollateralization Deficiency Amount for such Distribution Date and (y) the sum of (1) the Net Monthly Excess Cashflow Amount for such Distribution Date and (2) amounts available from the Supplemental Interest Trust to pay principal as provided in Section 4.01(f)(iii) hereof.

“Fannie Mae”:  Fannie Mae (formerly, Federal National Mortgage Association) or any successor thereto.

“FDIC”:  Federal Deposit Insurance Corporation or any successor.

“Final Scheduled Distribution Date”:  The Distribution Date occurring in September 2037.

“Freddie Mac”:  Federal Home Loan Mortgage Corporation or any successor.

“Gross Margin”:  With respect to any Mortgage Loan, the percentage set forth as the “Gross Margin” for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time in accordance with the terms of this Agreement.

“Index”:  With respect to any Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

“Initial Certificate Principal Balance”:  With respect to each Class of Regular Certificates, the Initial Certificate Principal Balance of such Class of Certificates as set forth in the Preliminary Statement hereto, or with respect to any single Certificate, the Initial Certificate Principal Balance as stated on the face thereof.

“Initial Interest Coverage Deposit”:  $898,160.00.

“Initial Mortgage Loans“:  Any of the Mortgage Loans included in the Trust Fund as of the Closing Date as indicated on the Mortgage Loan Schedule attached hereto.

“Initial Notional Amount”:  With respect to the Class C Certificates, an amount equal to the Notional Balance of the Class C Certificates, or with respect to any single Certificate, the Initial Notional Amount as stated on the face thereof.

“Insurance Account”:  The segregated, non-interest bearing trust account created and maintained pursuant to Section 4.12(ii) of this Agreement. The Insurance Account shall be an Eligible Account.

“Insurance Agreement”:  The Insurance and Indemnity Agreement, dated as of April 30, 2007, among the Certificate Insurer, the Depositor, the Sponsor, the Master Servicer, the Trustee and Impac Mortgage Holdings, Inc., in regard to the Class AM Certificates, as such agreement may be amended, modified or supplemented from time to time.

“Insurance Policy”:  With respect to any Mortgage Loan, any insurance policy (including a PMI Insurer Policy) which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

“Insurance Proceeds”:  Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Hazard Insurance Policy, any title insurance policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

“Insured Amounts”:  Shall mean (1) with respect to any Distribution Date, any Deficiency Amount plus any Preference Amount and (2) with respect to the Final Scheduled Distribution Date, the Deficiency Amount for the Final Scheduled Distribution Date.

“Insurer Default”:  An insurer default will occur in the event the Certificate Insurer fails to make a payment under the Certificate Guaranty Insurance Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

“Interest Coverage Account”:  A trust account that the Trustee will establish for the benefit of the Certificateholders.

“Interest Coverage Distribution Amount:  With respect to each Distribution Date, an amount equal to (x) the weighted average of the Net Mortgage Rates on the then outstanding Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, weighted based on the Stated Principal Balances of such Mortgage Loans as of the beginning of the related Due Period, multiplied by (y) the sum of (A) the remaining Pre-Funded Amount outstanding as of the beginning of the related Due Period and (B) the aggregate Stated Principal Balance of the Subsequent Mortgage Loans transferred to the Trust during the related Due Period that do not have a Subsequent Cut-off Date prior to the beginning of the related Due Period, divided by (z) 12.

“Interest Rate Swap Agreement”:  An interest rate swap agreement, dated as of April 30, 2007, between the Supplemental Interest Trust, by Deutsche Bank National Trust Company, as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, and the Swap Provider for the benefit of the Class A, Class M and Class B Certificates, together with any schedules, confirmations or other agreements relating thereto, a form of which is attached hereto as Exhibit M.

“Interest Remittance Amount”:  With respect to any Distribution Date,  that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced with respect to the Mortgage Loans or amounts received from the Interest Coverage Account.

“Late Collections”:  With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but Delinquent for a previous Due Period and not previously recovered.

“LIBOR”:  With respect to any Distribution Date and the Pass-Through Rates on the Class A Certificates and Subordinate Certificates, the arithmetic mean of the London interbank offered rate quotations of reference banks (which will be selected by the Trustee after consultation with the Master Servicer) for one-month U.S. dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

“LIBOR Business Day”:  Any day other than (i) Saturday or Sunday or (ii) a day on which banking institutions in the city of London, England and New York City are required or authorized by law to be closed.

“LIBOR Rate Adjustment Date”:  With respect to each Distribution Date, the second LIBOR Business Day immediately preceding the commencement of the related Accrual Period.

“Liquidated Mortgage Loan”:  As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Proceeds”:  Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received in respect of any REO Property.

“Loan-to-Value Ratio”:  As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Collateral Value of the related Mortgaged Property.

“Lost Note Affidavit”:  With respect to any Mortgage Note, an original lost note affidavit from the Sponsor stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note.

“Majority Class C Certificateholder”:  The holder of a 50.01% or greater Percentage Interest of the Class C Certificates.

“Marker Rate”:  With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for each REMIC 2 Regular Interest for which a Class A, Class M or Class B Certificate is the Corresponding Certificate and REMIC 2 Regular Interest ZZ, with the rate on each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interests AM and ZZ) subject to a cap equal to the lesser of (i) the Pass-Through Rate for the Corresponding Certificate determined without regard to the Net WAC Rate for such Distribution Date, and (ii) the Net WAC Rate for the REMIC 3 Regular Interest the ownership of which is represented by the Corresponding Certificate for such Distribution Date for the purpose of this calculation, with the rate on REMIC 2 Regular Interest AM subject to a cap equal to the lesser of (i) the Pass-Through Rate for the Corresponding Certificate determined without regard to the Net WAC Rate for such Distribution Date, and (ii) the Net WAC Rate for the REMIC 3 Regular Interest the ownership of which is represented by the Corresponding Certificate, in each case plus the Policy Premium Rate, for such Distribution Date for the purpose of this calculation, and with the rate on REMIC 2 Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each such REMIC 3 Regular Interest (other than REMIC 3 Regular Interest ZZ) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

“Master Servicer”:  Impac Funding Corporation, or any successor master servicer appointed as herein provided.

“Master Servicer Prepayment Charge Payment Amount”:  The amounts payable by the Master Servicer in respect of any waived Prepayment Charges pursuant to Section 3.01, and any amount paid to the Trust Fund by any Person to remedy any breach of any representation, warranty or covenant made with respect to the Prepayment Charges to the extent the Trust Fund, as assignee, is the beneficiary of such representation, warranty or covenant.

“Master Servicing Fees” :  With respect to each Mortgage Loan, an amount, payable out of any payment of interest on the Mortgage Loan, equal to interest at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the calendar month preceding the month in which the payment of the Master Servicing Fee is due (alternatively, in the event such payment of interest accompanies a Principal Prepayment in part or in full made by the Mortgagor, interest for the number of days covered by such payment of interest).  The Master Servicing Fee consists of servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

“Master Servicing Fee Rate”:  With respect to each Mortgage Loan, the per annum rate of 0.030%.

“Maximum Uncertificated Accrued Interest Deferral Amount”:  With respect to any Distribution Date, the excess of (i) the sum of (x) the accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest ZZ minus the REMIC 2 Overcollateralized Amount, in each case for such Distribution Date and (y) 1.00% of the accrued interest on REMIC 2 Regular Interest P at the applicable Uncertificated REMIC 2 Pass-Through Rate for such Distribution Date, over (ii) the aggregate amount of Uncertificated Accrued Interest for such Distribution Date on the REMIC 2 Regular Interests for which the Class A, Class B and Class M Certificates are the Corresponding Certificates, with the rate on each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest AM) subject to a cap equal to the lesser of (1) the Pass-Through Rate for the Corresponding Certificate determined without regard to the Net WAC Rate for such Distribution Date, and (2) the Net WAC Rate for the REMIC 3 Regular Interest the ownership of which is represented by the Corresponding Certificate for such Distribution Date for the purpose of this calculation, and with the rate on REMIC 2 Regular Interest AM subject to a cap equal to the lesser of (i) the Pass-Through Rate for the Corresponding Certificate determined without regard to the Net WAC Rate for such Distribution Date, and (ii) the Net WAC Rate for the REMIC 3 Regular Interest the ownership of which is represented by the Corresponding Certificate, in each case plus the Policy Premium Rate, for such Distribution Date for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each such REMIC 2 Regular Interest shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”:  The system of recording transfers of Mortgages electronically maintained by MERS.

“MIN”:  The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“MOM Loan”:  With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Interest Distributable Amount”:  For any Distribution Date and each Class of Class A, Class M, Class B and Class C Certificates and Class IO Interest, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balances or Notional Balances or Uncertificated Notional Amounts of such Certificates or interests immediately prior to such Distribution Date, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Sub-Servicer or Master Servicer and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such Class of Certificates or interests as set forth in Section 1.03). The Monthly Interest Distributable Amount on the Class A, Class M and Class B Certificates will be calculated on the basis of the actual number of days in the related Accrual Period and a 360 day-year.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note as originally executed (after adjustment, if any, for Deficient Valuations occurring prior to such Due Date, and after any adjustment by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

“Moody's”:  Moody's Investors Service, Inc., or its successor in interest.

“Mortgage”:  The mortgage, deed of trust or any other instrument securing the Mortgage Loan.

“Mortgage File”:  The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement and the Custodial Agreement; provided, that whenever the term “Mortgage File” is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such additional documents required to be added unless they are actually so added.

“Mortgage Loan”:  Each of the mortgage loans, transferred and assigned to the Trustee pursuant to Section 2.01, 2.04, 2.06 or 2.07 and from time to time held in the Trust Fund (including any Qualified Substitute Mortgage Loans), the mortgage loans so transferred, assigned and held being identified in the Mortgage Loan Schedule.  As used herein, the term “Mortgage Loan” includes the related Mortgage Note and Mortgage.

“Mortgage Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement dated as of April 30, 2007, among Impac Funding Corporation, as sponsor, Impac Mortgage Holdings, Inc. and the Depositor, as purchaser, and all amendments thereof and supplements thereto.

“Mortgage Loan Schedule”:  As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund.  The schedule of Mortgage Loans with accompanying information transferred on the Closing Date or Subsequent Transfer Date to the Trustee as part of the Trust Fund for the Certificates, attached hereto as Exhibit H, which list shall set forth the following information with respect to each Mortgage Loan:

(i)	[reserved];

(ii)	the city, state and zip code of the Mortgaged Property;

(iii)	the original term to maturity;

(iv)	the original principal balance and the original Mortgage Rate;

(v)	the first payment date;

(vi)	[reserved];

(vii)	the type of Mortgaged Property;

(viii)	the Monthly Payment in effect as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

(ix)	the principal balance as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

(x)	the Mortgage Rate as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

(xi)	the occupancy status;

(xii)	the purpose of the Mortgage Loan;

(xiii)	the Collateral Value of the Mortgaged Property;

(xiv)	the remaining term to maturity;

(xv)	the paid-through date of the Mortgage Loan;

(xvi)	the Master Servicing Fee Rate;

(xvii)	the Sub-Servicing Fee Rate;

(xviii)	the Net Mortgage Rate for the Mortgage Loan;

(xix)	whether such Mortgage Loan is a PMI Mortgage Loan and, if so, the related PMI Insurer Fee Rate;

(xx)	whether the Mortgage Loan is covered by a private mortgage insurance policy or an original certificate of private mortgage insurance;

(xxi)	the documentation type;

(xxii)	the type and term of the related Prepayment Charge, if any;

(xxiii)	the Index and the Gross Margin; and

(xxiv)	the Adjustment Date frequency and Distribution Date frequency.

The Mortgage Loan Schedule may be in the form of more than one schedule, collectively setting forth all of the information required.

“Mortgage Note”:  The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Rate”:  With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in the absence of default, as adjusted from time to time in accordance with the provisions of the Mortgage Note.

“Mortgaged Property”:  The underlying property securing a Mortgage Loan.

“Mortgagor”:  The obligor or obligors on a Mortgage Note.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Master Servicing Fees, Sub-Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Monthly Excess Cashflow”:  With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Interest Remittance Amount for such Distribution Date over (y) the aggregate Monthly Interest Distributable Amount for the Class A, Class M and Class B Certificates for such Distribution Date and any Unpaid Interest Shortfall Amount payable to the Class A Certificateholder for such Distribution Date.

“Net Mortgage Rate”:  With respect to each Mortgage Loan Due Date, the then applicable Mortgage Rate thereon minus the sum of (1) the Master Servicing Fee Rate, (2) the Subservicing Fee Rate, (3) the Trustee Fee and (4) the related PMI Insurer Fee Rate, if such Mortgage Loan is a PMI Mortgage Loan.

“Net Prepayment Interest Shortfall”:  With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Net Swap Payment”:  With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Interest Rate Swap Agreement by either the Swap Provider or the Supplemental Interest Trust, which net payment shall not take into account any Swap Termination Payment.

“Net WAC Rate”:  With respect to the Class A, Class M and Class B Certificates and any Distribution Date, a per annum rate equal to the excess, if any, of (A) the weighted average of (x) a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs and (y) the amount of interest withdrawn from the Interest Coverage Account with respect to that distribution date expressed as a per annum rate based on the amount on deposit in the Pre-Funding Account, in the case of (x), weighted on the basis of the aggregate Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period, and in the case of (y), weighted on the basis of the Pre-Funded Amount as of the beginning of the related Due Period, over (B) the sum of (I) the sum of (1) a per annum rate equal to the Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs plus the Pre-Funded Amount for such Distribution Date, multiplied by 12, and (2) a per annum rate equal to any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs plus the Pre-Funded Amount for such Distribution Date, multiplied by 12, and (II) in the case of the Class AM Certificates only, the Policy Premium Rate.  The Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. With respect to any Distribution Date and the REMIC 3 Regular Interests the ownership of which is represented by the Class A, Class M and Class B Certificates, a per annum rate equal to the weighted average (adjusted for the actual number of days elapsed in the related Accrual Period) of the Uncertificated REMIC 2 Pass-Through Rates on the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest IO), weighted on the basis of the Uncertificated Principal Balances of each such REMIC 2 Regular Interest immediately prior to such Distribution Date, minus, in the case of the REMIC 3 Regular Interests the ownership of which is represented by the Class AM Certificates, the Policy Premium Rate.

“Net WAC Shortfall Amount”:  With respect to any Distribution Date, the sum of (i) if the Pass-Through Rate for any of the Class A, Class M and Class B Certificates is limited to the Net WAC Rate, the excess, if any, of (a) the amount of interest such Class A, Class M and Class B Certificates would have been entitled to receive on such Distribution Date if such Net WAC Rate would not have been applicable to such Certificates, over (b) the amount of interest accrued on such Certificates at such Net WAC Rate, and (ii) the Net WAC Shortfall Amount from the prior Distribution Date not previously distributed together with interest thereon at the related Pass-Through Rate for the most recently ended Accrual Period.

“Net WAC Shortfall Reserve Fund”:  A reserve fund established by the Trustee for the benefit of the Holders of the Class A, Class M, Class B and Class C Certificates, and funded on the Closing Date by or on behalf of the Depositor with an amount equal to the Net WAC Shortfall Reserve Fund Deposit.  The Net WAC Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury regulation Section 1.860G-2(h), which is not an asset of any REMIC, the ownership of which is evidenced by the Class C Certificates and which is established and maintained pursuant to Section 4.08.

“Net WAC Shortfall Reserve Fund Deposit”:  With respect to the Net WAC Shortfall Reserve Fund, an amount equal to $5,000, which the Depositor shall fund initially pursuant to Section 4.08 hereof.

“Nonrecoverable Advance”:  Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the reasonable good faith judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds.  The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Depositor and the Trustee.

“Non-United States Person”:  Any Person other than a United States Person.

“Notional Balance”:  With respect to the Class C Certificates and any Distribution Date, an amount equal to the Stated Principal Balance of the Mortgage Loans as of the related Due Date, minus the Certificate Principal Balance of the Class P Certificates. For federal income tax purposes, the Notional Balance of the Class C Certificates for any Distribution Date shall be an amount equal to the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests, other than REMIC 2 Regular Interest P, for such Distribution Date.

“Officers’ Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Sponsor, the Master Servicer or of any Sub-Servicer and delivered to the Depositor and Trustee.

“One Month LIBOR”:  The London interbank offered rate for one-month United States dollar deposits, determined as described in Section 1.02 of this Agreement.

“Opinion of Counsel”:  A written opinion of counsel, who may be counsel for the Depositor, the Sponsor, or the Master Servicer, reasonably acceptable to the Trustee; except that any opinion of counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) the qualification of REMIC 1, REMIC 2, or REMIC 3 as REMICs, (c) compliance with the REMIC Provisions or (d) resignation of the Master Servicer pursuant to Section 6.04 must be an opinion of counsel who (i) is in fact independent of the Depositor and the Master Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or in an affiliate of either and (iii) is not connected with the Depositor or the Master Servicer as an officer, employee, director or person performing similar functions.

“Optional Termination Date”:  The first Distribution Date on which the Master Servicer may opt to terminate the Trust Fund pursuant to Section 9.01.

“Original Pre-Funded Amount”:  $76,114,326.34.

“OTS”:  Office of Thrift Supervision or any successor.

“Outstanding Mortgage Loan”:  As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased prior to such Due Date pursuant to Sections 2.02, 2.04 or 3.14.

“Overcollateralization Deficiency Amount”:  With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

“Overcollateralization Floor”:  With respect to any Distribution Date, 0.50% of the Cut-off Date Balance.

“Overcollateralization Release Amount”:  With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Overcollateralization Target Amount”:  With respect to any Distribution Date prior to the Stepdown Date, 0.95% of the Cut-off Date Balance.  With respect to any Distribution Date on or after the Stepdown Date, the greater of (x) 1.90% of the aggregate Stated Principal Balance of the Mortgage Loans and (y) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount on the prior Distribution Date.

“Overcollateralized Amount”:  For any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the Mortgage Loans during the related Prepayment Period) plus the Pre-Funded Amount for such Distribution Date, exceeds (ii) the aggregate Certificate Principal Balance of the Class A, Class M, Class B and Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”:  With respect to any Distribution Date and the Class A, Class M and Class B Certificates, the least of (x) One-Month LIBOR plus the related Certificate Margin, (y) 11.50% and (z) the Net WAC Rate.

With respect to the Class C Certificates and any Distribution Date, the sum of (x) a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC 2 Regular Interest (other than REMIC 2 Regular Interests IO and P) equal to the product of (a) the excess, if any, of the Uncertificated REMIC 2 Pass-Through Rate for such REMIC 2 Regular Interest over the Marker Rate and (b) a notional amount equal to the Uncertificated Principal Balance of such REMIC 2 Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC 2 Regular Interests, and (y) 100% of the interest distributable in respect of REMIC 2 Regular Interest P.

With respect to each of the Class P Certificates and any Distribution Date, 0.00% per annum.

With respect to the Class IO Interest and any Distribution Date, 100% of the amounts distributable to REMIC 2 Regular Interest IO for such Distribution Date.

“Percentage Interest”:  With respect to any Regular Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class.  With respect to any Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

“Permitted Investment”:  One or more of the following:

(i)             obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)            repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available, provided, however, that such repurchase agreements are treated as financings under generally accepted accounting principles (“GAAP”);

(iii)           federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv)           commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v)            a money market fund or a qualified investment fund rated by Moody's in its highest long-term ratings available or rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Deutsche Bank National Trust Company or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi)           other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

To the extent that the Trustee receives any materials in connection with the holding of any Permitted Investment which require the holder to vote, the Trustee shall not exercise its voting rights.

Permitted Investments shall not be sold prior to maturity, except that a money market fund or qualified investment fund may be liquidated at any time.

“Permitted Transferee”:  Any transferee of a Residual Certificate other than a Disqualified Organization, a Non-United States Person or an “electing large partnership” (as defined in Section 775 of the Code).

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PMI Insurer”:  Any provider of primary mortgage insurance under a PMI Insurer Policy.

“PMI Insurer Fee Rate”:  With respect to each PMI Mortgage Loan, the per annum rate payable to the applicable PMI Insurer under the related PMI Insurer Policy.

“PMI Insurer Policy”:  The lender-paid primary mortgage insurance policy issued by the PMI Insurer in accordance with a letter between the Sponsor and any PMI Insurer.

“PMI Mortgage Loan”:  Any mortgage loan covered by the PMI Insurer Policy.

“Policy Premium”:  The premium set forth in the Certificate Guaranty Insurance Policy.

“Policy Premium Rate”:  The rate per annum set forth in the Insurance Agreement.

“Pre-Funded Amount”:  The amount on deposit in the Pre-Funding Account on any date of determination.

“Pre-Funding Account”:  An account established by the Trustee for the benefit of the Certificateholders and funded on the Closing Date by the Depositor with the Original Pre-Funded Amount.

“Pre-Funding Period”:  The period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to less than $50,000 or (ii) June 29, 2007.

“Preference Amount”:  Any amount previously distributed to a Class AM Certificateholder by or on behalf of the Trust Estate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

“Prepayment Assumption”:  As defined in the Prospectus Supplement.

“Prepayment Charge”:  With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

“Prepayment Interest Excess”:  With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of the Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

“Prepayment Interest Shortfall”:  As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month’s interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month’s interest at the Net Mortgage Rate on the amount of such Curtailment.

“Prepayment Period”:  With respect to any Distribution Date, the period between the 16th of the month prior to such Distribution Date and the 15th of the current month, except the initial Prepayment Period will run from April 1, 2007 through May 15, 2007.

“Primary Hazard Insurance Policy”:  Each primary hazard insurance policy required to be maintained pursuant to Section 3.13.

“Primary Insurance Policy”:  Any primary policy of mortgage guaranty insurance including the PMI Insurer Policy, or any replacement policy therefor.

“Principal Distribution Amount”:  With respect to any Distribution Date, an amount equal to the sum of the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

“Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Principal Prepayment in Full”:  Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

“Principal Remittance Amount”:  With respect to any Distribution Date, the sum of the following from the Available Distribution Amount:  (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments of the Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds, REO Proceeds, Insurance Proceeds, and Subsequent Recoveries received during the related Prepayment Period, (iv) the principal portion of proceeds of Mortgage Loan purchases made pursuant to Section 2.02, 2.04, 3.14 or 3.27, in each case received or made during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Custodial Account during the related Prepayment Period, (vi) any amount attributable to the Pre-Funded Amount received at the end of the Pre-Funding Period and (vii) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 9.01, the principal portion of the termination price received from the Master Servicer in connection with a termination of the Trust Fund to occur on such Distribution Date.

“Prospectus Supplement”:  That certain Prospectus Supplement dated April 27, 2007 relating to the public offering of the Class A Certificates and Class M Certificates.

“Purchase Price”:  With respect to any Mortgage Loan (or REO Property) required to be purchased pursuant to Section 2.02, 2.04, 3.14 or 3.27, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof, (ii) unpaid accrued interest (or REO Imputed Interest) at the applicable Net Mortgage Rate on the Stated Principal Balance thereof outstanding during each Due Period that such interest was not paid or advanced, from the date through which interest was last paid by the Mortgagor or advanced and distributed to Certificateholders together with unpaid Master Servicing Fees, Sub-Servicing Fees and, if such Mortgage Loan is a PMI Mortgage Loan, fees due the PMI Insurer at the PMI Insurer Fee Rate, from the date through which interest was last paid by the Mortgagor, in each case to the first day of the month in which such Purchase Price is to be distributed, (iii) the aggregate of all Advances and Servicing Advances made in respect thereof that were not previously reimbursed and (iv) costs and damages incurred by the Trust Fund in connection with a repurchase pursuant to Section 2.04 hereof that arises out of a violation of any anti-predatory lending law which also constitutes an actual breach of representations (xii), (xxxiii), (xxxv), (xxxviii), (xxxix) or (xliii) of Section 3.1(b) of the Mortgage Loan Purchase Agreement.

“Qualified Insurer”:  Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

“Qualified Substitute Mortgage Loan”:  A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers’ Certificate of the Sponsor delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid to the Master Servicer for deposit in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.04 hereof; and, (vi) comply with each non-statistical representation and warranty set forth in the Mortgage Loan Purchase Agreement.

“Rating Agency”:  Standard & Poor's or Moody's and each of their successors.  If such agencies and their successors are no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer.  References herein to the two highest long term debt rating of a Rating Agency shall mean “AA” or better in the case of Standard & Poor's and “Aa2” or better in the case of Moody's and references herein to the highest short-term debt rating of a Rating Agency shall mean “A-1+” in the case of Standard & Poor's and “P-1” in the case of Moody's, and in the case of any other Rating Agency such references shall mean such rating categories without regard to any plus or minus.

“Realized Loss”:  With respect to each Mortgage Loan or REO Property as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the date of the Cash Liquidation or REO Disposition on the Stated Principal Balance of such Mortgage Loan outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation or REO Disposition occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Sub-Servicer with respect to Advances or Servicing Advances not previously reimbursed.  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Record Date”:  With respect to each Distribution Date and the Class A, Class M and Class B Certificates, so long as such Certificates are Book-Entry Certificates, the Business Day prior to such Distribution Date.  With respect to any Class A, Class M and Class B Certificates which are not Book-Entry Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

“Regular Certificate”:  Any of the Certificates other than the Class R Certificates.

“Regulation AB”:  Subpart 229,1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relief Act”:  The Servicemembers Relief Act, as amended, and similar legislation or regulations.

“Relief Act Interest Shortfall”:  With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”:  The segregated pool of assets subject hereto (exclusive of any Net WAC Shortfall Reserve Fund, any Master Servicer Prepayment Charge Payment Amounts, the Pre-Funding Account, the Interest Coverage Account, the Class M Interest Reserve Fund and, for the avoidance of doubt, any Supplemental Interest Trust, the Derivative Account, the Cap Contracts, the Collateral Account and the Interest Rate Swap Agreement) with respect to which a REMIC election is to be made, conveyed in trust to the Trustee, for the benefit of the holders of the REMIC 1 Regular Interests and the Holders of the Class R Certificates (in respect of the Class R-1 Interest), consisting of:  (i) each Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer, which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of any late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to Section 2.01; (ii) such funds or assets as from time to time are deposited in the Custodial Account or the Certificate Account and belonging to the Trust Fund; (iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, the Primary Insurance Policies, if any, and all other Insurance Policies with respect to such Mortgage Loans; and (v) the Depositor’s interest in respect of the representations and warranties made by the Sponsor in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.04 hereof.

“REMIC 1 Regular Interest”:  Any of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC 1 Regular Interests are set forth in the Preliminary Statement hereto.  The REMIC 1 Regular Interests consist of REMIC 1 Regular Interests 1-1-A through REMIC 1 Regular Interest 1-60-B, REMIC 1 Regular Interest OC and REMIC 1 Regular Interest P, each as designated in the Preliminary Statement hereto.

“REMIC 2”:  The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the holders of the REMIC 2 Regular Interests and the Holders of the Class R Certificates (in respect of the Class R-2 Interest), pursuant to Article II hereunder, with respect to which a separate REMIC election is to be made.

“REMIC 2 Interest Loss Allocation Amount”:  With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Period) equal to (a) the sum of (x) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and the REO Properties then outstanding, minus the Certificate Principal Balance of the Class P Certificates, and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest AA minus the Marker Rate, and (y) the accrued interest on REMIC 2 Regular Interest P, divided by (b) 12.

“REMIC 2 Overcollateralized Amount”:  With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests, other than REMIC 2 Regular Interest P, minus (ii) the aggregate Uncertificated Principal Balance of each REMIC 2 Regular Interest for which a Class A, Class M or Class B Certificate is a Corresponding Certificate, in each case, as of such date of determination.

“REMIC 2 Overcollateralization Target Amount”:  1.00% of the Overcollateralization Target Amount.

“REMIC 2 Principal Loss Allocation Amount”:  With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and the REO Properties then outstanding, minus the Certificate Principal Balance of the Class P Certificates, and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of each REMIC 2 Regular Interest for which a Class A, Class M or Class B Certificate is a Corresponding Certificate and the denominator of which is the aggregate Uncertificated Principal Balance of each REMIC 2 Regular Interest for which a Class A, Class M or Class B Certificate is a Corresponding Certificate and REMIC 2 Regular Interest ZZ.

“REMIC 2 Regular Interest”:  Any of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and (except for the REMIC 2 Regular Interests IO) shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC 2 Regular Interests are set forth in the Preliminary Statement hereto.

“REMIC 3”:  The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the holders of the Regular 3 Regular Interests and the Holders of the Class R Certificates (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 3 Regular Interest”:  The Class IO Interest or any Regular Interest in REMIC 3 the ownership of which is represented by any of the Regular Certificates.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interest”:  A REMIC 1 Regular Interest or REMIC 2 Regular Interest.

“Remittance Report”:  A report prepared by the Master Servicer providing the information set forth in Exhibit E attached hereto.

“REO Acquisition”:  The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.15.

“REO Disposition”:  The receipt by the Master Servicer of Insurance Proceeds, Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

“REO Imputed Interest”:  As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

“REO Proceeds”:  Proceeds, net of directly related expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property and of any REO Disposition), which proceeds are required to be deposited into the Custodial Account as and when received.

“REO Property”:  A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

“Request for Release”:  A release signed by a Servicing Officer, in the form of Exhibits F-1 or F-2 attached hereto.

“Residual Certificate”:  Any of the Class R Certificates.

“Residual Interest”:  The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”:  When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

“Schedule”:  The ISDA schedule, dated as of April 30, 2007, between the Supplemental Interest Trust Trustee and the Swap Provider.

“Servicing Account”:  The account or accounts created and maintained pursuant to Section 3.09.

“Servicing Advances”:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Master Servicer or any Sub-Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, including reasonable fees paid to any independent contractor in connection therewith, and (iv) compliance with the obligations under the fourth paragraph of Section 3.01, Section 3.09 and Section 3.13 (other than any deductible described in the last paragraph thereof).

“Servicing Criteria”:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by Sponsor, the Master Servicer and the applicable Sub-Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit N.

“Servicing Guide” :  The Impac Funding Corporation Servicing Guide attached hereto as Exhibit K.

“Servicing Officer”:  Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

“Single Certificate”:  A Regular Certificate of any Class (other than a Class P Certificate) evidencing an Initial Certificate Principal Balance of $1,000, or, in the case of a Class P Certificate, a Certificate of such Class evidencing an Initial Certificate Principal Balance of $100.

“Sponsor”:  Impac Funding Corporation, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

“Standard & Poor’s”:  Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor in interest.

“Startup Day”:  The day designated as such pursuant to Article X hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan or related REO Property at any given time, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan), after application of principal payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.15 with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 4.01 on any previous Distribution Date, and (c) any Realized Loss with respect thereto allocated pursuant to Section 4.05 for any previous Distribution Date.

“Step-Up Date”:  The Distribution Date immediately following the first Distribution Date in which the aggregate unpaid principal balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the Trust has been reduced to less than or equal to 10% of the Cut-off Date Balance.

“Stepdown Date”:  The earlier of (i) the first Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in May 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (calculated for this purpose only, prior to any distribution of the Principal Distribution Amount to the holders of the Certificates) is less than or equal to approximately 86.50% of the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

“Stepdown Target Subordination Percentage”:  For each class of Subordinate Certificates, the respective percentages indicated in the following table:

Stepdown Target Subordination Percentage
Class M-1	11.00%
Class M-2	8.70%
Class M-3	7.40%
Class M-4	6.30%
Class M-5	5.30%
Class M-6	4.40%
Class M-7	3.60%
Class M-8	2.90%
Class B	1.90%

“Subordinate Certificates”:  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates.

“Subordinate Class Principal Distribution Amount”:  For any class of Subordinate Certificates and any Distribution Date, the excess of (1) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for such Distribution Date), (b) the aggregate Certificate Principal Balance of any class(es) of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for such senior class(es) of Certificates for such Distribution Date) and (c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to such Distribution Date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date minus the Overcollateralization Floor; provided, however, that if such class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

“Subsequent Cut-off Date”:  With respect to any Subsequent Mortgage Loan, the date, as designated by the Depositor, that is the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such subsequent Mortgage Loan.

“Subsequent Mortgage Loan”:  A Mortgage Loan sold by the Depositor to the Trust pursuant to Section 2.07 of this Agreement, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

“Subsequent Mortgage Loan Purchase Agreement”: Any Mortgage Loan Purchase Agreement dated as of the Subsequent Cut-off Date, among Impac Funding Corporation, as seller, Impac Mortgage Holdings, Inc., as guarantor, and the Depositor as purchaser, and all amendments thereof and supplements thereto.

“Subsequent Recoveries”:  Any Liquidation Proceeds (net of amounts owed to the Master Servicer or any Sub-Servicer with respect to the related Mortgage Loan) received after the final liquidation of a Mortgage Loan. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described in Section 4.01 of this Agreement. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Class A, Class M and Class B Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Class A, Class M and Class B Certificates will be increased by the same amount. Thereafter, such class or classes of Class A, Class M and Class B Certificates will accrue interest on the increased Certificate Principal Balance.

“Subsequent Transfer Date”:  With respect to any Subsequent Mortgage Loan, the applicable date upon which such mortgage loan was purchased from the Sponsor with amounts on deposit in the Pre-Funding Account or other date as designated by the Sponsor.

“Subsequent Transfer Instrument”:  With respect to the Subsequent Mortgage Loans, the Subsequent Transfer Instrument, dated as of the applicable Subsequent Transfer Date, between the Depositor and the Trustee, or such other instrument as agreed upon by the Depositor and the Trustee, a form of which is attached hereto as Exhibit S.

“Sub-Servicer”:  Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

“Sub-Servicer Remittance Date”:  With respect to any Mortgage Loan subserviced by Countrywide, the 21st day of each month, or if such day is not a Business Day, the immediately preceding Business Day.

“Sub-Servicing Account”:  An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

“Sub-Servicing Agreement”:  The written contract between the Master Servicer and a Sub-Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

“Sub-Servicing Fees”:  With respect to each Mortgage Loan, accrued interest at the Sub-Servicing Fee Rate with respect to the Mortgage Loan on the same principal balance on which interest on the Mortgage Loan accrues for the calendar month. The Sub-Servicing Fees consist of subservicing and other related compensation payable to the related Sub-Servicer or to the Master Servicer if the Master Servicer is directly servicing the loan.

“Sub-Servicing Fee Rate”:  On each adjustable rate Mortgage Loan, a rate equal to 0.375% per annum.  On each fixed rate first lien Mortgage Loan, a rate equal to 0.250% per annum. On each fixed rate second lien Mortgage Loan, a rate equal to 0.500% per annum.

“Substitution Adjustment”:  As defined in Section 2.04 hereof.

“Supplemental Interest Trust”:  The corpus of a trust created pursuant to Section 4.09 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Interest Rate Swap Agreement, the Cap Contracts, the Class IO Interest, the Collateral Account and the Derivative Account.  For the avoidance of doubt, the Supplemental Interest Trust does not constitute a part of the Trust Fund.

“Supplemental Interest Trust Trustee”:  Deutsche Bank National Trust Company, or its successor in interest, or any successor trustee appointed as herein provided.

“Swap LIBOR”:  LIBOR as determined pursuant to each Interest Rate Swap Agreement.

“Swap Optional Termination Payment”:  As defined in Section 9.01(b) hereof.

“Swap Provider”:  The swap provider under the Interest Rate Swap Agreement, and any successor in interest or assign.  Initially, the Swap Provider shall be Lehman Brothers Special Financing Inc.

“Swap Provider Trigger Event”:  With respect to any Distribution Date, (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party, (ii) a Termination Event under the related Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”:  Upon the designation of an “Early Termination Date” as defined in the Interest Rate Swap Agreement, the payment to be made by the Supplemental Interest Trust to the Swap Provider or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Interest Rate Swap Agreement.

“Tax Matters Person”:  The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The Holder of the greatest Percentage Interest in a class of Residual Interests in a REMIC shall be the Tax Matters Person for the related REMIC. The Trustee, or any successor thereto or assignee thereof, shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

“Tax Returns”:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC 1, REMIC 2 and REMIC 3 due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Transfer”:  Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

“Transferee Affidavit and Agreement”:  As defined in Section 5.02(e)(i)(B).

“Transferor”:  Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Transferor Affidavit”:  As defined in Section 5.02(e)(i)(B).

“Trigger Event”:  A Trigger Event is in effect with respect to any Distribution Date with respect to the Mortgage Loans if:

(1)            the average three-month rolling percentage obtained by dividing (x) Aggregate Stated Principal Balance of Mortgage Loans that are 60 or more days delinquent (including for this purpose any such Mortgage Loans in foreclosure, Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the trust, and Mortgage Loans discharged due to bankruptcy) by (y) the Aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 42.00% multiplied by the Credit Enhancement Percentage; or

(2)            the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such Distribution Date divided by the Cut-off Date Balance of the mortgage loans exceeds (i) 0.25% with respect to the Distribution Date occurring in May 2009, plus an additional 1/12th of 0.45% for each month thereafter up to and including the Distribution Date in April 2010, (ii) 0.70% with respect to the Distribution Date occurring in May 2010, plus an additional 1/12th of 0.55% for each month thereafter up to and including the Distribution Date in April 2011, (iii) 1.25% with respect to the Distribution Date occurring in May 2011, plus an additional 1/12th of 0.50% for each month thereafter up to and including the Distribution Date in April 2012, (iv) 1.75% with respect to the Distribution Date occurring in May 2012, plus an additional 1/12th of 0.30% for each month thereafter up to and including the Distribution Date in April 2013 and (v) 2.05% with respect to the Distribution Date occurring in May 2013 and thereafter

For purposes of the foregoing calculation, a Mortgage Loan is considered “60 days” delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

“Trust Fund”:  REMIC 1, REMIC 2, REMIC 3, the Net WAC Shortfall Reserve Fund, the Pre-Funding Account, the Interest Coverage Account, the Class M Interest Reserve Fund and Master Servicer Prepayment Charge Payment Amounts.

“Trustee”:  Deutsche Bank National Trust Company, or its successor in interest, or any successor trustee appointed as herein provided.

“Trustee Fee”: The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date).

“Trustee Fee Rate”:  0.0025% per annum.

“Uncertificated Accrued Interest”:  With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such REMIC Regular Interest.  In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests as set forth in Section 1.03).

“Uncertificated Notional Balance”:  With respect to REMIC 2 Regular Interest IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC 1 Regular Interests
1	1-1-A through 1-60-A
2	1-2-A through 1-60-A
3	1-3-A through 1-60-A
4	1-4-A through 1-60-A
5	1-5-A through 1-60-A
6	1-6-A through 1-60-A
7	1-7-A through 1-60-A
8	1-8-A through 1-60-A
9	1-9-A through 1-60-A
10	1-10-A through 1-60-A
11	1-11-A through 1-60-A
12	1-12-A through 1-60-A
13	1-13-A through 1-60-A
14	1-14-A through 1-60-A
15	1-15-A through 1-60-A
16	1-16-A through 1-60-A
17	1-17-A through 1-60-A
18	1-18-A through 1-60-A
19	1-19-A through 1-60-A
20	1-20-A through 1-60-A
21	1-21-A through 1-60-A
22	1-22-A through 1-60-A
23	1-23-A through 1-60-A
24	1-24-A through 1-60-A
25	1-25-A through 1-60-A
26	1-26-A through 1-60-A
27	1-27-A through 1-60-A
28	1-28-A through 1-60-A
29	1-29-A through 1-60-A
30	1-30-A through 1-60-A
31	1-31-A through 1-60-A
32	1-32-A through 1-60-A
33	1-33-A through 1-60-A
34	1-34-A through 1-60-A
35	1-35-A through 1-60-A
36	1-36-A through 1-60-A
37	1-37-A through 1-60-A
38	1-38-A through 1-60-A
39	1-39-A through 1-60-A
40	1-40-A through 1-60-A
41	1-41-A through 1-60-A
42	1-42-A through 1-60-A
43	1-43-A through 1-60-A
44	1-44-A through 1-60-A
45	1-45-A through 1-60-A
46	1-46-A through 1-60-A
47	1-47-A through 1-60-A
48	1-48-A through 1-60-A
49	1-49-A through 1-60-A
50	1-50-A through 1-60-A
51	1-51-A through 1-60-A
52	1-52-A through 1-60-A
53	1-53-A through 1-60-A
54	1-54-A through 1-60-A
55	1-55-A through 1-60-A
56	1-56-A through 1-60-A
57	1-57-A through 1-60-A
58	1-58-A through 1-60-A
59	1-59-A through 1-60-A
60	1-60-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC 2 Regular Interest IO.

“Uncertificated Pass-Through Rate”:  The Uncertificated REMIC 1 Pass-Through Rate or Uncertificated REMIC 2 Pass-Through Rate.

“Uncertificated Principal Balance”:  With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination.  As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance.  On each Distribution Date, the Uncertificated Principal Balance of each such REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.04 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05.  The Uncertificated Principal Balance of REMIC 2 Regular Interest ZZ shall be increased by interest deferrals as provided in Section 4.04(b)(ii).  The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

“Uncertificated REMIC 1 Pass-Through Rate”:  With respect to REMIC 1 Regular Interests P and OC and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs.

With respect to each REMIC 1 Regular Interest ending with the designation “A” and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs multiplied by 2, subject to a maximum rate equal to 2 multiplied by the per annum fixed rate set forth in the Interest Rate Swap Agreement to be used in determining the Net Swap Payment under such agreement for such Distribution Date.

With respect to each REMIC 1 Regular Interest ending with the designation “B” and  any Distribution Date, a per annum rate equal to the greater of (x) the excess of (1) 2 multiplied by the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, over (2) 2 multiplied by the per annum fixed rate set forth in the Interest Rate Swap Agreement to be used in determining the Net Swap Payment under such agreement for such Distribution Date, and (y) 0.00%.

“Uncertificated REMIC 2 Pass-Through Rate”:  With respect to each REMIC 2 Regular Interest (other than REMIC 2 Regular Interest IO) and any Distribution Date, a per annum rate equal to the weighted average of (i) the Uncertificated REMIC 1 Pass-Through Rates for the REMIC 1 Regular Interests ending with the designation “B”, REMIC 1 Regular Interest P and REMIC 1 Regular Interest OC for such Distribution Date, and (ii) the rates listed below for the REMIC 1 Regular Interests ending with the designation “A” for such Distribution Date, in each case weighted on the basis of the Uncertificated Principal Balances of each such REMIC 1 Regular Interest for such Distribution Date:

Distribution Date	REMIC 1 Regular Interest	Rate
1	1-1-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
2	1-2-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A	Uncertificated REMIC 1 Pass-Through Rate
3	1-3-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-2-A	Uncertificated REMIC 1 Pass-Through Rate
4	1-4-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-3-A	Uncertificated REMIC 1 Pass-Through Rate
5	1-5-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-4-A	Uncertificated REMIC 1 Pass-Through Rate
6	1-6-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-5-A	Uncertificated REMIC 1 Pass-Through Rate
7	1-7-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-6-A	Uncertificated REMIC 1 Pass-Through Rate
8	1-8-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-7-A	Uncertificated REMIC 1 Pass-Through Rate
9	1-9-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-8-A	Uncertificated REMIC 1 Pass-Through Rate
10	1-10-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-9-A	Uncertificated REMIC 1 Pass-Through Rate
11	1-11-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-10-A	Uncertificated REMIC 1 Pass-Through Rate
12	1-12-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-11-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Rate
13	1-13-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-12-A	Uncertificated REMIC 1 Pass-Through Rate
14	1-14-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-13-A	Uncertificated REMIC 1 Pass-Through Rate
15	1-15-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-14-A	Uncertificated REMIC 1 Pass-Through Rate
16	1-16-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-15-A	Uncertificated REMIC 1 Pass-Through Rate
17	1-17-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-16-A	Uncertificated REMIC 1 Pass-Through Rate
18	1-18-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-17-A	Uncertificated REMIC 1 Pass-Through Rate
19	1-19-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-18-A	Uncertificated REMIC 1 Pass-Through Rate
20	1-20-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-19-A	Uncertificated REMIC 1 Pass-Through Rate
21	1-21-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-20-A	Uncertificated REMIC 1 Pass-Through Rate
22	1-22-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-21-A	Uncertificated REMIC 1 Pass-Through Rate
23	1-23-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-22-A	Uncertificated REMIC 1 Pass-Through Rate
24	1-24-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-23-A	Uncertificated REMIC 1 Pass-Through Rate
25	1-25-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-24-A	Uncertificated REMIC 1 Pass-Through Rate
26	1-26-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-25-A	Uncertificated REMIC 1 Pass-Through Rate
27	1-27-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-26-A	Uncertificated REMIC 1 Pass-Through Rate
28	1-28-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-27-A	Uncertificated REMIC 1 Pass-Through Rate
29	1-29-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-28-A	Uncertificated REMIC 1 Pass-Through Rate
30	1-30-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-29-A	Uncertificated REMIC 1 Pass-Through Rate
31	1-31-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-30-A	Uncertificated REMIC 1 Pass-Through Rate
32	1-32-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-31-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Rate
33	1-33-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-32-A	Uncertificated REMIC 1 Pass-Through Rate
34	1-34-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-33-A	Uncertificated REMIC 1 Pass-Through Rate
35	1-35-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-34-A	Uncertificated REMIC 1 Pass-Through Rate
36	1-36-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-35-A	Uncertificated REMIC 1 Pass-Through Rate
37	1-37-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-36-A	Uncertificated REMIC 1 Pass-Through Rate
38	1-38-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-37-A	Uncertificated REMIC 1 Pass-Through Rate
39	1-39-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-38-A	Uncertificated REMIC 1 Pass-Through Rate
40	1-40-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-39-A	Uncertificated REMIC 1 Pass-Through Rate
41	1-41-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-40-A	Uncertificated REMIC 1 Pass-Through Rate
42	1-42-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-41-A	Uncertificated REMIC 1 Pass-Through Rate
43	1-43-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-42-A	Uncertificated REMIC 1 Pass-Through Rate
44	1-44-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-43-A	Uncertificated REMIC 1 Pass-Through Rate
45	1-45-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-44-A	Uncertificated REMIC 1 Pass-Through Rate
46	1-46-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-45-A	Uncertificated REMIC 1 Pass-Through Rate
47	1-47-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-46-A	Uncertificated REMIC 1 Pass-Through Rate
48	1-48-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-47-A	Uncertificated REMIC 1 Pass-Through Rate
49	1-49-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-48-A	Uncertificated REMIC 1 Pass-Through Rate
50	1-50-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-49-A	Uncertificated REMIC 1 Pass-Through Rate
51	1-51-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-50-A	Uncertificated REMIC 1 Pass-Through Rate
52	1-52-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-51-A	Uncertificated REMIC 1 Pass-Through Rate

Distribution Date	REMIC 1 Regular Interest	Rate
53	1-53-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-52-A	Uncertificated REMIC 1 Pass-Through Rate
54	1-54-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-53-A	Uncertificated REMIC 1 Pass-Through Rate
55	1-55-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-54-A	Uncertificated REMIC 1 Pass-Through Rate
56	1-56-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-55-A	Uncertificated REMIC 1 Pass-Through Rate
57	1-57-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-56-A	Uncertificated REMIC 1 Pass-Through Rate
58	1-58-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-57-A	Uncertificated REMIC 1 Pass-Through Rate
59	1-59-A through 1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-58-A	Uncertificated REMIC 1 Pass-Through Rate
60	1-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	1-1-A through 1-59-A	Uncertificated REMIC 1 Pass-Through Rate
thereafter	1-1-A through 1-60-A	Uncertificated REMIC 1 Pass-Through Rate

With respect to REMIC 2 Regular Interest IO and any Distribution Date, a per annum rate equal to the excess of (i) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for the REMIC 1 Regular Interests ending with the designation “A” for such Distribution Date over (ii) the weighted average of 2 multiplied by Swap LIBOR on the REMIC 1 Regular Interests ending with the designation “A”, subject to a maximum rate of the Uncertificated REMIC 1 Pass-Through Rate for each such REMIC 1 Regular Interest for such Distribution Date, in each case, weighted on the basis of the Uncertificated Principal Balances of each such REMIC 1 Regular Interest for such Distribution Date.

“Uninsured Cause”:  Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.13.

“United States Person”:  A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust.  To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

“Unpaid Interest Shortfall Amount”:  For each Class of Class A, Class M and Class B Certificates and any Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for such Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for the immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such Distribution Date, plus interest on the amount of Unpaid Interest Shortfall Amount due but not paid on such Class on the immediately preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  At all times during the term of this Agreement, (i) 98% of all Voting Rights will be allocated among the Holders of the Class A Certificates, the Subordinate Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, (ii) 1% of all Voting Rights will be allocated to the Holders of the Class P Certificates and (iii) 1% of all Voting Rights will be allocated to the Holders of the Class R Certificates.  The Voting Rights allocated to any Class of Certificates shall be allocated among all Holders of the Certificates of such Class in proportion to the outstanding Percentage Interests in such Class represented thereby.

“Weighted Average Net Mortgage Rate”:  The weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the first day of the calendar month preceding the month in which such Distribution Date occurs.

Section 1.02.	Determination of LIBOR.

LIBOR applicable to the calculation of the Pass-Through Rate on the Class A Certificates and Subordinate Certificates for any Accrual Period will be determined on each LIBOR Rate Adjustment Date.

On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Trustee and, as to any Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date.  “Reuters Screen LIBOR01” means the display designated as such by Reuters Monitor Money Rates Services.  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate.  The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and Subordinate Certificates then outstanding.  The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%.  If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month.  If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index after consultation with the Master Servicer (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the Class A Certificates and Subordinate Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date.  Furthermore, the Trustee will supply to any Certificateholder so requesting by telephone the Pass-Through Rate on the Class A Certificates and Subordinate Certificates for the current and the immediately preceding Accrual Period.

Section 1.03.	Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Subordinate Certificates and the Class C Certificates for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class C Certificates, based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Balance of such Certificates and, thereafter, among the Class A, Class M and Class B Certificates on a pro rata basis, based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rates on the respective Certificate Principal Balances of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated first, to REMIC 1 Regular Interests ending with the designation “B” and REMIC 1 Regular Interests P and OC, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest, and then, to REMIC 1 Regular Interests ending with the designation “A”, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest IO) for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 2 Regular Interest AA and REMIC 2 Regular Interest ZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 2 Regular Interest AA, each REMIC 2 Regular Interest for which a Class A, Class B, Class M or Class P Certificate is the Corresponding Certificate and REMIC 2 Regular Interest ZZ, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 2 Regular Interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.	Conveyance of Mortgage Loans.

The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, sell, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans identified on the Mortgage Loan Schedule (exclusive of any prepayment fees and late payment charges received thereon) and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders, including the amount to be deposited by or on behalf of the Depositor into the Net WAC Shortfall Reserve Fund. Such assignment includes all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans (other than payment of principal and interest due on or before the Cut-off Date).

In connection with such transfer and assignment, the Depositor has caused the Sponsor to deliver to, and deposit with the Trustee, as described in the Mortgage Loan Purchase Agreement, with respect to each Mortgage Loan, and the Depositor has caused the Sponsor to deliver to, and deposit with the Trustee, as described in accordance with Section 2.07, with respect to each Subsequent Mortgage Loan, the following documents or instruments:

(i)             the original Mortgage Note endorsed without recourse, “Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement relating to Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2007-3” with all intervening endorsements showing an unbroken chain of endorsements from the originator to the Person endorsing it to the Trustee or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

(ii)            the original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or, if the original Mortgage has not been returned from the public recording office, a copy of the Mortgage certified by the Sponsor or the public recording office in which such Mortgage has been recorded to be a true and complete copy of the original Mortgage submitted for recording;

(iii)           unless the Mortgage Loan is registered on the MERS® System, a duly executed original Assignment of the Mortgage, without recourse, in recordable form to Deutsche Bank National Trust Company, as trustee,” or to “Deutsche Bank National Trust Company, as trustee for holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2007-3”;

(iv)           the original intervening Assignments, if any, of the Mortgage showing an unbroken chain of assignment from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) or, if any such Assignment has not been returned from the applicable public recording office, a copy of such Assignment certified by the Sponsor to be a true and complete copy of the original Assignment submitted to the title insurance company for recording;

(v)            the original title insurance policy or a copy thereof, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof;

(vi)           a copy of the related hazard insurance policy; and

(vii)          a true and correct copy of any assumption, modification, consolidation or substitution agreement.

The Sponsor is obligated as described in the Mortgage Loan Purchase Agreement, with respect to the Mortgage Loans, and in accordance with Section 2.07 and the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans, to deliver to the Trustee:  (a) either the original recorded Mortgage, or in the event such original cannot be delivered by the Sponsor, a copy of such Mortgage certified as true and complete by the appropriate recording office, in those instances where a copy thereof certified by the Sponsor was delivered to the Trustee pursuant to clause (ii) above; and (b) either the original intervening Assignments, if any, of the Mortgage, with evidence of recording thereon, showing an unbroken chain of assignment from the originator to the Sponsor, or in the event such original cannot be delivered by the Sponsor, a copy of such intervening Assignments, if any, certified as true and complete by the appropriate recording office, in those instances where copies thereof certified by the Sponsor were delivered to the Trustee pursuant to clause (iv) above. However, pursuant to the Mortgage Loan Purchase Agreement with respect to the Initial Mortgage Loans and pursuant to Section 2.07 and the Subsequent Mortgage Loan Purchase Agreement with respect to the Subsequent Mortgage Loans, the Sponsor need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Sponsor to the Trustee, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Sponsor in the manner described above, at no expense to the Trust or the Trustee, upon the earliest to occur of:  (i) direction by the Holders of Certificates evidencing at least 25% of the Voting Rights or the Certificate Insurer, (ii) the occurrence of a Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Sponsor, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Sponsor is not the Master Servicer and with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

If any Assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Sponsor is required, as described in the Mortgage Loan Purchase Agreement with respect to the Initial Mortgage Loans, and as described in the Subsequent Mortgage Loan Purchase Agreement and in accordance with Section 2.07, with respect to the Subsequent Mortgage Loans, to prepare a substitute Assignment or cure such defect, as the case may be, and the Sponsor shall cause such Assignment to be recorded in accordance with this section.

The Sponsor is required as described in the Mortgage Loan Purchase Agreement with respect to the Initial Mortgage Loans, and as described in the Subsequent Mortgage Loan Purchase Agreement and in accordance with Section 2.07, with respect to the Subsequent Mortgage Loans, to exercise its best reasonable efforts to deliver or cause to be delivered to the Trustee within 120 days of the Closing Date or related Subsequent Transfer Date, with respect to the Mortgage Loans, the original or a photocopy of the title insurance policy with respect to each such Mortgage Loan assigned to the Trustee pursuant to this Section 2.01.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Sponsor further agrees that it will cause, at the Sponsor's own expense, as of the Closing Date or related Subsequent Transfer Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Sponsor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurer by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans.  The Depositor further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

All original documents relating to the Mortgage Loans which are not delivered to the Trustee are and shall be held by the Master Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer.

Except as may otherwise expressly be provided herein, none of the Depositor, the Master Servicer or the Trustee shall (and the Master Servicer shall ensure that no Sub-Servicer shall) assign, sell, dispose of or transfer any interest in the Trust Fund or any portion thereof, or cause the Trust Fund or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance.

It is intended that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans as provided for in this Section 2.01 by the Depositor to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.  It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that the Mortgage Loans are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related Insurance Policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Sponsor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Trustee or any other custodian or agent of the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-115, 9-305, 8-102, 8-301, 8-501 and 8-503 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  The Depositor and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Concurrently with the execution of this Agreement, the Interest Rate Swap Agreement and Cap Contracts shall be delivered to the Trustee.  In connection therewith, the Depositor hereby directs the Trustee, as Supplemental Interest Trust Trustee (not in its individual capacity, but solely in its capacity as Supplemental Interest Trust Trustee), to execute and deliver the Interest Rate Swap Agreement and to exercise the rights, perform the obligations, and make the representations of Party B (as defined therein) as set forth in the Interest Rate Swap Agreement and as provided in this Agreement on the Closing Date and thereafter.  In addition, the Trustee, as Supplemental Interest Trust Trustee (not in its individual capacity, but solely in its capacity as Supplemental Interest Trust Trustee), is hereby directed to execute and deliver the Cap Contracts on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B as set forth in the each Cap Contract and as provided in this Agreement on the Closing Date and thereafter.  The Sponsor, the Master Servicer, the Depositor and the Certificateholders, by acceptance of their Certificates, acknowledge and agree that the Trustee, as Supplemental Interest Trust Trustee, shall execute and deliver the Interest Rate Swap Agreement and Cap Contracts on behalf of Party B (as defined therein) and shall exercise the rights, perform the obligations, and make the representations of Party B as set forth in the Interest Rate Swap Agreement and Cap Contracts and as provided in this Agreement and shall do so solely in its capacity as Supplemental Interest Trust Trustee and not in its individual capacity.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Supplemental Interest Trust Trustee shall apply to the Supplemental Interest Trust Trustee’s execution of the Interest Rate Swap Agreement and Cap Contracts, and the performance of its duties and the satisfaction of its obligations on behalf of Party B thereunder.

Section 2.02.	Acceptance of the Trust Fund by the Trustee.

The Trustee, with respect to the Mortgage Files held by it, acknowledges receipt (subject to any exceptions noted in the Initial Certification described below) on behalf of the Trustee, of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets included in the definition of “Trust Fund” (to the extent delivered or assigned to the Trustee), in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review or cause to be reviewed on its behalf, each Mortgage File on or before the Closing Date (or the related Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) to ascertain that all documents required to be delivered to it are in its possession, and the Trustee agrees to execute and deliver, or cause to be executed and delivered, to the Certificate Insurer, the Depositor and the Master Servicer on the Closing Date, with respect to each Mortgage Loan, an Initial Certification in the form annexed hereto as Exhibit C to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement with respect to such Mortgage Loan are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii), (iii)(A) and (iv) of the definition of the “Mortgage Loan Schedule” accurately reflects information set forth in the Mortgage File.  None of the Trustee or the Master Servicer shall be under any duty to determine whether any Mortgage File should include any of the documents specified in clause (vi) or (vii) of Section 2.01.  None of the Trustee or the Master Servicer shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded, or they are in recordable form or that they are other than what they purport to be on their face.

Within 90 days of the Closing Date, with respect to the Mortgage Loans, the Trustee shall deliver to the Depositor, the Certificate Insurer and the Master Servicer a Final Certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, with respect to all of the Initial Mortgage Loans and the Subsequent Mortgage Loans.

If in the process of reviewing the Mortgage Files and preparing the certifications referred to above the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly notify the Sponsor, the Master Servicer, the Certificate Insurer and the Depositor.  The Trustee shall promptly notify the Sponsor of such defect and request that the Sponsor cure any such defect within 60 days from the date on which the Sponsor was notified of such defect, and if the Sponsor does not cure such defect in all material respects during such period, request on behalf of the Certificateholders and the Certificate Insurer that the Sponsor purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Sponsor was notified of such defect; provided that if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered.  It is understood and agreed that the obligation of the Sponsor to cure a material defect in, or purchase any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders, the Certificate Insurer or the Trustee on behalf of Certificateholders.  The Purchase Price for the purchased Mortgage Loan shall be deposited or caused to be deposited upon receipt by the Master Servicer in the Custodial Account and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Sponsor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Sponsor shall require as necessary to vest in the Sponsor ownership of any Mortgage Loan released pursuant hereto and at such time the Trustee shall have no further responsibility with respect to the related Mortgage File.  In furtherance of the foregoing, if the Sponsor is not a member of MERS and the Mortgage is registered on the MERS® System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Sponsor and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS' rules and regulations.

Section 2.03.	Representations, Warranties and Covenants of the Master Servicer and the Depositor.

(a)            The Master Servicer hereby represents and warrants to and covenants with the Depositor and the Trustee for the benefit of Certificateholders and the Certificate Insurer that:

(i)             The Master Servicer is, and throughout the term hereof shall remain, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation (except as otherwise permitted pursuant to Section 6.02), the Master Servicer is, and shall remain, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, and the Master Servicer or the Sub-Servicer is, and shall remain, approved to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac;

(ii)            The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)           The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)           This Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)            The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vi)           No litigation is pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Master Servicer) or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement or is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vii)          The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Insurance Policy;

(viii)         The execution of this Agreement and the performance of the Master Servicer's obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Master Servicer, other than such as have been obtained;

(ix)            No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any affiliate of the Depositor or the Trustee by the Master Servicer in its capacity as Master Servicer, and not in its capacity as a Sponsor hereunder, will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact;

(x)             The Master Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01; and

(xi)            The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03(a) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Depositor, the Trustee, the Certificate Insurer and the Certificateholders.  Upon discovery by the Depositor, the Trustee, the Certificate Insurer or the Master Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Depositor, the Certificate Insurer or the Trustee, the party discovering such breach shall give prompt written notice to the other parties.  Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the covenant of the Master Servicer set forth in Section 2.03(a)(x) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Master Servicer shall remedy such breach as follows:  the Master Servicer shall pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Custodial Account (net of any amount actually collected by the Master Servicer in respect of such Prepayment Charge and remitted by the Master Servicer, for the benefit of the Holders of the Class P Certificates, in respect of such Prepayment Charge, into the Custodial Account).  The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor, the Certificate Insurer or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement respecting a breach of any of the representations, warranties and covenants contained in the Mortgage Loan Purchase Agreement.

(b)            The Depositor hereby represents and warrants to the Master Servicer and the Trustee for the benefit of Certificateholders and the Certificate Insurer that as of the Closing Date, the representations and warranties of the Sponsor with respect to the Mortgage Loans and the remedies therefor that are contained in the Mortgage Loan Purchase Agreement are as set forth in Exhibit I hereto.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee.

Upon discovery by either the Depositor, the Master Servicer, the Certificate Insurer or the Trustee of a breach of any representation or warranty set forth in this Section 2.03 which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.04.	Representations and Warranties of the Sponsor.

The Depositor hereby assigns to the Trustee for the benefit of Certificateholders and the Certificate Insurer all of its rights (but none of its obligations) in, to and under the Mortgage Loan Purchase Agreement.  Insofar as the Mortgage Loan Purchase Agreement relates to such representations and warranties and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Trustee on behalf of the Certificateholders.  Upon the discovery by the Depositor, the Master Servicer, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.  The Trustee shall promptly notify the Sponsor of such breach and request that the Sponsor shall, within 90 days from the date that the Sponsor was notified or otherwise obtained knowledge of such breach, either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if such breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered.  However, in the case of a breach under the Mortgage Loan Purchase Agreement, subject to the approval of the Depositor the Sponsor shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the breach was discovered if such 90 day period expires before two years following the Closing Date.  In the event that the Sponsor elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, the Trustee shall enforce the obligation of the Sponsor under the Mortgage Loan Purchase Agreement to deliver to the Trustee and the Master Servicer, as appropriate, with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01.  No substitution will be made in any calendar month after the Determination Date for such month.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution, to the extent received by the Master Servicer or any Sub-Servicer, shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to the Sponsor on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Depositor shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Depositor shall deliver the amended Mortgage Loan Schedule to the Trustee.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, the Sponsor shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the Mortgage Loan Purchase Agreement as of the date of substitution, and the Depositor shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the non-statistical representations and warranties set forth in Exhibit I hereof.

In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the “Substitution Adjustment”), if any, by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution).  The Trustee shall enforce the obligation of the Sponsor under the Mortgage Loan Purchase Agreement to provide the Master Servicer on the day of substitution for immediate deposit into the Custodial Account the amount of such shortfall, without any reimbursement therefor. In accordance with the Mortgage Loan Purchase Agreement, the Sponsor shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers’ Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC 1, REMIC 2 or REMIC 3, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code or (b) any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificate is outstanding.  The costs of any substitution as described above, including any related assignments, opinions or other documentation in connection therewith shall be borne by the Sponsor.

Except as expressly set forth herein none of  the Trustee or the Master Servicer is under any obligation to discover any breach of the above-mentioned representations and warranties.  It is understood and agreed that the obligation of the Sponsor to cure such breach, purchase or to substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

Section 2.05.	Issuance of Certificates; Conveyance of REMIC Regular Interests and Acceptance of REMIC 2 and REMIC 3 by the Trustee.

(a)            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations.  The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

(b)            The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests and Holders of the Class R Certificates (in respect of the Class R-2 Interest).  The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and  Holders of the Class R Certificates (in respect of the Class R-2 Interest).  The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

(c)            The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the REMIC 3 Regular Interests and Holders of the Class R Certificates (in respect of the Class R-3 Interest).  The Trustee acknowledges receipt of the REMIC 2 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 3 Regular Interests and  Holders of the Class R Certificates (in respect of the Class R-3 Interest).  The interests evidenced by the Class R-3 Interest, together with the REMIC 3 Regular Interests, constitute the entire beneficial ownership interest in REMIC 3.

(d)            In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-3 Interest and the Class IO Interest) the entire beneficial ownership interest in REMIC 3.

(e)            Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest), and (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest), and the acceptance by the Trustee thereof, the Trustee, from and pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, Class R-2 Interest and Class R-3 Interest.

Section 2.06.	Purposes and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)            acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)            to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)            to make payments on the Certificates;

(d)            to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)            subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities.  The Trustee shall not knowingly and explicitly cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.06 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates and the Certificate Insurer.

Section 2.07.	Conveyance of Subsequent Mortgage Loans.

(a)            Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee’s delivery on the Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trustee for the benefit of the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) principal due and interest accruing on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal due and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date.  The transfer and delivery to the Trustee for deposit in the Mortgage Pool by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund.  The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee at least three Business Days prior to the related Subsequent Transfer Date.

The purchase price paid by the Trustee from amounts released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).  This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

(b)            The Depositor shall transfer and deliver to the Trustee for deposit in the Trust the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Pre-Funding Account only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

(i)             the Depositor shall have provided the Trustee with a timely Addition Notice;

(ii)            the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Master Servicer, in its capacity as Sponsor, shall have delivered a computer file containing such Mortgage Loan Schedule to the Trustee and each Rating Agency at least three Business Days prior to the related Subsequent Transfer Date;

(iii)           as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit S, the Depostior shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

(iv)           such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

(v)            the Funding Period shall not have terminated;

(vi)           the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders or the Certificate Insurer;

(vii)          the Depositor shall have delivered to the Trustee a Subsequent Transfer Instrument confirming the satisfaction of the conditions specified in this Section 2.07 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Mortgage Loans; and

(viii)         the Depositor shall have delivered to the Trustee, the Certificate Insurer and the Underwriters an Opinion of Counsel addressed to the Trustee and the Rating Agencies with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Mortgage Loans.

(c)            The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in paragraph (d) below and the accuracy of the following representations and warranties with respect to such Subsequent Mortgage Loan determined as of the related Subsequent Cut-off Date:

(i)             the Subsequent Mortgage Loan may not be 30 or more days Delinquent as of the related Subsequent Cut-off Date; provided, however that the Subsequent Mortgage Loans may have a first payment date occurring on or after the Subsequent Cut-off Date and, therefore, such Subsequent Mortgage Loans could not have been delinquent as of the Subsequent Cut-off Date;

(ii)            the original term to stated maturity of the Subsequent Mortgage Loan will be 360 months from its first payment date;

(iii)           the Subsequent Mortgage Loan must be an adjustable-rate, residential mortgage loan with a first lien on the related Mortgaged Property;

(iv)           the Subsequent Mortgage Loan must have a first payment date occurring prior to September 2, 2007;

(v)            the Subsequent Mortgage Loan must have a maturity date no later than August 1, 2037;

(vi)           no Subsequent Mortgage Loan will be a buy-down loan or a New York State “high cost loan”;

(vii)          the Subsequent Mortgage Loan must have a credit score of not less than 600;

(viii)         the Subsequent Mortgage Loan must have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from 5.000% per annum to 15.000% per annum; and

(ix)            the Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under “The Mortgage Pool—Underwriting Standards” in the Prospectus Supplement.

(d)            As of the related Subsequent Cut-off Date, each group of Subsequent Mortgage Loans will satisfy the following criteria:  (i) have a weighted average Mortgage Rate ranging from 6.500% to 8.000% per annum; (ii) consist of Mortgage Loans with prepayment charges representing no less than approximately 50.00% of such Subsequent Mortgage Loans; (iii) have a weighted average credit score ranging from 680 to 720; (iv) have no more than 60.00% and 40.00% of such Mortgage Loans concentrated in the state of California and Florida, respectively; (v) have no less than 65.00% of the Mortgaged Properties securing Mortgage Loans be owner occupied; (vi) have no less than 65.00% of the Mortgaged Properties securing Mortgage Loans be single family detached and de minimis planned unit developments; (vii) have no more than 40.00% of the Mortgage Loans be cash-out refinance; (viii) have any of such group of Subsequent Mortgage Loans with a Loan-to-Value Ratio greater than 80% be covered by a Primary Insurance Policy or the Radian Lender-Paid PMI Policy; (ix) have no more than 78.00% of the Mortgage Loans be Mortgage Loans with an interest only period; and (x) together with the Mortgage Loans already included in the Trust, have no more than 5.00% of such Mortgage Loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by Mortgaged Properties located in any one zip code.

(e)            Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any class of Certificates without, in the case of the Class AM Certificates, taking the Policy into account. In addition, minor variances from the characteristics stated in clauses (c) and (d) above will be permitted with the consent of the Rating Agencies and the Certificate Insurer so long as there are compensating factors. At least one Business Day prior to the related Subsequent Transfer Date, the Depositor shall obtain confirmation from each Rating Agency which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the related Subsequent Transfer Date and deliver such confirmation to the Trustee and the Master Servicer; provided, however, that the Master Servicer, in its capacity as Sponsor, shall have delivered to each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file reasonably acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

Section 3.01.	Master Servicer to Act as Master Servicer.

The Master Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices, which generally shall conform to the standards (i) of the Servicing Guide, if Impac Funding Corporation is Master Servicer, or (ii) if Impac Funding Corporation is not the Master Servicer, of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration.  To the extent consistent with the foregoing, the Master Servicer shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only if such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), and in no event will it waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth.  The authority of the Master Servicer, in its capacity as master servicer, and any Sub-Servicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Sub-Servicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Sub-Servicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Insurance Policy and any other matter pertaining to a Delinquent Mortgage Loan.  The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds.  If permitted under applicable law without prejudicing any rights of the Trust Fund with respect to any Mortgage Loan, the Master Servicer, with such documentation as local law requires, acting in its own name, may pursue claims on behalf of the Trust Fund.  Without limiting the generality of the foregoing, the Master Servicer and any Sub-Servicer acting on its behalf may, and is hereby authorized, and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders or the Trustee or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties.  The Master Servicer may exercise this power in its own name or in the name of a Sub-Servicer.

Subject to Section 3.16, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer a power of attorney to carry out such duties.  The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11; provided that the Master Servicer shall not be obligated to make such advance if, in its reasonable good faith judgment, the Master Servicer determines that such advance is a Nonrecoverable Advance.

The Master Servicer is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Sub-Servicer, when the Master Servicer or such Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.  Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.17, with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer from the Trust Fund.

Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) or (ii) cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC under the Code or become subject to the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

The relationship of the Master Servicer (and of any successor to the Master Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

Section 3.02.	Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

(a)            The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder; provided, however, that such agreements would not result in a withdrawal or a downgrading by Standard & Poor's of its rating on any Class of Certificates.  Each Sub-Servicer shall be either (i) an institution, the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be a Freddie Mac or Fannie Mae approved mortgage servicer and shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement.  Any Sub-Servicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder or (y) without cause in which case the Master Servicer shall be responsible for any termination fee or penalty resulting therefrom.  In addition, each Sub-Servicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.  The Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements providing for, among other things, the delegation by the Master Servicer to a Sub-Servicer of additional duties regarding the administration of the Mortgage Loans; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificate Insurer or Certificateholders, without the consent of the Certificate Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights.  The parties hereto acknowledge that the initial Sub-Servicer shall be Countrywide.

The Master Servicer has entered into a separate Sub-Servicing Agreement with Countrywide for the servicing and administration of certain of the Mortgage Loans and may enter into additional Sub-Servicing Agreements with other Sub-Servicers for the servicing and administration of certain of the Mortgage Loans.

(b)            As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificate Insurer and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement.  The Certificate Insurer may direct the Master Servicer to enforce any remedies against a defaulting Sub-Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

(c)            [Reserved].

(d)            The Master Servicer represents that it will cause any Sub-Servicer to accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

Section 3.03.	Successor Sub-Servicers.

The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement.  In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall directly service the Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Section 3.04.	Liability of the Master Servicer.

Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee, the Certificate Insurer and Certificateholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with the provisions of Article III without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans.  For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Sub-Servicer has received such payments.  The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.	No Contractual Relationship Between Sub-Servicers and Trustee or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06, 3.17 and 4.03.  The Master Servicer (or Sub-Servicers) shall be liable for the payment of any franchise taxes which may be assessed by the California Franchise Tax Board in connection with the activities of the Trust under this Agreement.

Section 3.06.	Assumption or Termination of Sub-Servicing Agreements by Trustee.

(a)            If the Trustee or its designee shall assume the master servicing obligations of the Master Servicer in accordance with Section 7.02 below, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of Section 7.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the Sub-Servicing Agreements.  In such event, the Trustee or its designee as the successor master servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Sub-Servicing Agreements to the same extent as if such Sub-Servicing Agreements had been assigned to the Trustee or its designee as a successor master servicer, except that the Trustee or its designee as a successor master servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption (other than the obligation to make any Advances hereunder) and the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreements arising prior to such assumption.  Nothing in the foregoing shall be deemed to entitle the Trustee or its designee as a successor master servicer at any time to receive any portion of the servicing compensation provided under Section 3.17 except for such portion as the Master Servicer would be entitled to receive.

(b)            In the event that the Trustee or its designee as successor master servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 7.02, upon the reasonable request of the Trustee or such designee as successor master servicer the Master Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, photocopies of all documents, files and records, electronic or otherwise, relating to the Sub-Servicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements, or responsibilities hereunder to the Trustee, or at its written request to such designee as successor master servicer.

Section 3.07.	Collection of Certain Mortgage Loan Payments.

(a)            The Master Servicer will coordinate and monitor remittances by Sub-Servicers to the Master Servicer with respect to the Mortgage Loans in accordance with this Agreement.

(b)            The Master Servicer shall make reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use reasonable efforts to cause each Sub-Servicer to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce, or permit to be suspended or reduced, regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make an Advance or shall cause the related Sub-Servicer to make an Advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Master Servicer or related Sub-Servicer to make an Advance shall apply only to the extent that such Advances are not Nonrecoverable Advances.

(c)            On each Determination Date, with respect to each Mortgage Loan for which during the related Prepayment Period the Master Servicer has determined that all amounts which it expects to recover from or on account of each such Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Master Servicer shall provide to the Trustee a certificate of a Servicing Officer that such Mortgage Loan has become a Liquidated Mortgage Loan in a Cash Liquidation or REO Disposition.

The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Insurance Policy, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Hazard Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that it is prohibited by applicable law from enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required.  The Master Servicer shall be responsible for preparing and distributing all information statements relating to payments on the Mortgage Loans, in accordance with all applicable federal and state tax laws and regulations.

Section 3.08.	Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”).  The Sub-Servicing Account shall be an Eligible Account and shall otherwise be acceptable to the Master Servicer.  All amounts held in a Sub-Servicing Account shall be held in trust for the Trustee for the benefit of the Certificateholders and the Certificate Insurer.  Any investment of funds held in such an account shall be in Permitted Investments maturing not later than the Business Day immediately preceding the next Sub-Servicer Remittance Date.  The Sub-Servicer will be required to deposit into the Sub-Servicing Account no later than two Business Days after receipt all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation and any unreimbursed expenses and advances, to the extent permitted by the Sub-Servicing Agreement.  On each Sub-Servicer Remittance Date the Sub-Servicer will be required to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Sub-Servicing Account with respect to any Mortgage Loan as of the Sub-Servicer Remittance Date, after deducting from such remittance an amount equal to the servicing compensation (including interest on Permitted Investments) and unreimbursed expenses and advances to which it is then entitled pursuant to the related Sub-Servicing Agreement, to the extent not previously paid to or retained by it.  In addition, on each Sub-Servicer Remittance Date the Sub-Servicer will be required to remit to the Master Servicer any amounts required to be advanced pursuant to the related Sub-Servicing Agreement.  The Sub-Servicer will also be required to remit to the Master Servicer, within five Business Days of receipt, the proceeds of any Principal Prepayment made by the Mortgagor, and, on each Sub-Servicer Remittance Date, the amount of any Insurance Proceeds or Liquidation Proceeds received during the related Prepayment Period.

Section 3.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Master Servicer and the Sub-Servicers shall establish and maintain one or more accounts (the “Servicing Accounts”), and shall deposit and retain therein all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, Primary Hazard Insurance Policy premiums, and comparable items for the account of the Mortgagors, to the extent that the Master Servicer customarily escrows for such amounts.  Withdrawals of amounts so collected from a Servicing Account may be made only to (i) effect payment of taxes, assessments, Primary Hazard Insurance Policy premiums and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any payments made pursuant to Sections 3.01 (with respect to taxes and assessments), and 3.13 (with respect to Primary Hazard Insurance Policies); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) payment of investment income to the extent provided in the mortgage loan documentation or (v) clear and terminate the Servicing Account at the termination of this Agreement pursuant to Section 9.01.  As part of its servicing duties, the Master Servicer or Sub-Servicers shall, if and to the extent required by law, pay to the Mortgagors interest on funds in Servicing Accounts from its or their own funds, without any reimbursement therefor.

Section 3.10.	Custodial Account.

(a)            The Master Servicer shall establish and maintain one or more accounts (collectively, the “Custodial Account”) in which the Master Servicer shall deposit or cause to be deposited on a daily basis, or as and when received from and identified by the Sub-Servicers, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date with respect to the the Initial Mortgage Loans, or the related Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans, or payments received by it prior to the Cut-off Date but allocable to a period subsequent thereto (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i)             all payments (including advances by a Sub-Servicer) on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)            all payments (including advances by a Sub-Servicer) on account of interest on the Mortgage Loans, net of any portion thereof retained by the Master Servicer or any Sub-Servicer as Servicing Fees;

(iii)           all Insurance Proceeds, other than proceeds that represent reimbursement of costs and expenses incurred by the Master Servicer or any Sub-Servicer in connection with presenting claims under the related Insurance Policies, Liquidation Proceeds and REO Proceeds;

(iv)           all proceeds of any Mortgage Loan or REO Property repurchased or purchased in accordance with Sections 2.02, 2.04, 3.14, 3.27 or 9.01; and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.04; and

(v)            any amounts required to be deposited pursuant to Sections 3.12, 3.13, 3.15 or 3.22.

The foregoing requirements for deposit in the Custodial Account shall be exclusive.  In the event the Master Servicer shall deposit in the Custodial Account any amount not required to be deposited therein, it may withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding.  The Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series, and the other accounts of the Master Servicer.

(b)            Funds in the Custodial Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12.  The Master Servicer shall give notice to the Trustee and the Depositor of the location of the Custodial Account after any change thereof.

Section 3.11.	Permitted Withdrawals From the Custodial Account.

The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.10 that are attributable to the Mortgage Loans for the following purposes:

(i)             to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii)            to pay to itself, the Depositor, the Sponsor or any other appropriate person, as the case may be, with respect to each Mortgage Loan that has previously been purchased or repurchased pursuant to Sections 2.02, 2.04, 3.14, 3.27 or 9.01 all amounts received thereon and not yet distributed as of the date of purchase or repurchase;

(iii)           to reimburse itself or any Sub-Servicer for Advances not previously reimbursed, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Advances were made and as further provided in Section 3.15;

(iv)           to reimburse or pay itself, the Trustee or the Depositor for expenses incurred by or reimbursable to the Master Servicer, the Trustee or the Depositor pursuant to Sections 3.22, 6.03, 8.05 or 10.01(g), except as otherwise provided in such Sections hereof;

(v)            to reimburse itself or any Sub-Servicer for costs and expenses incurred by or reimbursable to it relating to the prosecution of any claims pursuant to Section 3.13 that are in excess of the amounts so recovered;

(vi)           to reimburse itself or any Sub-Servicer for unpaid Master Servicing Fees, Sub-Servicing Fees and unreimbursed Servicing Advances, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (vi) with respect to any Mortgage Loan being limited to late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.09 and any other related Late Collections and as further provided in Section 3.15;

(vii)          to pay itself as servicing compensation (in addition to the Master Servicing Fee and Sub-Servicing Fee), on or after each Distribution Date, any interest or investment income earned on funds deposited in the Custodial Account for the period ending on such Distribution Date;

(viii)         to reimburse itself or any Sub-Servicer for any Advance or Servicing Advance previously made, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or Servicing Advance was not reimbursed pursuant to clauses (iii) and (vi);

(ix)            to pay PMI Insurer the premium under the PMI Insurer Policies;

(x)             to clear and terminate the Custodial Account at the termination of this Agreement pursuant to Section 9.01; and

(xi)            to reimburse itself or any Sub-Servicer from general collections for any Advance or Servicing Advance made that has been deemed by the Master Servicer to be a Nonrecoverable Advance.

The Master Servicer shall keep and maintain separate accounting records on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) through (x). Reconciliations will be prepared for the Custodial Account within 45 Calendar days after the bank statement cut-off date.  All items requiring reconciliation will be resolved within 90 calendar days of their original identification.

Section 3.12.	Permitted Investments.

Any institution maintaining the Custodial Account shall at the direction of the Master Servicer invest the funds in such account in Permitted Investments, each of which shall not be sold or disposed of prior to its maturity, nor mature later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, or (ii) the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon.  All income and gain realized from any such investment as well as any interest earned on deposits in the Custodial Account shall be for the benefit of the Master Servicer.  The Master Servicer shall deposit in the Custodial Account an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

Section3.13.	Maintenance of Primary Hazard Insurance.

The Master Servicer shall cause to be maintained for each Mortgage Loan primary hazard insurance by a Qualified Insurer or other insurer satisfactory to the Rating Agencies with extended coverage on the related Mortgaged Property in an amount equal to the lesser of (i) 100% of the replacement value of the improvements, as determined by the insurance company, on such Mortgaged Property and (ii) the unpaid principal balance of the Mortgage Loan.  The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount equal to the replacement value of the improvements thereon. Any costs incurred in maintaining any insurance described in this Section 3.13 (other than any deductible described in the last paragraph hereof) shall be recoverable as a Servicing Advance.  The Master Servicer shall not be obligated to advance any amounts pursuant to this Section 3.13 if, in its good faith judgment, the Master Servicer determines that such advance would be a Nonrecoverable Advance.  Pursuant to Section 3.10, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer’s normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.11.  Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

The Master Servicer shall, or shall cause the related Sub-Servicer to, exercise its best reasonable efforts to maintain and keep in full force and effect each Primary Insurance Policy by a Qualified Insurer, or other insurer satisfactory to the Rating Agencies, with respect to each first lien Mortgage Loan as to which as of the Cut-Off Date such a Primary Insurance Policy was in effect (or, in the case of a Qualified Substitute Mortgage Loan, the date of substitution) and the original principal amount of the related Mortgage Note exceeded 80% of the Collateral Value in an amount at least equal to the excess of such original principal amount over 75% of such Collateral Value until the principal amount of any such first lien Mortgage Loan is reduced below 80% of the Collateral Value or, based upon a new appraisal, the principal amount of such first lien Mortgage Loan represents less than 80% of the new appraised value. The Master Servicer shall, or shall cause the related Sub-Servicer to, effect the timely payment of the premium on each Primary Insurance Policy. The Master Servicer and the related Sub-Servicer shall have the power to substitute for any Primary Insurance Policy another substantially equivalent policy issued by another Qualified Insurer, provided, that, such substitution will not cause the ratings on the Certificates to be downgraded or withdrawn, as evidenced in writing from each Rating Agency.

The Master Servicer shall cooperate with the PMI Insurer and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Master Servicer or to which the Master Servicer has access with respect to any PMI Mortgage Loan.

In the event of a default by PMI Insurer under the PMI Insurer Policy (a “Replacement Event”), the Master Servicer shall use its best efforts to obtain a substitute lender-paid primary mortgage insurance policy (a “Substitute PMI Policy”), with the approval of the Certificate Insurer; provided, however, that the Master Servicer shall not be obligated, and shall have no liability for failing, to obtain a Substitute PMI Policy unless such Substitute PMI Policy can be obtained on the following terms and conditions:  (i) the Certificates shall be rated no lower than the rating assigned by each Rating Agency to the Certificates immediately prior to such Replacement Event, as evidenced by a letter from each Rating Agency addressed to the Depositor, the Master Servicer and the Trustee, (ii) the timing and mechanism for drawing on such new Substitute PMI Policy shall be reasonably acceptable to the Master Servicer and the Trustee and (iii) the premiums under the proposed Substitute PMI Policy shall not exceed such premiums under the existing PMI Insurer Policy.

No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a security instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer shall cause with respect to the Mortgage Loans and each REO Property flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained.  Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Collateral Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $5,000 in the case of a one- to four-family residence and $25,000 in the case of a condominium, cooperative or PUD.

In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first two sentences of this Section 3.13 and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.  Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. Any such deposit shall not be deemed Servicing Advances and the Master Servicer shall not be entitled to reimbursement therefor. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

Section 3.14.	Enforcement of Due-on-Sale Clauses; Assumption Agreements.

The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note or the Mortgage), exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if it reasonably believes that it is prohibited by law from doing so.  The Master Servicer or the related Sub-Servicer may repurchase a Mortgage Loan at the Purchase Price when the Master Servicer requires acceleration of the Mortgage Loan, but only if the Master Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Trustee, that either (i) such Mortgage Loan is in default or default is reasonably foreseeable or (ii) if such Mortgage Loan is not in default or default is not reasonably foreseeable, such repurchase will have no adverse tax consequences for the Trust Fund or any Certificateholder.  If the Master Servicer is unable to enforce such “due-on-sale” clause (as provided in the second preceding sentence) or if no “due-on-sale” clause is applicable, the Master Servicer or the Sub-Servicer is authorized to enter into an assumption and modification agreement with the Person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon; provided, however, that the Master Servicer shall not enter into any assumption and modification agreement if the coverage provided under the Primary Insurance Policy, if any, would be impaired by doing so.  The Master Servicer shall notify the Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the Trustee the original copy of such assumption agreement, which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption agreement, the interest rate on the related Mortgage Loan shall not be changed and no other material alterations in the Mortgage Loan shall be made unless such material alteration would not cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Counsel, or cause any such REMIC to become subject to imposition of tax.  The Master Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as the Mortgagor and becomes liable under the Mortgage Note.  Any fee collected by or on behalf of the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.  In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the Mortgage Rate, the amount of the Monthly Payment and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed.  The Master Servicer shall not enter into any substitution or assumption if such substitution or assumption shall (i) constitute a “significant modification” effecting an exchange or reissuance of such Mortgage Loan under the Code (or Treasury regulations promulgated thereunder) or (ii) cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC under the REMIC Provisions or to become subject to the imposition of any tax on “prohibited transactions” or “contributions” after the Startup Day under the REMIC Provisions.  The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed and shall forward to the Trustee the original copy of such substitution or assumption agreement, which copy shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  A portion equal to up to 2% of the Collateral Value of the related Mortgage Loan, of any fee or additional interest collected by the related Sub-Servicer for consenting in any such conveyance or entering into any such assumption agreement may be retained by the related Sub-Servicer as additional servicing compensation.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that the Master Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 3.14, the term “assumption” is deemed to also include a sale of a Mortgaged Property that is not accompanied by an assumption or substitution of liability agreement.

Section 3.15.	Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall exercise reasonable efforts, consistent with the procedures that the Master Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from the Trust Fund pursuant to any other provision hereof.  The Master Servicer shall use reasonable efforts to realize proceeds from such defaulted Mortgage Loans in such manner (including short sales and passing through to the Trust Fund less than the full amount it expects to receive from the related Mortgage Loan) as will maximize the receipt of principal and interest by Certificateholders, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to Certificateholders and the Certificate Insurer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11.  The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

The proceeds of any Cash Liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds or any income from an REO Property, will be deposited into the Custodial Account and applied in the following order of priority:  first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11(vi) or 3.22; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the Cash Liquidation or REO Disposition, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Cash Liquidation or REO Disposition; and third, as a recovery of principal of the Mortgage Loan.  If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows:  first, to unpaid Master Servicing Fees or Sub-Servicing Fees; and second, to interest at the Net Mortgage Rate.  The portion of the recovery so allocated to unpaid Master Servicing Fees or Sub-Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(vi).  The portions of the recovery so allocated to interest at the Net Mortgage Rate and to principal of the Mortgage Loan shall be applied as follows:  first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Advances in accordance with Section 3.11(iii) or 3.22, second, payment to the PMI Insurer in accordance with Sections 3.11(ix) and third, for payment to the Trustee and distribution to the Certificateholders in accordance with the provisions of Section 4.01, subject to Section 3.22 with respect to certain recoveries from an REO Disposition constituting Excess Proceeds. To the extent the Master Servicer receives additional recoveries following a Cash Liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the Trust Fund as Liquidation Proceeds.

The Master Servicer, on behalf of the Trust, may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the Master Servicer reasonably believes that such sale would maximize proceeds to the Certificateholders in the aggregate (on a present value basis) with respect to that Mortgage Loan.

Section 3.16.	Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File in the form of the Request for Release attached hereto as Exhibit F-2.  Upon receipt by the Trustee of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer.  Subject to the receipt by the Master Servicer of the proceeds of such payment in full and the payment of all related fees and expenses, the Master Servicer shall arrange for the release to the Mortgagor of the original canceled Mortgage Note.  In connection with the satisfaction of any MOM Loan, the Master Servicer is authorized to cause the removal from the registration on the MERS® System of such Mortgage.  All other documents in the Mortgage File shall be retained by the Master Servicer to the extent required by applicable law.  The Master Servicer shall provide for preparation of the appropriate instrument of satisfaction covering any Mortgage Loan which pays in full and the Trustee shall cooperate in the execution and return of such instrument to provide for its delivery or recording as may be required.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release in the form attached hereto as Exhibit F-1, release the related Mortgage File to the Master Servicer and the Trustee shall execute such documents as the Master Servicer shall prepare and request as being necessary to the prosecution of any such proceedings.  Such Request for Release shall obligate the Master Servicer to return each document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists; and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a Request for Release stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Custodial Account have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Master Servicer.

Upon written request of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee’s sale or other documents prepared by the Master Servicer that are necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity.  Each such request that such pleadings or documents be executed by the Trustee shall include a certification signed by a Servicing Officer as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.17.	Servicing Compensation.

As compensation for its activities hereunder, the Master Servicer shall be entitled to withhold and retain, from deposits to the Custodial Account of amounts representing payments or recoveries of interest, the Master Servicing Fees and Sub-Servicing Fees with respect to each Mortgage Loan (less any portion of such amounts retained by any Sub-Servicer).  In addition, the Master Servicer shall be entitled to recover unpaid Master Servicing Fees and Sub-Servicing Fees out of related Late Collections to the extent permitted in Section 3.11.

Each Sub-Servicing Agreement shall permit the related Sub-Servicer to retain the Sub-Servicer Fees from collections on the related Mortgage Loans, or shall provide that the Sub-Servicer be paid directly by the Master Servicer from collections on the related Mortgage Loans. To the extent the Master Servicer directly services a Mortgage Loan, the Master Servicer shall be entitled to retain the Sub-Servicing Fees for that Mortgage Loan.

The Master Servicer also shall be entitled pursuant to Section 3.11 to receive from the Custodial Account as additional servicing compensation interest or other income earned on deposits therein, subject to Section 3.23, as well as any assumption fees, late payment charges and reconveyance fees.  The Master Servicer shall not be entitled to retain any Prepayment Charges.  Any Prepayment Charges identified on Exhibit H hereto as belonging to the Class P Certificateholder shall be paid to the Holders of the Class P Certificates. Any Prepayment Charges identified on Exhibit H hereto as belonging to a Sub-Servicer shall be paid to the related Sub-Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13 and servicing compensation of the Sub-Servicer to the extent not retained by it), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.  The Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

Section 3.18.	Maintenance of Certain Servicing Policies.

The Master Servicer shall obtain and maintain at its own expense and shall cause each Sub-Servicer to obtain and maintain for the duration of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's and such Sub-Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Master Servicer or Sub-Servicer in order to be acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Master Servicer shall promptly notify the Trustee in writing of any material change in the terms of such bond or policy.  The Master Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use its reasonable best efforts to obtain a comparable replacement bond or policy, as the case may be.

Section 3.19.	Annual Statement as to Compliance.

Not later than March 22nd of each calendar year beginning in 2008, the Master Servicer at its own expense shall deliver to the Trustee via e-mail (DBSEC.Notifications@db.com), and shall deliver (or otherwise make available) to the Certificate Insurer, a certificate (an “Annual Statement of Compliance”) signed by a Servicing Officer stating, as to the signers thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers’ supervision, (ii) to the best of such officers’ knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement or other applicable servicing agreement in all material respects for such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Master Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Sub-Servicer, the Master Servicer shall deliver a similar Annual Statement of Compliance by that Sub-Servicer to the Trustee and the Certificate Insurer as described above as and when required with respect to the Master Servicer.

Failure of the Master Servicer to timely comply with this Section 3.19 shall be deemed an Event of Default, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 3.20.	Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(a) of Regulation AB, the Master Servicer shall deliver to the Trustee via e-mail (DBSEC.Notifications@db.com) and shall deliver (or otherwise make available) to the Certificate Insurer on or before March 22nd of each calendar year beginning in 2008, a report regarding the Master Servicer’s assessment of compliance (an “Assessment of Compliance”) with the applicable Servicing Criteria (as set forth in Exhibit N) during the preceding calendar year.  The Assessment of Compliance must contain the following:

(a)            A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Master Servicer;

(b)            A statement by such officer that such officer used the Servicing Criteria, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the Master Servicer;

(c)            An assessment by such officer of the Master Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer, that are backed by the same asset type as the Mortgage Loans;

(d)            A statement that a registered public accounting firm has issued an attestation report on the Master Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)            A statement as to which of the Servicing Criteria, if any, are not applicable to the Master Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to the Master Servicer.

On or before March 22nd of each calendar year beginning in 2008, the Master Servicer shall furnish to the Trustee and the Certificate Insurer a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Master Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Master Servicer shall cause any Sub-Servicer and each subcontractor determined by the Master Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee, the Certificate Insurer and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

Such Assessment of Compliance, as to any Sub-Servicer, shall address each of the Servicing Criteria applicable to the Sub-Servicer.  Notwithstanding the foregoing, as to any subcontractor determined by the Master Servicer to be “participating in the servicing function,” an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

Failure of the Master Servicer to timely comply with this Section 3.20 (taking into account the cure period if permitted as set forth in the preceding paragraph) shall be deemed an Event of Default, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, give notice to Certificateholders that they have ten Business Days to object.  If no such objection is received, the Trustee shall immediately terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (other than as provided herein with respect to unreimbursed Advances or Servicing Advances or accrued and unpaid Servicing Fees).  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

The Trustee shall also provide an Assessment of Compliance (with respect to items (a) – (d) but not (e) above) and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to the “trustee”.  Notwithstanding the foregoing, as to any trustee, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

Section 3.21.	Access to Certain Documentation.

The Master Servicer shall provide, and shall cause any Sub-Servicer to provide, to the Trustee and the Certificate Insurer, access to the documentation in their possession regarding the related Mortgage Loans and REO Properties and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or the Sub-Servicers that are designated by these entities; provided, however, that, unless otherwise required by law, the Trustee, the Master Servicer or the Sub-Servicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Master Servicer and the Sub-Servicers shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.  The Master Servicer shall designate a Servicing Officer to provide certain information regarding the Mortgage Loans.

Section 3.22.	Title, Conservation and Disposition of REO Property.

This Section shall apply only to REO Properties acquired for the account of REMIC 1 and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from REMIC 1 pursuant to Sections 2.02, 2.04, 3.14 or 3.27.  In the event that title to any such REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders.  The Master Servicer, on behalf of REMIC 1, shall either sell any REO Property before the close of the third taxable year following the taxable year in which REMIC 1 acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or, at the expense of REMIC 1, request, more than 60 days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless the Master Servicer has delivered to the Trustee and the Certificate Insurer an Opinion of Counsel (which shall not be at the expense of the Trustee or the Certificate Insurer), addressed to the Trustee, the Certificate Insurer and the Master Servicer, to the effect that the holding by REMIC 1 of such REO Property subsequent to the close of the third taxable year following the taxable year in which REMIC 1 acquires ownership of such REO Property will not result in the imposition on REMIC 1 of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of the laws of the State of California at any time that any Certificates are outstanding.  The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by any of REMIC 1, REMIC 2 or REMIC 3 of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.  Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property.

Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets.  The Master Servicer shall deposit, or cause to be deposited, on a daily basis in the Custodial Account all revenues received with respect to the REO Properties, net of any directly related expenses incurred or withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

If as of the date of acquisition of title to any REO Property there remain outstanding unreimbursed Servicing Advances with respect to such REO Property or any outstanding Advances allocated thereto the Master Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances and any unreimbursed related Advances as well as any unpaid Master Servicing Fees or Sub-Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.15.  The Master Servicer shall not be obligated to advance any amounts with respect to an REO Property if such advance would constitute a Nonrecoverable Advance.

The REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall determine.

The Master Servicer shall deposit the proceeds from the REO Disposition, net of any payment to the Master Servicer as provided above, in the Custodial Account upon receipt thereof for distribution in accordance with Section 4.01; provided, that any such net proceeds received by the Master Servicer which are in excess of the applicable Stated Principal Balance plus all unpaid REO Imputed Interest thereon through the last day of the month in which the REO Disposition occurred (“Excess Proceeds”) shall be retained by the Master Servicer as additional servicing compensation.

With respect to any Mortgage Loan as to which the Master Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to the related Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, the related Mortgaged Property, unless the Master Servicer has, at least 30 days prior to taking such action, obtained and delivered to the Trustee an environmental audit report prepared by a Person who regularly conducts environmental audits using customary industry standards.  The Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

The cost of the environmental audit report contemplated by this Section 3.22 shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be reimbursed therefor from the Custodial Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Custodial Account.

If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property in compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund.  The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor from the Custodial Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Custodial Account.

Section 3.23.	Additional Obligations of the Master Servicer.

On each Certificate Account Deposit Date, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account from its own funds and without any right of reimbursement therefor, a total amount equal to the amount of Compensating Interest for the related Distribution Date.

Section 3.24.	Additional Obligations of the Depositor.

The Depositor agrees that on or prior to the tenth day after the Closing Date, the Depositor shall provide or shall cause to be provided to the Trustee information, substantially in the form of Exhibit J attached hereto, relating to each Class of Certificates, setting forth (i) in the case of each Class of such Certificates, (a) if less than 10% of the aggregate Certificate Principal Balance of such Class of Certificates has been sold as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit J hereto, or, (b) if 10% or more of such Class of Certificates has been sold as of such date but no single price is paid for at least 10% of the aggregate Certificate Principal Balance of such Class of Certificates, then the weighted average price at which the Certificates of such Class were sold and the aggregate percentage of Certificates of such Class sold, (c) the first single price at which at least 10% of the aggregate Certificate Principal Balance of such Class of Certificates was sold, or (d) if any Certificates of each Class of Certificates are retained by the Depositor or an affiliate corporation, or are delivered to the Sponsor, the fair market value of such Certificates as of the Closing Date, (ii) the Prepayment Assumption used in pricing the Certificates, and (iii) such other information as to matters of fact as the Trustee may reasonably request to enable it to comply with its reporting requirements with respect to each Class of such Certificates to the extent such information can in the good faith judgment of the Depositor be determined by it.

Section 3.25.	Exchange Act Reporting.

(a)            The Trustee (to the extent any information requested by the Depositor is actually in the possession of the Trustee) and the Master Servicer shall fully cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act as may be requested by the Depositor pursuant to Section 3.26.

(b)            (1)           Within 12 calendar days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Depositor, with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date.  Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit O as the responsible party for providing that information, if other than the Trustee, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-D Disclosure and the Trustee shall have no liability with respect to any failure to properly prepare or file such Form 10-D resulting from or relating to the Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 10-D Disclosure.

Within 3 calendar days after the related Distribution Date, each entity that is indicated in Exhibit O as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Trustee via e-mail (DBSEC.Notifications@db.com) and the Depositor and the Certificate Insurer, to the extent known by a responsible party thereof, Additional Form 10-D Disclosure, if applicable, clearly identifying which item of Form 10-D the information relates to, any.  The Trustee shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Depositor for verification.  The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-D.  No later than three Business Days prior to the 10th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee.  The Trustee shall have no liability with respect to any failure to properly file any Form 10-D resulting from or relating to the Depositor’s failure to timely comply with the provisions of this section.

(ii)            Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Depositor shall prepare and file any Form 8-K, as required by the Exchange Act, in addition to the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by the entity that is indicated in Exhibit O as the responsible party for providing that information.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit O as the responsible party for providing Form 8-K Disclosure Information shall be required to provide to the Depositor, to the extent known by a responsible officer thereof, the form and substance of any Form 8-K Disclosure Information, if applicable.  The Depositor shall compile the information provided to it, and prepare and file the Form 8-K, which shall be signed by an officer of the Depositor.

(iii)           Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. On or before (x) March 22, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, on or before April 15 of each year thereafter, the Master Servicer shall provide the Trustee and the Certificate Insurer with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Master Servicer pursuant to Sections 3.19 and 3.20 (including with respect to any Sub-Servicer or any subcontractor, if required to be filed).  Prior to (x) March 30, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 30 of each year thereafter, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations and conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.19 and 3.20 (including with respect to any Sub-Servicer or subcontractor, if required to be filed) and Section 3.20 with respect to the Trustee, and the Form 10-K certification in the form attached hereto as Exhibit L-1 (the “Certification”) signed by the senior officer of the Depositor in charge of securitization.  The Trustee shall receive the items described in the preceding sentence no later than March 22 of each calendar year prior to the filing deadline for the Form 10-K.

Any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit O as the responsible party for providing that information, if other than the Trustee, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-K Disclosure.

If information, data and exhibits to be included in the Form 10-K are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee.  The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to timely obtain any information from any other party.

On or prior to (x) March 15, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, each entity that is indicated in Exhibit O as the responsible party for providing Additional Form 10-K Disclosure shall be required to provide to the Trustee via e-mail (DBSEC.Notifications@db.com), and to the Certificate Insurer and the Depositor, to the extent known by a responsible party thereof, the form and substance of any Additional Form 10-K Disclosure Information, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-K and forward the Form 10-K to the Depositor for verification.  The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-K by no later than March 25 of the relevant year (or the immediately preceding Business Day if March 25 is not a Business Day), an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee.

The Master Servicer shall be responsible for determining the pool concentration applicable to any Sub-Servicer to which the Master Servicer delegated any of its responsibilities with respect to the Mortgage Loans at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB.  The Trustee will provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Certificateholder upon request.  Any expenses incurred by the Trustee in connection with the previous sentence shall be reimbursable to the Trustee out of the Trust Fund.  The Trustee shall have no liability with respect to any failure to properly file any Form 10-K resulting from or relating to the Depositor’s failure to timely comply with the provisions of this section.

The Trustee shall sign a certification (in the form attached hereto as Exhibit L-3) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the Attestation Report attached as an exhibit to the Form 10-K), and the Master Servicer shall sign a certification (the “Master Servicer Certification) solely with respect to the Master Servicer (in the form attached hereto as Exhibit L-2) for the benefit of the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors.  Each such certification shall be delivered to the Depositor and the Trustee by March 15th of each year (or if not a Business Day, the immediately preceding Business Day).  The Certification attached hereto as Exhibit L-1 shall be delivered to the Trustee by March 20th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day).

The Trustee will have no duty to verify the accuracy or sufficiency of any information not prepared by it included in any Form 10-D, Form 10-K or Form 8-K. The Trustee shall have no liability with respect to any failure to properly prepare or file any Form 10- D or Form 10-K resulting from or relating to the Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such disclosure information. The Trustee shall have no liability with respect to any failure to properly file any Form l0-D or 10-K resulting from or relating to the Depositor’s failure to timely comply with the provisions of this section. Nothing herein shall be construed to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-D, Form 10-K or Form 8-K.

(c)            (A) The Trustee shall indemnify and hold harmless the Depositor, the Master Servicer and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any material misstatement or omission in the Assessment of Compliance delivered by the Trustee pursuant to Section 3.20 and (B) the Master Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) the failure of the Master Servicer to timely deliver the Master Servicer Certification or (ii) any material misstatement or omission in the Statement as to Compliance delivered by the Master Servicer pursuant to Section 3.19 or any Sub-Servicer pursuant to Section 3.20, the Assessment of Compliance delivered by the Master Servicer or any Sub-Servicer pursuant to Section 3.20 or the Master Servicer Certification.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor and the Trustee on the one hand and the Master Servicer on the other in connection with the Master Servicer Certification and the related obligations of the Master Servicer under this Section 3.25.

Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

Section 3.26.	Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.19, 3.20 and 3.25 of this Agreement is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 3.27.	Optional Purchase of Certain Mortgage Loans.

The Master Servicer will have a one-time option to purchase up to a maximum of 1.00% (and in any case, at least five Mortgage Loans, not exceeding the 1.00% maximum in the aggregate) of the Mortgage Loans, by aggregate Stated Principal Balance of the Mortgage Loans as of such date, from the Trustee at the Purchase Price.  Any Mortgage Loans that may be purchased by the Master Servicer pursuant to this Section 3.27 will be selected by the Master Servicer in its sole discretion. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Any tax on "prohibited transactions" (as defined in Section 860F(a)(2) of the Code) imposed on any REMIC relating to the exercise of the option provided in this Section 3.27 shall in no event be payable by the Trustee.

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.	Distributions.

(a)            The Trustee shall establish and maintain a Certificate Account, in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 5:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Sections 3.10, 3.13 or 3.23, (iii) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date, (iv) amounts payable by the Trust to the Supplemental Interest Trust in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event and (v) any amounts on deposit in the Custodial Account representing Prepayment Charges collected by the Master Servicer (and any Master Servicer Prepayment Charge Payment Amounts paid by, or collected on behalf of the Trust Fund by, the Master Servicer or any Sub-Servicer), other than any such Prepayment Charges or Master Servicer Prepayment Charge Payment Amounts relating to Principal Prepayments that occurred after the end of the related Prepayment Period.

On each Distribution Date, prior to making any other distributions referred to in Section 4.01 herein, the Trustee shall withdraw from the Certificate Account and pay itself any income earned on retention of amounts on deposit in the Certificate Account for such Distribution Date and any other amounts payable to it hereunder.

On each Distribution Date, prior to making any other distributions referred to in Section 4.01 herein, the Trustee shall withdraw from the Certificate Account and pay to the Certificate Insurer from the interest collections in the Available Distribution Amount, by wire transfer of immediately available funds, the Policy Premium for such Distribution Date.  The Trustee shall deposit any amounts received from the Certificate Insurer pursuant to the Certificate Guaranty Insurance Policy into the Insurance Account.

On each Distribution Date, prior to making any other distributions referred to in Section 4.01 herein, the Trustee shall withdraw from the Class M Interest Reserve Fund, to the extent of the related Class M Interest Reserve Fund Amount, an amount equal to any Net WAC Shortfall Amounts for that Distribution Date for the Holders of the related Class M-4, Class M-5, Class M-6 and Class M-7 Certificates and shall distribute such amount to the Holders of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.  Any payments to the Holders of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates in respect of related Net WAC Shortfall Amounts pursuant to the preceding sentence shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Section 860G(a)(1) of the Code.

On each Distribution Date the Trustee shall distribute to each Certificateholder of record as of the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee at least 5 Business Days prior to the related Record Date, or otherwise by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Certificateholder’s share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the amounts required to be distributed to such Holder pursuant to this Section 4.01.

Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement shall be deducted (without duplication) from the interest collections in the Available Distribution Amount, and to the extent of any such remaining amounts due, from the principal collections in the Available Distribution Amount, prior to any distributions to the Certificateholders. On each Distribution Date, such amounts will be remitted to the Supplemental Interest Trust, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date and for prior Distribution Dates, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date and for prior Distribution Dates. Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the Holders of the Class A, Class M and Class B Certificates and shall be paid as set forth in Section 4.01(e)(vi).

(b)            On each Distribution Date, the Trustee shall withdraw from the Certificate Account that portion of Available Distribution Amount for such Distribution Date consisting of the Interest Remittance Amount, if any, for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount for such Class for such Distribution Date:

(i)             to the Holders of the Class A Certificates, pro rata based on entitlement, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such Class for such Distribution Date;

(ii)            from the remaining Interest Remittance Amount, to the Certificate Insurer, with respect to the Class AM Certificates, in an amount equal to (i) any amounts reimbursable to the Certificate Insurer for the interest portion of any Insured Payment made pursuant to the Insurance Agreement and (ii) any unpaid Policy Premium; and

(iii)           from the remaining Interest Remittance Amount, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, the Monthly Interest Distributable Amount for each such Class for such Distribution Date.

(c)            On each Distribution Date (i) prior to the Stepdown Date or (ii) on or after the Stepdown Date if a Trigger Event is in effect, the Trustee shall withdraw from the Certificate Account that portion of Available Distribution Amount for such Distribution Date consisting of an amount equal to the Principal Distribution Amount and distribute to the Holders of the Class A, Class M and Class B Certificates, distributions in respect of principal to the extent of the Principal Distribution Amount remaining for such Distribution Date:

(i)             concurrently on a pro rata basis, among (a) the Holders of the Class A1-A, Class A1-B and Class A1-C Certificates and (b) the Holders of the Class AM Certificates (based on (1) the aggregate Certificate Principal Balance of the Class A1-A, Class A1-B and Class A1-C Certificates in the case of clause (a) and (2) the Certificate Principal Balance of the Class AM Certificates in the case of clause (b)), with such amounts between (a) and (b) being further allocated as follows:

(a)            sequentially, to the Class A1-A, Class A1-B and Class A1-C Certificates, in that order, until the Certificate Principal Balances of such Classes are reduced to zero; and

(b)            to the Class AM Certificates until the Certificate Principal Balance of such Class is reduced to zero; and

(ii)            from the remaining Principal Distribution Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero.

Except as provided below, on each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Holders of each class of Class A, Class M and Class B Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

(i)             concurrently, in an amount up to the Class A Principal Distribution Amount, pro rata among (a) the Holders of the Class A1-A, Class A1-B and Class A1-C Certificates and (b) the Holders of the Class AM Certificates (based on (1) the aggregate Certificate Principal Balance of the Class A1-A, Class A1-B and Class A1-C Certificates in the case of clause (a) and (2) the Certificate Principal Balance of the Class AM Certificates in the case of clause (b)), with such amounts between (a) and (b) being further allocated as follows:

(a)            sequentially, to the Class A1-A, Class A1-B and Class A1-C Certificates, in that order, until the Certificate Principal Balances of such Classes are reduced to zero; and

(b)            to the Class AM Certificates until the Certificate Principal Balance of such Class is reduced to zero; and

(ii)            from the remaining Principal Distribution Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in an amount up to the Subordinated Class Principal Distribution Amount for each such Class, in each case until the Certificate Principal Balances thereof have been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralized Amount have been reduced to zero, the Principal Distribution Amount will be paid concurrently to the Class A Certificates on a pro rata basis, based on the Certificate Principal Balances thereof, until reduced to zero.

(d)            Notwithstanding the foregoing, to the extent any Net Swap Payment or Swap Termination Payment with respect to the Interest Rate Swap Agreement is payable from principal collections, Principal Distribution Amounts will be deemed paid to the most subordinate class of Certificates (other than the Class R Certificates and Class P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

(e)            On each Distribution Date the Net Monthly Excess Cashflow shall be distributed in the following order of priority:

(i)             to the Certificate Insurer, with respect to the Class AM Certificates, in an amount equal to (i) any amounts reimbursable to the Certificate Insurer for Insured Payments made pursuant to the Insurance Agreement and (ii) any unpaid Policy Premium;

(ii)            from the portion of Net Monthly Excess Cashflow otherwise distributable to each of the Class C Certificates, to the Holders of the Class A, Class M and Class B Certificates then entitled to receive distributions in respect of principal, up to an amount equal to any Extra Principal Distribution Amount, payable to such Holders as part of the Principal Distribution Amount as described under Section 4.01(c) above, as applicable;

(iii)           sequentially, first, concurrently, to the Holders of the Class A1-A, Class A1-B and Class A1-C Certificates, pro rata; and second, to the Class AM Certificates, in each case up to an amount equal to any Allocated Realized Loss Amount for each such Class;

(iv)           sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, up to an amount equal to the sum of the Unpaid Interest Shortfall Amount and the Allocated Realized Loss Amount (such amount to be applied first to cover Unpaid Interest Shortfall Amount for such Class and second to cover Allocated Realized Loss Amount for such Class) for each such Class;

(v)            from the portion of Net Monthly Excess Cashflow otherwise distributable to the Class C Certificates, to the Net WAC Shortfall Reserve Fund, (i) first, to pay the Class A, Class M and Class B Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net WAC Shortfall Amount for each such Class (and, in the case of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, to the extent not covered by the related Class M Interest Reserve Fund Amount) and to the extent such amount exceeds the amounts then on deposit in the Net WAC Shortfall Reserve Fund; provided that any Net Monthly Excess Cashflow remaining after such allocation to pay any such Net WAC Shortfall Amount based on the Certificate Principal Balances of the Class A, Class M and Class B Certificates will be distributed to each such Class of Certificates with respect to which there remains any unpaid Net WAC Shortfall Amount, pro rata, based on the amount of such unpaid Net WAC Shortfall Amount to the extent such amount exceeds the amounts then on deposit in the Net WAC Shortfall Reserve Fund, and (ii) second, to maintain a balance in the Net WAC Shortfall Reserve Fund equal to the Net WAC Shortfall Reserve Fund Deposit;

(vi)           to the Supplemental Interest Trust for payment to the Swap Provider any Swap Termination Payments with respect to the Interest Rate Swap Agreement owed to the Swap Provider due to a Swap Provider Trigger Event not previously paid;

(vii)          to the Certificate Insurer, any remaining amounts owed to the Certificate Insurer under the Insurance Agreement;

(viii)         to the Holders of the Class C Certificates, an amount equal to the Class C Distribution Amount, reduced by amounts distributed in clauses (ii) and (v) above; and

(ix)            to the Class R Certificates, any remaining amounts.

(f)             On or before each Distribution Date, the Trustee shall distribute from (i) the amounts received from the Swap Provider pursuant to the Interest Rate Swap Agreement in respect of any Net Swap Payment and (ii) amounts received from the Cap Counterparties pursuant to the Cap Contracts (other than any Derivative Termination Payments relating to such Cap Contract), in each case then on deposit in the Derivative Account and after distributions pursuant to Sections 4.01(b) and 4.01(e)(i)-(v), to the Class A, Class M and Class B Certificates in the following order of priority:

(i)             concurrently to the Holders of the Class A Certificates, pro rata, based on entitlement, an amount equal to any Unpaid Interest Shortfall Amount for such Class or Classes, in each case solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of Realized Losses;

(ii)            sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, up to an amount equal to any Unpaid Interest Shortfall Amount for such Class or Classes, in each case solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of Realized Losses;

(iii)           to the Holders of the Class A, Class M and Class B Certificates, up to an amount equal to any portion of the Extra Principal Distribution Amount not covered by any Net Monthly Excess Cashflow on that Distribution Date and solely to the extent the payment of the Extra Principal Distribution Amount is as a result of current or prior period Realized Losses, to be included in the Principal Distribution Amount for that Distribution Date and payable to such Holders as part of the Principal Distribution Amount as described under Sections 4.01(c) above, as applicable;

(iv)           to the Net WAC Reserve Fund, (i) first, to pay Net WAC Shortfall Amounts to the Holders of the Class A, Class M and Class B Certificates, on a pro rata basis, based on the aggregate amount of Net WAC Shortfall Amounts for such Class(es) of Class A, Class M and Class B Certificates remaining unpaid (and, in the case of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, to the extent not covered by the related Class M Interest Reserve Fund Amount) and (ii) second, to maintain a balance in the Net WAC Shortfall Reserve Fund equal to the Net WAC Shortfall Reserve Fund Deposit;

(v)            sequentially, first, concurrently, to the Holders of the Class A1-A, Class A1-B and Class A1-C Certificates, pro rata; and second, to the Class AM Certificates, in each case up to an amount equal to any Allocated Realized Loss Amount for each such Class; and

(vi)           sequentially to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, up to an amount equal to any Allocated Realized Loss Amount for such Class or Classes.

(g)            On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and identified on the Mortgage Loan Schedule attached as Exhibit H as belonging to the Class P Certificateholder and any Master Servicer Prepayment Charge Amounts paid by the Master Servicer during the related Prepayment Period will be withdrawn from the Certificate Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates.  The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

(h)            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  None of the Trustee, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(i)             The Trustee, upon written direction of the Master Servicer, shall invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to maturity.  All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time.  The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(j)             Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the 15th day of the month in the month of such final distribution (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day), notify the Trustee and the Trustee shall, no later than two (2) Business Days after such date, mail on such date to each Holder of such Class of Certificates a notice to the effect that:  (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 4.01(j) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within six months after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall take reasonable steps as directed by the Depositor, or appoint an agent to take reasonable steps, to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within nine months after the second notice any such Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(j).

Section 4.02.	Statements to Certificateholders.

(a)            On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trustee shall prepare and make available on the Trustee’s website, which shall initially be located at “https://www.tss.db.com/invr” (assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 735-7777), to each Holder of the Regular Certificates, the Certificate Insurer, the Swap Provider, the Master Servicer and the Rating Agencies, a statement as to the distributions made on such Distribution Date setting forth the following:

(i)             the applicable record dates, accrual periods, determination dates for calculating distributions and general distributions dates;

(ii)            the total cash flows received and the general sources thereof;

(iii)           the amount of any Net Swap Payment and any amount from the Cap Contracts payable to the Supplemental Interest Trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the Supplemental Interest Trust and any Swap Termination Payment payable to the Swap Provider;

(iv)          (A) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and (B) the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts;

(v)            the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

(vi)           the Pass-Through Rate on each Class of Regular Certificates (other than the Class P Certificates) for such Distribution Date;

(vii)          the aggregate amount of Advances for such Distribution Date (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances at the close of business on the Distribution Date, and the general source of funds for reimbursements;

(viii)         the number and Aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period, including the number and Aggregate Stated Principal Balance of the Subsequent Mortgage Loans as of the end of the related Due Period;

(ix)            the Overcollateralization Release Amount and the Overcollateralization Deficiency Amount for such Distribution Date;

(x)             the aggregate Certificate Principal Balance of each Class of Regular Certificates after giving effect to the amounts distributed on such Distribution Date (in the case of each Class of the Class A, Class M and Class B Certificates, separately identifying any reduction thereof due to the allocation of Realized Losses thereto);

(xi)            the number and Stated Principal Balance of Mortgage Loans in respect of which (a) one Scheduled Payment is delinquent,  (b) two Scheduled Payments are delinquent, (c) three or more Scheduled Payments are delinquent and (d) foreclosure proceedings have been commenced, in each case as of the end of the calendar month prior to such Distribution Date;

(xii)           the number, aggregate principal balance and book value of any REO Properties as of the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs;

(xiii)          the weighted average remaining term to maturity, weighted average Mortgage Rate and weighted average Net Mortgage Rate of the Mortgage Loans as of the close of business on the first day of the calendar month in which such Distribution Date occurs;

(xiv)         the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xv)          the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

(xvi)         if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(xvii)        the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Custodial Account or the Certificate Account for such Distribution Date;

(xviii)        the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer or a Sub-Servicer pursuant to Section 3.23, and the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xix)          the Monthly Interest Distributable Amount in respect of each Class of the Class A, Class M and Class B Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each Class of Class A, Class M and Class B Certificates for such Distribution Date;

(xx)           (A) the Overcollateralization Target Amount, (B) the Overcollateralized Amount and (C) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount, in each case after giving effect to the distribution made on the Regular Certificates on such Distribution Date;

(xxi)          the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(xxii)         the aggregate of any deposits to and withdrawals from the Net WAC Shortfall Reserve Fund for such Distribution Date and the remaining amount on deposit in the Net WAC Shortfall Reserve Fund after such deposits and withdrawals;

(xxiii)        the Available Distribution Amount for such Distribution Date;

(xxiv)        the Policy Premium paid, the Insured Amount, if any, paid by the Certificate Insurer under the Certificate Guaranty Insurance Policy for such Distribution Date, the aggregate amount of unpaid Policy Premiums for all prior Distribution Dates and the aggregate Insured Amounts for all prior Distribution Dates paid by the Certificate Insurer under the Certificate Guaranty Insurance Policy and not yet reimbursed;

(xxv)         for the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, any related deposits to and withdrawals from the Class M Interest Reserve Fund;

(xxvi)        the amount withdrawn from the Pre-Funding Account and the Interest Coverage Accounts and used to make payments to Certificateholders on that Distribution Date, the amount remaining on deposit in the Pre-Funding Accounts and Interest Coverage Account following such Distribution Date, and the amount withdrawn from the Pre-Funding Account used to buy certain Subsequent Mortgage Loans prior to such Distribution Date;

(xxvii)       updated pool composition data including the following:  average loan balance, weighted average mortgage rate, weighted average loan-to-value ratio at origination, weighted average FICO at origination, and weighted average remaining term; and

(xxviii)      information about any additions of, substitutions for or removal of any Mortgage Loans from the Trust Fund, and any changes in the underwriting, acquisition or selection criteria as to any Mortgage Loans added to the Trust Fund.

In the case of information furnished pursuant to subclauses (ii) and (iv) above, the amounts shall also be expressed as a dollar amount per Single Certificate.

On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in subclauses (ii) and (iv) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

On each Distribution Date the Trustee shall prepare and make available on the Trustee’s website (or deliver at the recipient's option), to each Holder of a Class R Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date.

Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Class R Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

The location of the Trustee’s website and the procedures used therein are subject to change from time to time at the Trustee’s discretion.  The Trustee shall have the right to change the way monthly distribution statement are distributed in order to make such distribution more convenient and/or more accessible to the above parties.  The Trustee shall be entitled to conclusively rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).  As a condition to access the Trustee’s website, the Trustee may require registration and the acceptance of a disclaimer.  Notwithstanding anything to the contrary set forth in this Agreement, the parties hereto acknowledge that in connection with the Trustee’s preparation of the foregoing reports, the Trustee will rely solely upon the information provided to it in the Remittance Reports.

Section 4.03.	Remittance Reports; Advances by the Master Servicer.

(a)            On the 19th calendar day of the month (but in any event no later than the 21st calendar day of the month), the Master Servicer shall deliver to the Trustee a report, prepared as of the close of business on the Business Day preceding such Determination Date (the “Remittance Report”), in the form of an electromagnetic tape, disk or such other electronic format agreeable to both parties.  The Remittance Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Trustee for purposes of making the calculations and preparing the statement described in Sections 4.01 and 4.02, as set forth in written specifications or guidelines issued by the Trustee from time to time.  The Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer.

(b)            The Master Servicer shall determine the aggregate amount of Advances required to be made for the related Distribution Date, which shall be in an aggregate amount equal to the sum of (1) the aggregate amount of Monthly Payments, other than Balloon Payments, (with each interest portion thereof adjusted to the Mortgage Rate less the sum of the Master Servicing Fee Rate, the Sub-Servicing Fee Rate and any applicable PMI Insurer Fee Rate, and less the amount of any reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date) plus (2) with respect to each Balloon Loan delinquent in respect of its Balloon Payment as of the close of business on the related Determination Date, an amount equal to the assumed Monthly Payment (net of the related Master Servicing Fees and Sub-Servicing Fees) that would have been due on the related Due Date based on the original principal amortization scheduled for such Balloon Loan until such Balloon Loan is finally liquidated; provided that no Advance shall be made if it would be a Nonrecoverable Advance.  On or before 4:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Sub-Servicers, an amount equal to the Advances to be made by the Master Servicer or any Sub-Servicers in respect of the related Distribution Date, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the amounts held for future distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance.  Any portion of the amounts held for future distribution so used shall be replaced by the Master Servicer (to the extent not previously replaced by late collections of Monthly Payments in respect of which such Advance was made) by deposit in the Certificate Account on or before 1:00 P.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date.  The amount of any reimbursement pursuant to Section 3.11 in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time.  Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.11.  The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Sponsor, the Certificate Insurer and the Trustee with the Remittance Report.  The Trustee shall deposit all funds it receives pursuant to this Section 4.03 into the Certificate Account.

(c)            In the event that the Master Servicer determines as of any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date in the amount determined by the Master Servicer pursuant to paragraph (b) above, it shall give notice to the Trustee of its inability to Advance (such notice may be given by telecopy), not later than 4:00 P.M., New York time, on such date, specifying the portion of such amount that it will be unable to deposit.  Not later than 4:00 P.M., New York time, on the earlier of (x) two Business Days following such Certificate Account Deposit Date or (y) the Business Day preceding the related Distribution Date, unless by such time the Master Servicer shall have directly or indirectly deposited in the Certificate Account the entire amount of the Advances required to be made for the related Distribution Date, pursuant to Section 7.01, the Trustee shall (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

The Master Servicer and the Sub-Servicer shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Custodial Account from time to time for the reimbursement or payment of its Servicing Fee, Advances, Servicing Advances and any amounts reimbursable thereto in accordance with Section 3.11 of this Agreement, but only if and to the extent such amounts are to be reimbursed or paid from such particular funds on deposit in the Custodial Account pursuant to the express terms of this Agreement.

Section 4.04.	Distributions on the REMIC Regular Interests.

(a)            On each Distribution Date, the Trustee shall cause the following amounts, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Certificate Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

(i)             from the Available Distribution Amount for such Distribution Date to holders of the REMIC 1 Regular Interests, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 1 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)            from the Available Distribution Amount for such Distribution Date remaining after the distribution made pursuant to clause (i) above, first, to the holders of REMIC 1 Regular Interest OC, until the Uncertificated Principal Balance thereof is reduced to zero, and second, to holders of REMIC 1 Regular Interests 1-1-A through 1-60-B, starting with the lowest numerical denomination, until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 1 Regular Interests;

(iii)           to holders of REMIC 1 Regular Interest P, (A) all amounts representing Prepayment Charges received during the related Prepayment Period that are identified as belonging to the Class P Certificates on the attached Mortgage Loan Schedule, and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified as belonging to the Class P Certificates on the attached Mortgage Loan Schedule or any Distribution Date thereafter, any remaining Available Distribution Amount, until an amount equal to the initial Uncertificated Principal Balance of such REMIC 1 Regular Interest has been distributed pursuant to this clause; and

(iv)           any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

(b)            On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Certificate Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i)             from the Available Distribution Amount for such Distribution Date to holders of REMIC 2 Regular Interest IO, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)            to the extent of the Available Distribution Amount for such Distribution Date remaining after the distribution pursuant to clause (i), to holders of each REMIC 2 Regular Interest (other than REMIC 2 Regular Interest IO), pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest ZZ and REMIC 2 Regular Interest P shall be reduced when the REMIC 2 Overcollateralized Amount is less than the REMIC 2  Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to holders of each REMIC 2 Regular Interest for which a Class A, Class M or Class B Certificate is the Corresponding Certificate in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates for each such REMIC 2 Regular Interest, and the Uncertificated Principal Balance of REMIC 2 Regular Interest ZZ shall be increased by such amount;

(iii)            to the extent of the Available Distribution Amount for such Distribution Date remaining after the distributions pursuant to clauses (i) and (ii), to holders of REMIC 2 Regular Interests (other than REMIC 2 Regular Interests IO and P), allocated as follows:

(A)           98.00% of such remainder to holders of REMIC 2 Regular Interest AA, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; and

(B)            2.00% of such remainder, first, to holders of each REMIC 2  Regular Interest for which a Class A, Class M or Class B Certificate is the Corresponding Certificate, in an aggregate amount equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates for each such REMIC 2 Regular Interest, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero; and second, to the holders of REMIC 2 Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero;

(iv)           to holders of REMIC 2 Regular Interest P, (A) all amounts representing Prepayment Charges distributed on REMIC 1 Regular Interest P, and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified as belonging to the Class P Certificates on the attached Mortgage Loan Schedule or any Distribution Date thereafter, any remaining Available Distribution Amount distributed in respect of REMIC 1 Regular Interest P, until an amount equal to the initial Uncertificated Principal Balance of such REMIC 2 Regular Interest has been distributed pursuant to this clause; and

(v)            any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-3 Interest).

(c)            On each Distribution Date, interest shall be deemed payable from REMIC 3 to the holders of each REMIC 3 Regular Interest the ownership of which is represented by the Class A, Class M and Class B Certificates at a pass-through rate equal to the lesser of (i) the Pass-Through Rate for the Corresponding Certificate determined without regard to the related Net WAC Rate and (ii) the Net WAC Rate for the REMIC 3 Regular Interest the ownership of which is represented by the Corresponding Certificate for such Distribution Date, in each case on a principal balance equal to the Certificate Principal Balance of the Corresponding Certificate for such Distribution Date. For the avoidance of doubt, principal shall be payable to, and shortfalls, losses and prepayments shall be allocable to, the REMIC 3 Regular Interests the ownership of which is represented by the Class A, Class M and Class B Certificates as such amounts are payable and allocable to the Corresponding Certificates.

(d)            On each Distribution Date, the amounts distributed pursuant to Sections 4.01(e)(ii), (v) and (vii) on such date shall be deemed distributed from REMIC 3 to Holders of the Class C Certificates in respect of the Class C Distribution Amount.

(e)            On each Distribution Date, 100% of the amounts deemed distributed on REMIC 2 Regular Interest IO shall be deemed distributed by REMIC 3 in respect of the Class IO Interest for deposit into the Supplemental Interest Trust.

Section 4.05.	Allocation of Realized Losses.

(a)            All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows:  first, to Net Monthly Excess Cashflow, through a distribution of the Extra Principal Distribution Amount for that Distribution Date; second, to the Overcollateralized Amount by a reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and ninth to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thereafter, any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date first to the Class AM Certificates until its Certificate Principal Balance has been reduced to zero (provided, however, that any Realized Loss applied to the Class AM Certificates will be covered by the Certificate Guaranty Insurance Policy) and second to the Class A1-A, Class A1-B and Class A1-C Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, in each case in reduction of the Certificate Principal Balances thereof, until reduced to zero.

(b)            Any allocation of Realized Losses to a Class A, Class M and Class B Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated.  Any allocation of Realized Losses to Net Monthly Excess Cashflow shall be made by reducing the amount otherwise payable in respect of the Class C Certificates pursuant to Section 4.01(e)(vii), and any allocation of Realized Losses to the Overcollateralized Amount shall be made by reducing the Certificate Principal Balance of the Class C Certificates by the amount so allocated.

(c)            All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date, first, to REMIC 1 Regular Interest OC, until the Uncertificated Principal Balance thereof has been reduced to zero, and second, to REMIC 1 Regular Interest I-1-A through REMIC 1 Regular Interest 1-60-B, starting with the lowest numerical denomination, until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC 1 Regular Interests, and third, to REMIC 1 Regular Interest P until the Uncertificated Principal Balance thereof has been reduced to zero.

(d)            All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 2 Regular Interests in the following specified percentages:  first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest AA and REMIC 2 Regular Interest ZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount (without duplication of shortfalls allocated pursuant to Section 1.03), 98.00% and 2.00%, respectively, and to the extent of any amount equal to the REMIC 2 Interest Loss Allocation Amount remaining after the foregoing allocations to REMIC 2 Regular Interests AA and ZZ, to Uncertificated Accrued Interest payable to REMIC 2 Regular Interest P to the extent of such remaining amount; second, to the Uncertificated Principal Balances of the REMIC 2 Regular Interest AA and REMIC 2 Regular Interest ZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest AA, REMIC 2 Regular Interest B and REMIC 2 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest B has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest AA, REMIC 2 Regular Interest M-8 and REMIC 2 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest M-8 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest AA, REMIC 2 Regular Interest M-7 and REMIC 2 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest M-7 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest AA, REMIC 2 Regular Interest M-6 and REMIC 2 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest M-6 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest AA, REMIC 2 Regular Interest M-5 and REMIC 2 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest M-5 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest AA, REMIC 2 Regular Interest M-4 and REMIC 2 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest M-4 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest AA, REMIC 2 Regular Interest M-3 and REMIC 2 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest M-3 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest AA, REMIC 2 Regular Interest M-2 and REMIC 2 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest M-2 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest AA, REMIC 2 Regular Interest M-1 and REMIC 2 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest M-1 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest AA, REMIC 2 Regular Interest AM and REMIC 2 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest AM has been reduced to zero; and thirteenth, to the Uncertificated Principal Balance of REMIC 2 Regular Interests AA, 98.00%, to the Uncertificated Principal Balances of REMIC 2 Regular Interests A1-A, A1-B and A1-C, 1.00% pro rata, and to the Uncertificated Principal Balance of REMIC 2 Regular Interest ZZ, 1.00%, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests A1-A, A1-B and A1-C have been reduced to zero.

Section 4.06.	Information Reports to Be Filed by the Master Servicer.

The Master Servicer or the Sub-Servicers shall file information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers’ Certificate stating that such reports have been filed.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.	Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for such withholding.  In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall, together with its monthly report to such Certificateholders pursuant to Section 4.02 hereof, indicate such amount withheld.

Section 4.08.	Net WAC Shortfall Reserve Fund.

(a)            On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of Class A, Class M and Class B Certificates, the Net WAC Shortfall Reserve Fund. In addition, on the Closing Date, the Depositor shall deposit into the Net WAC Shortfall Reserve Fund an amount equal to the Net WAC Shortfall Reserve Fund Deposit.  On each Distribution Date as to which there is a Net WAC Shortfall Amount payable to any Class of Class A, Class M and Class B Certificates, the Trustee shall deposit the amounts distributable pursuant to clause (v) of Section 4.01(e) into the Net WAC Shortfall Reserve Fund, and the Trustee has been directed by the Holders of the Class C Certificates to distribute amounts then on deposit in the Net WAC Shortfall Reserve Fund to the Holders of the Class A, Class M and Class B Certificates in respect of the Net WAC Shortfall Amounts in the priorities set forth in clause (v) of Section 4.01(e).  Any amount paid to the Holders of any Class A, Class M and Class B Certificates pursuant to the preceding sentence in respect of Net WAC Shortfall Amounts from amounts distributable pursuant to clause (v) of Section 4.01(e) shall be treated as distributed to the Holders of the Class C Certificates and paid by such Holders to the Holders of such Class A, Class M and Class B Certificates.  Any payments to the Holders of the Class A, Class M and Class B Certificates in respect of Net WAC Shortfall Amounts pursuant to the second preceding sentence shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1).

(b)            The Net WAC Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC.  The Trustee on behalf of the Trust shall be the nominal owner of the Net WAC Shortfall Reserve Fund.  The Holders of the Class C Certificates shall be the beneficial owners of the Net WAC Shortfall Reserve Fund, pro rata, subject to the power of the Trustee to transfer amounts under Section 4.01. Amounts in the Net WAC Shortfall Reserve Fund shall, at the written direction of the Holders of the Class C Certificates be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date.  In the absence of such written direction, all funds in the Net WAC Shortfall Reserve Fund shall remain uninvested.  All net income and gain from such investments shall be distributed to the Holders of the Class C Certificates, pro rata, not as a distribution in respect of any interest in any REMIC, on each such Distribution Date.  All amounts earned on amounts on deposit in the Net WAC Shortfall Reserve Fund shall be taxable to the Holders of the Class C Certificates.  Any losses on such investments shall be deposited in the Net WAC Shortfall Reserve Fund by the Holders of the Class C Certificates, pro rata, out of their own funds immediately as realized.

Section 4.09.	Supplemental Interest Trust.

(i)             As of the Closing Date, the Trustee, as Supplemental Interest Trust Trustee, is directed to enter into the Interest Rate Swap Agreement and the Cap Contracts and shall establish and maintain in the name of the Supplemental Interest Trust Trustee, the Supplemental Interest Trust for the benefit of the Swap Provider and the Holders of the Class A, Class M, Class B and Class C Certificates. The Supplemental Interest Trust shall hold the  Interest Rate Swap Agreement, the Class IO Interest, the Cap Contracts, the Collateral Account and the Derivative Account. The Trustee shall establish an Eligible Account (the “Derivative Account”) into which the Depositor shall deposit $1,000 on the Closing Date. Funds on deposit in the Derivative Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or held pursuant to this Agreement.

(ii)            On each Distribution Date, the Trustee shall deposit into the Derivative Account amounts distributable to the Supplemental Interest Trust pursuant to Sections 4.01(a) (last paragraph) and 4.01(e)(vi) of this Agreement. In addition, the Trustee shall deposit into the Derivative Account for payment to the Swap Provider the Swap Optional Termination Payment (which shall include any related Net Swap Payment payable to the Swap Provider) payable under Section 9.01. On each Distribution Date, the Trustee shall distribute any such amounts to the Swap Provider pursuant to the Interest Rate Swap Agreement, first to pay any Net Swap Payment owed to the Swap Provider for such Distribution Date or remaining unpaid from prior Distribution Dates, and second to pay any Swap Termination Payment owed to the Swap Provider for such Distribution Date or remaining unpaid from prior Distribution Dates.

(iii)           On each Distribution Date, the Trustee, as Supplemental Interest Trust Trustee, shall deposit into the Derivative Account amounts received by the Supplemental Interest Trust (x) under the Interest Rate Swap Agreement from the Swap Provider and (y) under the Cap Contracts from the Cap Counterparties (other than Derivative Termination Payments related to any Cap Contract). On each Distribution Date, the Trustee shall, and the Trustee has been directed by the Holders of the Class C Certificates to, distribute from the Derivative Account an amount equal to the amount of any Net Swap Payment or Swap Termination Payment received from the Swap Provider under the Interest Rate Swap Agreement and payments received from the Cap Counterparties under the Cap Contracts (other than Derivative Termination Payments related to any Cap Contract), in the following order of priority:

(a)             first, an amount equal to the aggregate amount required under Section 4.01(f) to be distributed on such Distribution Date, to the Class A, Class M and Class B Certificateholders in accordance with Section 4.01(f) of this Agreement, and

(b)            second, any remainder, to the holder of the Class C Certificates.

(iv)           The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall not be an asset of any REMIC. The Holders of the Class C Certificates shall be the beneficial owner of the Supplemental Interest Trust, pro rata, subject to the power of the Trustee to transfer amounts under this Agreement. The Trustee shall keep records that accurately reflect the funds on deposit in the Derivative Account. The Trustee shall, at the written direction of the Holders of the Class C Certificates, invest amounts on deposit in the Supplemental Interest Trust in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. In the absence of such written direction, all funds in the Supplemental Interest Trust shall remain uninvested. On each Distribution Date, the Trustee shall distribute, not as a distribution in respect of any interest in any REMIC, any income or gain earned on the invested assets in the Supplemental Interest Trust to the Holders of the Class C Certificates, pro rata. All amounts earned on amounts on deposit in the Supplemental Interest Trust shall be taxable to the Holders of the Class C Certificates. Any losses on such investments shall be deposited in the Supplemental Interest Trust by the Holders of the Class C Certificates, pro rata, out of their own funds immediately as realized.

(v)            For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to Section 4.01(a) (first and second sentences of the last paragraph) for payment to the Swap Provider with respect to the Interest Rate Swap Agreement shall first be deemed to be paid to the Supplemental Interest Trust in respect of the Class IO Interest to the extent of the amount distributable on such Class IO Interest on such Distribution Date, and shall then be deemed to be paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount as described below.

(vi)           The Trustee shall treat the Holders of the Class A, Class M and Class B Certificates as having entered into a notional principal contract with respect to the Holders of the Class C Certificates. Pursuant to each such notional principal contract, all Holders of the Class A, Class M and Class B Certificates shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC 3 Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “ Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of, with respect to each such Certificate, (i) the amount of interest otherwise payable to the REMIC 3 Regular Interest relating to such Certificate over (ii) the amount of interest payable to such Certificate at a per annum rate equal to the Net WAC Rate, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of the Class A, Class M, Class B and Class C Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class C Certificates shall be treated as having agreed to pay Net WAC Shortfall Amounts to the Holders of the Class A, Class M and Class B Certificates from amounts received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement in accordance with the terms of this Agreement. Any payments deemed to be received by Holders of the Class A, Class M, Class B and Class C Certificates pursuant to this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Section 860G(a)(1) of the Code. However, any payment from the Class A, Class M and Class B Certificates of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC 3 and as having been paid by such Holders to the Holders of the Class C Certificates pursuant to the notional principal contract. Thus, each Class A, Class M, Class B and Class C Certificate shall be treated as representing not only ownership of a Regular Interest in REMIC 3, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(vii)          (a)           Upon designation of an early termination date with respect to a Derivative Contract other than in connection with a Optional Termination, the Trustee, as Supplemental Interest Trust Trustee, at the written direction of the Depositor or the Certificate Insurer will use reasonable efforts to appoint a successor derivative counterparty to enter into a new derivative contract on terms substantially similar to such Derivative Contract with a derivative counterparty meeting all applicable eligibility requirements. The Trustee, as Supplemental Interest Trust Trustee will apply any Derivative Termination Payment received from the original derivative counterparty in connection with the early termination of such Derivative Contract to the upfront payment required to appoint the successor derivative counterparty.

If a successor derivative counterparty is not appointed within 30 days of such early termination, then the Trustee, as Supplemental Interest Trust Trustee will deposit any Derivative Termination Payment received from the original derivative counterparty in connection with the early termination of such Derivative Contract into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Supplemental Interest Trust Trustee by the original derivative counterparty calculated in accordance with the terms of the related Derivative Contract, and distribute such amount in accordance with the terms of this Agreement.

(b)            In the event that the derivative counterparty under a Derivative Contract fails to perform any of its obligations under such Derivative Contract (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the related Derivative Contract) occurs with respect to such Derivative Contract, the Trustee, as Supplemental Interest Trust Trustee shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Supplemental Interest Trust, required to enforce the rights of the Supplemental Interest Trust under such Derivative Contract.

In the event that a derivative counterparty’s obligations are guaranteed by a third party under a guaranty relating to a Derivative Contract (such guaranty a “Guaranty” and such third party a “Guarantor”), then to the extent that the derivative counterparty fails to make any payment by the close of business on the day it is required to make payment under the terms of such Derivative Contract, the Trustee, as Supplemental Interest Trust Trustee shall, promptly following actual notice of the derivative counterparty’s failure to pay, demand that such Guarantor make any and all payments then required to be made by such Guarantor pursuant to such Guaranty; provided that the Trustee, as Supplemental Interest Trust Trustee shall in no event be liable for any failure or delay in the performance by the Derivative Counterparty’s or such Guarantor’s of its obligations hereunder or pursuant to such Derivative Contract and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Section 4.10.	Tax Treatment of Class IO Distribution Amounts in the Event of Resecuritization of Class A, Class M or Class B Certificates.

In the event that any Class A, Class M or Class B Certificate is resecuritized in a REMIC (the “Resecuritization REMIC”), for federal income tax purposes, (i) payments on the REMIC 3 Regular Interest corresponding to such Class A, Class M or Class B Certificate shall, for the avoidance of doubt, be deemed to include the Class IO Distribution Amount, and (ii) to the extent provided in the operative documents for the Resecuritization REMIC, (a) payments on the “regular interests” issued by the Resecuritization REMIC shall be deemed to include in the aggregate such Class IO Distribution Amount, and (b) such Class IO Distribution Amount shall be deemed paid to the holder of the Class C Certificates pursuant to a notional principal contract entered into by the holders of one or more “regular interests” issued by the Resecuritization REMIC (“Resecuritization Holders”) and the Holder of the Class C Certificates. In such event, Class IO Distribution Amounts deemed paid by Resecuritization Holders under clause (b) of the immediately preceding sentence shall be paid on behalf of such holders pursuant to Section 4.09(ii) hereof.

Section 4.11.	Collateral Account.

(a)            The Trustee, as Supplemental Interest Trust Trustee, is hereby directed to perform the obligations of the Custodian as defined under Credit Support Annex One (the “Custodian”).

On or before the Closing Date, the Custodian shall establish the Collateral Account.  The Collateral Account shall be held in the name of the Custodian in trust for the benefit of the Holders of the Class A, Class M and Class B Certificates.  The Collateral Account must be an Eligible Account segregated from the Certificate Account and any other moneys of the Trustee held pursuant to this Agreement and shall be entitled “Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2007-3, Collateral Account, Supplemental Interest Trust Trustee, as Custodian for the benefit of holders of the Class A, Class M and Class B Certificates.”

The Custodian shall credit to Collateral Account all collateral (whether in the form of cash or securities) posted by Lehman Brothers Special Financing Inc. to secure the obligations of Lehman Brothers Special Financing Inc. in accordance with the terms of Credit Support Annex One.  The Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Collateral Account in accordance with Credit Support Annex One.

Cash collateral posted by Lehman Brothers Special Financing Inc. in accordance with Credit Support Annex One shall be invested at the written direction of Lehman Brothers Special Financing Inc. in Permitted Investments in accordance with the requirements of Credit Support Annex One.  All amounts earned on amounts on deposit in Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to Lehman Brothers Special Financing Inc.  The Trustee shall not be liable for the selection of investments or investment losses incurred thereon.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Schedule) with respect to Lehman Brothers Special Financing Inc. or upon occurrence or designation of an Early Termination Date (as defined in the Schedule) as a result of any such Event of Default or Specified Condition with respect to Lehman Brothers Special Financing Inc., and, in either such case, unless Lehman Brothers Special Financing Inc. has paid in full all of its Obligations (as defined in Credit Support Annex One) that are then due, then any collateral posted by Lehman Brothers Special Financing Inc. in accordance with Credit Support Annex One, shall be applied by the Custodian to the payment of any Obligations due to Party B (each as defined in Credit Support Annex One) in accordance with Credit Support Annex One.  Any excess collateral posted by Lehman Brothers Special Financing Inc. in accordance with Credit Support Annex One and remaining after payment of all amounts owing to Party B shall be withdrawn from the Collateral Account and paid to Lehman Brothers Special Financing Inc. in accordance with Credit Support Annex One.

(b)            The Trustee, as Supplemental Interest Trust Trustee, is hereby directed to perform the obligations of the Custodian as defined under Credit Support Annex Two (the “Custodian”).

On or before the Closing Date, the Custodian shall establish the Collateral Account.  The Collateral Account shall be held in the name of the Custodian in trust for the benefit of the Holders of the Class A, Class M and Class B Certificates.  The Collateral Account must be an Eligible Account segregated from the Certificate Account and any other moneys of the Trustee held pursuant to this Agreement and shall be entitled “Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2007-3, Collateral Account, Supplemental Interest Trust Trustee, as Custodian for the benefit of holders of the Class A, Class M and Class B Certificates.”

The Custodian shall credit to Collateral Account all collateral (whether in the form of cash or securities) posted by Bear Stearns Financial Products Inc. to secure the obligations of Bear Stearns Financial Products Inc. in accordance with the terms of the Credit Support Annex Two.  The Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Collateral Account in accordance with Credit Support Annex Two.

Cash collateral posted by Bear Stearns Financial Products Inc. in accordance with Credit Support Annex Two shall be invested at the written direction of Bear Stearns Financial Products Inc. in Permitted Investments in accordance with the requirements of Credit Support Annex Two.  All amounts earned on amounts on deposit in Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to Bear Stearns Financial Products Inc.  The Trustee shall not be liable for the selection of investments or investment losses incurred thereon.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Schedule) with respect to Bear Stearns Financial Products Inc. or upon occurrence or designation of an Early Termination Date (as defined in the Schedule) as a result of any such Event of Default or Specified Condition with respect to Bear Stearns Financial Products Inc., and, in either such case, unless Bear Stearns Financial Products Inc. has paid in full all of its Obligations (as defined in Credit Support Annex Two) that are then due, then any collateral posted by Bear Stearns Financial Products Inc. in accordance with Credit Support Annex Two, shall be applied by the Custodian to the payment of any Obligations due to Party B (each as defined in Credit Support Annex Two) in accordance with Credit Support Annex Two.  Any excess collateral posted by Bear Stearns Financial Products Inc. in accordance with Credit Support Annex Two and remaining after payment of all amounts owing to Party B shall be withdrawn from the Collateral Account and paid to Bear Stearns Financial Products Inc. in accordance with Credit Support Annex Two.

Section 4.12.	The Certificate Guaranty Insurance Policy.

(i)             If the Trustee determines that an Insured Amount to be covered by the Certificate Guaranty Insurance Policy will exist for the related Distribution Date, the Trustee shall complete the notice in the form of Exhibit A to the Certificate Guaranty Insurance Policy (the “Notice”) and submit such Notice in accordance with the Certificate Guaranty Insurance Policy to the Certificate Insurer no later than 12:00 P.M., New York City time, on the second Business Day immediately preceding such Distribution Date, as a claim for the amount of such Insured Amount.

(ii)            The Trustee shall establish and maintain the Insurance Account on behalf of the Holders of the Class AM Certificates over which the Trustee shall have the exclusive control and sole right of withdrawal.  Upon receipt of an Insured Amount from the Certificate Insurer on behalf of the Holders of the Class AM Certificates, the Trustee shall deposit such Insured Amount in the Insurance Account and distribute such amount only for purposes of payment to the Class AM Certificates of the Insured Amount for which a claim was made.  Any such Insured Amount may not be applied to satisfy any costs, expenses or liabilities of the Seller, the Depositor, the Trustee or the Trust Fund or to pay any other Class of Certificates.  Amounts paid under the Certificate Guaranty Insurance Policy, to the extent needed to pay the Insured Amount, shall be disbursed by the Trustee to the Holders of the Class AM Certificates.  It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the Holders of the Class AM Certificates with other funds available to make such payment.  However, the amount of any payment of principal or of interest on the Class AM Certificates to be paid from funds transferred from the Insurance Account shall be noted as provided in paragraph (d) below and in the statement to be furnished to Holders of the Class AM Certificates pursuant to Section 4.02.  Funds held in the Insurance Account shall not be invested.  Any funds remaining in the Insurance Account on the first Business Day following the later of (i) the related Distribution Date or (ii) the date received by the Trustee, shall be returned to the Certificate Insurer pursuant to the written instructions of the Certificate Insurer by the end of such Business Day.

(iii)           The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of the Class AM Certificates from moneys received under the Certificate Guaranty Insurance Policy.  The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day’s prior notice to the Trustee.

(iv)           In the event that the Trustee has received a certified copy of an order of the appropriate court that any Insured Amount has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Guaranty Insurance Policy to obtain payment by the Certificate Insurer of such Preference Amount in the amount of such voided Insured Amount, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail the Holders of the Class AM Certificates that, in the event any Holder’s Insured Amount is so recovered, such Holder of a Class AM Certificate will be entitled to payment pursuant to the Certificate Guaranty Insurance Policy, a copy of which shall be made available through the Trustee or the Certificate Insurer, and the Trustee shall furnish to the Certificate Insurer, its records evidencing the payments which have been made by the Trustee and subsequently recovered from the Holders of the Class AM Certificates and dates on which such payments were made.

(v)            The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a “Preference Claim”) of any distribution made with respect to the Class AM Certificates.  Each Holder of a Class AM Certificate, by its purchase of such Class AM Certificate, the Depositor and the Trustee agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety or performance bond pending any such appeal.  In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Holder of a Class AM Certificate and the Trustee hereby delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Trustee and each Holder of a Class AM Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

(vi)           The Trustee shall, upon retirement of the Class AM Certificates, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Class AM Certificates and the expiration of the term of the Certificate Guaranty Insurance Policy, surrender the Certificate Guaranty Insurance Policy to the Certificate Insurer for cancellation.

(vii)          The Trustee will hold the Certificate Guaranty Insurance Policy in trust as agent for the Holders of the Class AM Certificates for the purpose of making claims thereon and distributing the proceeds thereof.  Neither the Certificate Guaranty Insurance Policy nor the amounts paid on the Certificate Guaranty Insurance Policy will constitute part of the Trust Fund created by this Agreement.  Each Holder of the Class AM Certificates, by accepting its Class AM Certificates, appoints the Trustee as attorney in fact for the purpose of making claims on the Certificate Guaranty Insurance Policy.

(viii)         Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Class AM Certificates, which is made with moneys received pursuant to the terms of the Certificate Guaranty Insurance Policy, shall not be considered payment of the Class AM Certificates from the Trust Fund.  The Depositor and the Trustee acknowledge, and each Holder by its acceptance of a Class AM Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor or the Trustee (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal or interest on the Class AM Certificates to the Holders of such Class AM Certificates, the Certificate Insurer will be fully subrogated to, and the Trustee and each Holder of a Class AM Certificate, hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Holders of the Class AM Certificates, in respect of securities law violations arising from the offer and sale of the Class AM Certificates and (b) the Certificate Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in this Agreement.  The Trustee shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

(ix)            By accepting its Class AM Certificate, each Holder of a Class AM Certificate agrees that, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Holder of the Class AM Certificate for all purposes (other than with respect to the receipt of payment on the Class AM Certificates) and shall have the right to exercise all rights (including, without limitation, voting rights) of the Holders of the Class AM Certificates under this Agreement without any further consent of the Holders of the Class AM Certificates.  All notices, statement reports, certificates or opinions required by this Agreement to be sent to any Holders of Class AM Certificates shall also be sent to the Certificate Insurer.

Section 4.13.	Class M Interest Reserve Fund.

(a)            The Trustee shall establish and maintain in its name, in trust for the benefit of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, the Class M Interest Reserve Fund, which shall be a segregated non-interest bearing trust account. On the Closing Date, the Depositor shall deposit into the Class M Interest Reserve Fund an amount equal to the sum of the Class M-4 Interest Reserve Fund Amount, the Class M-5 Interest Reserve Fund Amount, the Class M-6 Interest Reserve Fund Amount and the Class M-7 Interest Reserve Fund Amount.  The Depositor will have no obligation to contribute additional amounts to the Class M Interest Reserve Fund after the Closing Date.  The Class M Interest Reserve Fund will not receive any amounts from any Net Monthly Excess Cashflow.

On each Distribution Date as to which there is a Net WAC Shortfall Amount payable to any of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, the Trustee shall withdraw an amount equal to such Net WAC Shortfall Amount (provided, however, that such amount shall not exceed the related Class M Interest Reserve Fund Amount) and distribute such amounts to the Holders of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates in respect of such Net WAC Shortfall Amount for each such Class in accordance with the fourth paragraph of Section 4.01(a). Any amount paid to the Holders of any Class M-4, Class M-5, Class M-6 and Class M-7 Certificates pursuant to the preceding sentence in respect of Net WAC Shortfall Amounts shall not be a payment with respect to a Regular Interest in a REMIC within the meaning of Section 860G(a)(1) of the Code.  The Trustee shall not be liable for the selection of investments or investment losses incurred thereon.

(b)            The Class M Interest Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC.  The Depositor shall be the beneficial owner of the Class M Interest Reserve Fund, subject to the power of the Trustee to transfer amounts under Section 4.01. Amounts in the Class M Interest Reserve Fund shall, at the written direction of the Depositor, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date.  In the absence of such written direction, all funds in the Class M Interest Reserve Fund shall remain uninvested.  All net income and gain from such investments shall be distributed to the Depositor, not as a distribution in respect of any interest in any REMIC, on each such Distribution Date.  All amounts earned on amounts on deposit in the Class M Interest Reserve Fund shall be taxable to the Depositor.  Any losses on such investments shall be refunded to the Class M Interest Reserve Fund by the Depositor out of its own funds immediately as realized.  If any amounts remain in the Class M Interest Reserve Fund at the termination of the Trust Fund, they will be remitted to the Depositor.

Section 4.14.	Pre-Funding Account.

(a)            No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account or sub-account of a trust account, which shall be titled “Pre-Funding Account, Deutsche Bank National Trust Company, as trustee for the benefit of holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2007-3” (the “Pre-Funding Account”). The Pre-Funding Account shall be an Eligible Account or a sub-account of an Eligible Account. The Trustee shall, promptly upon receipt, deposit in the Pre-Funding Account and retain therein the Original Pre-Funding Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Holders of the Certificates and the Certificate Insurer for the uses and purposes set forth herein.

(b)            The Trustee shall invest funds deposited in the Pre-Funding Account as directed by the Depositor or its designee in writing in Permitted Investments with a maturity date no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, or, if no written direction is received by the Trustee from the Depositor, then funds in such account shall remain uninvested. The Trustee shall not be liable for the selection of investments or investment losses incurred thereon.  For federal income tax purposes, the Depositor or its designee shall be the owner of the Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Interest Coverage Account on the Business Day immediately preceding each Distribution Date during the Pre-Funding Period. The Depositor or its designee shall deposit in the Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Pre-Funding Account be an asset of any REMIC created hereunder. Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

(i)             On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Account an amount equal to 100% of the Stated Principal Balances of the subsequent mortgage loans (as identified on the Mortgage Loan Schedule provided by the Depositor) transferred and assigned to the Trustee for deposit on such Subsequent Transfer Date and remit such amount to the Depositor;

(ii)            If the amount on deposit in the Pre-Funding Account (exclusive of investment income) has not been reduced to zero by the close of business on the date of termination of the Pre-Funding Period, then at the close of business on such date, the Trustee shall deposit into the Distribution Account any amounts remaining in the Pre-Funding Account (exclusive of investment income) for distribution in accordance with Section 4.01; and

(iii)           To withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error.

Withdrawals pursuant to clauses (i) and (ii) shall be treated as contributions of cash to REMIC I on the date of withdrawal.

Section 4.15.	Interest Coverage Account.

(a)            No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account or a sub-account of a trust account, which shall be titled “Interest Coverage Account, Deutsche Bank National Trust Company, as trustee for the benefit of holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2007-3” (the “Interest Coverage Account”). The Interest Coverage Account shall be an Eligible Account or a sub-account of an Eligible Account. The Trustee shall, promptly upon receipt, deposit in the Interest Coverage Account and retain therein the Initial Interest Coverage Deposit remitted on the Closing Date to the Trustee by the Depositor and all income and gain realized from investment of funds on deposit in the Pre-Funding Account pursuant to Section 4.14(b). Funds deposited in the Interest Coverage Account shall be held in trust by the Trustee for the Certificateholders and the Certificate Insurer for the uses and purposes set forth herein.

(b)            For federal income tax purposes, the Depositor shall be the owner of the Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Interest Coverage Account be an asset of any REMIC created hereunder. All income and gain realized from investment of funds deposited in the Interest Coverage Account, which investment shall be made solely upon the written direction of the Depositor, shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor no later than the first Business Day following receipt of such income and gain by the Trustee. If no written direction with respect to such investment shall be received by the Trustee from the Depositor, then funds in such Account shall remain uninvested.  The Trustee shall not be liable for the selection of investments or investment losses incurred thereon.  The Depositor shall deposit in the Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss and any additional amounts necessary to make the distributions pursuant to paragraph (c) to the extent that amounts on deposit in the Interest Coverage Account are insufficient.

(c)            On each Distribution Date during the Pre-Funding Period and on the day of termination of the Pre-Funding Period, the Trustee shall withdraw from the Interest Coverage Account and deposit in the Distribution Account an amount equal to the Interest Coverage Distribution Amount for such Distribution Date. Such withdrawal and deposit shall be treated as a contribution of cash by the Depositor to REMIC I on the date thereof. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage Loan to the Trust on any Subsequent Transfer Date, the Trustee shall, at the request of the Depositor, withdraw from the Interest Coverage Account and remit to the Depositor or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the first sentence of this paragraph on each subsequent Distribution Date, if any, that will occur during the Pre-Funding Period or on the day of termination of the Pre-Funding Period if no Subsequent Mortgage Loan were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date or the Distribution Date following the end of the Pre-Funding Period, as applicable. On the day of termination of the Pre-Funding Period, the Trustee shall withdraw from the Interest Coverage Account and remit to the Depositor or its designee the amount remaining in such Interest Coverage Account after payment of the amount required to be withdrawn therefrom pursuant to the first sentence of this paragraph on the day of termination of the Pre-Funding Period.

(d)            Upon the earliest of (i) the Distribution Date immediately following the end of the Pre-Funding Period, (ii) the reduction of the Certificate Principal Balance of the Certificates to zero and (iii) the termination of this Agreement in accordance with Section 9.01, any amount remaining on deposit in the Interest Coverage Account after distributions pursuant to paragraph (c) above shall be withdrawn by the Trustee and paid to the Depositor or its designee.

ARTICLE V

THE CERTIFICATES

Section 5.01.	The Certificates.

(a)            The Certificates will be substantially in the respective forms annexed hereto as Exhibits A and B-1 through B-5.  The Certificates will be issuable in registered form only.  The Certificates (other than the Class P, Class C and Class R Certificates) will be issued in minimum denominations of $25,000 Initial Certificate Principal Balance and integral multiples of $1 in excess thereof. The Class C Certificates will be issued in minimum denominations of $1.00 Initial Notional Amount and integral multiples of $1.00 in excess thereof.  The Class P Certificates and the Class R Certificates will each be issuable in minimum denominations of any Percentage Interest representing 10.00% and multiples of 0.01% in excess thereof.

Upon original issue, the Certificates shall, upon the written request of the Depositor executed by an officer of the Depositor, be executed and delivered by the Trustee, authenticated by the Trustee and delivered to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01.  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were at the time they signed the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates issued on the Closing Date shall be dated the Closing Date and any Certificates delivered thereafter shall be dated the date of their authentication.

(b)            The Class A, Class M and Class B Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein.  The Certificate Owners shall hold their respective Ownership Interests in and to each of such Book-Entry Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests.  All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee shall not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Book-Entry Certificates, and the Trustee shall have no liability for transfers of Ownership Interests in the Book Entry Certificates made through the book-entry facilities of the Depositary or between or among Depositary Participants or Certificate Owners, made in violation of the applicable restrictions.

The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder.  The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.  Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners.  The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall, at the expense of the Depositor, issue the Definitive Certificates.  Neither the Depositor, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c)            Each Certificate is intended to be a “security” governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable.

Section 5.02.	Registration of Transfer and Exchange of Certificates.

(a)            The Trustee shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)            Except as provided in Section 5.02(c), no transfer, sale, pledge or other disposition of a Class P, Class C or Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and any applicable state securities laws or is made in accordance with said Act and laws.  In the event that a transfer of a Class P, Class C or Class R Certificate is to be made under this Section 5.02(b), (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor or any affiliate thereof, to a non-affiliate of the Depositor and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit G-2 hereto, each acceptable to and in form and substance satisfactory to the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Depositor or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Depositor to an affiliate of the Depositor and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.  Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

No transfer of any Class C Certificate shall be made unless the proposed transferee of such Class C Certificate (1) provides to the Trustee the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the related Interest Rate Swap Agreement, and by the Cap Counterparties, pursuant to the Cap Contacts, to the Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (2) agrees to update such forms (i) upon expiration of any such forms, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that such forms have become obsolete or incorrect, each as a condition to such transfer.  In addition, no transfer of any Class C Certificate shall be made if such transfer would cause the Supplemental Interest Trust to be beneficially owned by two or more persons for federal income tax purposes, or continue to be so treated, unless (i) each proposed transferee of such Class C Certificate complies with the foregoing conditions, and (ii) the proposed majority holder of the Class C Certificates (or each holder, if there is or would be no majority holder) (A) provides, or causes to be provided, on behalf of the Supplemental Interest Trust, if applicable, to the Trustee the appropriate tax certification forms that would be required from the Supplemental Interest Trust to eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the Interest Rate Swap Agreement, and by the Cap Counterparties, pursuant to the Cap Contacts, to the Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (B) agrees to update such forms (x) upon expiration of any such forms, (y) as required under then applicable U.S. Treasury regulations and (z) promptly upon learning that such forms have become obsolete or incorrect.  If, under applicable U.S. Treasury regulations, such tax certification forms may only be signed by a trustee acting on behalf of the Supplemental Interest Trust, then the Trustee, as the Supplemental Interest Trust Trustee, shall sign such certification forms if so directed by a Holder of the Class C Certificates.  Upon receipt of any such tax certification forms from a proposed transferee or Holder of any Class C Certificate, the Trustee, as the Supplemental Interest Trust Trustee, shall forward a copy of such tax certification forms provided to it to the Swap Provider and the Cap Counterparties. Each Holder of a Class C Certificate and each transferee thereof shall be deemed to have consented to the Trustee, as the Supplemental Interest Trust Trustee, forwarding to the Swap Provider and Cap Counterparties any tax certification form it has provided and updated in accordance with these transfer restrictions.  Any purported sales or transfers of any Class C Certificate to a transferee which does not comply with the requirements of this paragraph shall be deemed null and void under this Agreement.

The Trustee shall not be liable for the content or truthfulness of any such tax certification forms provided to it.  The Trustee shall only be required to forward any tax certification forms received by it to the Swap Provider and Cap Counterparties at the last known address provided to it, and shall not be liable for the receipt of such tax certification forms by the Swap Provider or the Cap Counterparties, nor any failure of the Swap Provider or Cap Counterparties to process such forms or to take any action as required under the respective Interest Rate Swap Agreement or Cap Contract, or under applicable law.  The Trustee shall have no duty to take action to correct any misstatement or omission in any tax certification forms provided to it and forwarded to the Swap Provider and Cap Counterparties.

(c)            Notwithstanding the requirements of Section 5.02(b), transfers of Class B, Class P, Class C and Class R Certificates may be made in accordance with this Section 5.02(c) if the prospective transferee of a Certificate provides the Trustee and the Depositor with an investment letter substantially in the form of Exhibit G-3 attached hereto, which investment letter shall not be an expense of the Trustee, the Depositor or the Master Servicer, and which investment letter states that, among other things, such transferee is a “qualified institutional buyer” as defined under Rule 144A.  Such transfers shall be deemed to have complied with the requirements of Section 5.02(b) hereof.  Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

The Trustee shall require an Opinion of Counsel, on which the Trustee, Depositor and Master Servicer may rely, from a prospective transferee prior to the transfer of any Class P, Class C and Class R Certificate to any employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (any of the foregoing, a “Plan”), to a trustee or other Person acting on behalf of any Plan, or to any other person who is using “plan assets” of any Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute “plan assets” of a Plan).  Such Opinion of Counsel must establish to the satisfaction of the Trustee that such transfer is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken in this Agreement.  Neither the Depositor, the Master Servicer nor the Trustee, will be required to obtain such Opinion of Counsel on behalf of any prospective transferee.

Prior to the termination of the Supplemental Interest Trust, each beneficial owner of a Class A, Class M and Class B Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Class A, Class M and Class B Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of Prohibited Transaction Exemption 2007-05 (the “Exemption”) and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of Prohibited Transaction Class Exemption (“PTCE”) 84-14, 91-38, 95-60, 90-1 or 96-23.

Each beneficial owner of a Subordinate Certificate or any interest therein which is acquired subsequent to the termination of the Supplemental Interest Trust shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) it is not a Plan or a trustee or other Person acting on behalf of a Plan or using “plan assets” of a Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute “plan assets”), (ii) it has acquired and is holding such Certificate in reliance on the Exemption, in the case of a privately offered certificate, it is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended, and that it understands that there are certain conditions to the availability of the Exemption, including that the Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings, Inc., Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) and the Certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(d)            [Reserved]

(e)            (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale.  The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A)           Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B)           In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of (I) an affidavit and agreement in the form attached hereto as Exhibit G-5 (a “Transferee Affidavit and Agreement”) from the proposed Transferee, in form and substance satisfactory to the Trustee representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02 and agrees to be bound by them, and (II) an affidavit, in the form attached hereto as Exhibit G-4, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Trustee representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax and that it has no knowledge that the proposed transferee is not a Permitted Transferee (“Transferor Affidavit”).

(C)           Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D)           Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit to the Trustee.

(E)           Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a “pass-through interest holder” within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is “a pass-through interest holder”, or is holding an Ownership Interest in a Class R Certificate on behalf of a “pass-through interest holder.”

(ii)            The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transferee Affidavit and Agreement, a Transferor Affidavit of the Holder requesting such transfer and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration.  Transfers of the Class R Certificates other than to Permitted Transferees are prohibited.

(iii)           (A)          If any Person other than a Permitted Transferee shall become a Holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate.  If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class R Certificate. The prior Holder shall be entitled to recover from any purported Holder of a Class R Certificate that was in fact not a Permitted Transferee under this Section 5.02(e) at the time it became a Holder all payments made on such Class R Certificate.  Each Holder of a Class R Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.02(e) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Depositor to ensure that the Class R Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Class R Certificates will not cause the imposition of a tax upon the Trust or cause any such REMIC to fail to qualify as a REMIC.  Neither the Trustee nor the Trustee shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02 or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(B)            If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02 and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose.  Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Trustee.  Such purchaser may be the Trustee itself.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee.  The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv)           The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding “excess inclusions” of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record Holders at any time any Person who is a Disqualified Organization.  The Trustee may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

(f)             Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the office of the Trustee maintained for such purpose, the Trustee shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.  Every Certificate surrendered for transfer shall be accompanied by notification of the account of the designated transferee or transferees for the purpose of receiving distributions pursuant to Section 4.01 by wire transfer, if any such transferee desires and is eligible for distribution by wire transfer.

(g)            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Trustee. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.  In addition, with respect to each Class R Certificate, the Holder thereof may exchange, in the manner described above, such Class R Certificate for three separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

(h)            No service charge shall be made to the Certificateholders for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(i)             All Certificates surrendered for transfer and exchange shall be canceled and retained by the Trustee in accordance with the Trustee’s standard procedures.

Section 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.	Persons Deemed Owners.

The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

Section 5.05.	Rule 144A Information.

For so long as any Class P, Class C and Class R are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Depositor will provide or cause to be provided to any Holder of such Certificates and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Depositor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.  The Master Servicer shall cooperate with the Depositor and furnish the Depositor such information in the Master Servicer's possession as the Depositor may reasonably request.

ARTICLE VI

THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01.	Liability of the Depositor and the Master Servicer.

The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor and the Master Servicer herein.  Only the Master Servicer, any successor Master Servicer or the Trustee acting as Master Servicer shall be liable with respect to the servicing of the Mortgage Loans and the REO Property for actions taken by any such Person in contravention of the Master Servicer's duties hereunder.

Section 6.02.	Merger, Consolidation or Conversion of the Depositor or the Master Servicer.

The Depositor and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or the Master Servicer may be merged, consolidated or converted, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac.

Section 6.03.	Limitation on Liability of the Depositor, the Master Servicer and Others.

Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer (but this provision shall protect the above described persons) against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer pursuant to Section 3.01 or any other Section hereof; and provided further that this provision shall not protect the Depositor, the Master Servicer or any such person, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to Master Servicer's servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Master Servicer's obligations under Section 3.01, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any action or liability related to the Master Servicer's obligations under Section 3.01) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Certificate Account.

Section 6.04.	Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer reasonably acceptable to the Trustee and the Certificate Insurer upon receipt by the Trustee and Certificate Insurer (unless an Insurer Default has occurred and is continuing) of a letter from each Rating Agency (obtained by the Master Servicer and at its expense) that such a resignation and appointment will not, in and of itself, result in a downgrading of the Certificates without taking the Certificate Guaranty Insurance Policy into account or (b) upon determination that its duties hereunder are no longer permissible under applicable law.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning Master Servicer) to such effect delivered to the Trustee and the Certificate Insurer.  No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05.	Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee and the Certificate Insurer (unless an Insurer Default has occurred and is continuing) (as evidenced in a writing signed by the Trustee and the Certificate Insurer) as having a comparable servicing ability to that of the Master Servicer on the Closing Date; (d) shall execute and deliver to the Trustee and the Certificate Insurer an agreement, in form and substance reasonably satisfactory to the Trustee and the Certificate Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation without taking the Certificate Guaranty Insurance Policy into account, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VII

DEFAULT

Section 7.01.	Events of Default.

“Event of Default”, wherever used herein, means any one of the following events:

(i)             any failure by the Master Servicer to deposit into the Certificate Account on each Certificate Account Deposit Date the amounts required to be deposited therein (other than an Advance) under the terms of this Agreement which continues unremedied for two (2) Business Days after such amount was required to be remitted; or

(ii)            any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement (including any breach of the Master Servicer's representations and warranties pursuant to Section 2.03(a) which materially and adversely affects the interests of the Certificateholders) which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Certificate Insurer, or to the Master Servicer, the Certificate Insurer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(iii)           a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)           the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v)            the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)           the Master Servicer shall fail to deposit in the Certificate Account on any Certificate Account Deposit Date an amount equal to any required Advance which continues unremedied for the earlier of (a) a period of two (2) Business Days or (b) the Business Day immediately preceding the Distribution Date.

If an Event of Default described in clauses (i) - (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee, the Certificate Insurer (unless an Insurer Default has occurred and is continuing) or the Holders of Certificates entitled to at least 51% of the Voting Rights (with the consent of the Certificate Insurer), by notice in writing to the Master Servicer and the Swap Provider (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that the successor to the Master Servicer appointed pursuant to Section 7.02 shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer.  If an Event of Default described in clause (vi) hereof shall occur, the Trustee, as applicable, shall, by notice to the Master Servicer, the Certificate Insurer and the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that if the Trustee, as applicable, determines (in its sole discretion) that the failure by the Master Servicer to make any required Advance was due to circumstances beyond its control, and the required Advance would have otherwise been made, the Trustee, as applicable, shall not terminate the Master Servicer.  On or after the receipt by the Master Servicer of such notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or the successor Master Servicer for administration by it of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder; (iii) the rights and obligations of the Master Servicer under the Sub-Servicing Agreements with respect to the Mortgage Loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Custodial or the Certificate Account or thereafter be received with respect to the Mortgage Loans.  The Trustee shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Master Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Mortgage Loans.  For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee as provided in Section 11.05 and such notice references the Certificates, the Trust Fund or this Agreement.

Section 7.02.	Trustee to Act; Appointment of Successor.

Within 90 days of the time the Master Servicer receives a notice of termination pursuant to Section 7.01(i) - (vi), the Trustee or its appointed agent shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made (except for the responsibilities, duties and liabilities contained in Section 2.03 and its obligations to deposit amounts in respect of losses pursuant to Section 3.12 and 4.01(i)) by the terms and provisions hereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 4.03 shall not be considered a default by the Trustee hereunder.  As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account if the Master Servicer had continued to act hereunder.  If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.02, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction or appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 and acceptable to the Certificate Insurer as evidenced by its prior written consent as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder.  Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as herein above provided.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder.  Each of the Sponsor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  In no event shall the successor Master Servicer be liable for the acts or omissions of the predecessor Master Servicer.

In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Master Servicer.  The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office.  The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 7.02. The successor Master Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Any successor, including the Trustee, to the Master Servicer shall maintain in force during its term as master servicer hereunder policies and fidelity bonds to the same extent as the Master Servicer is so required pursuant to Section 3.18.

Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any Master Servicing Fee or Sub-Servicing Fee or for any differential in the amount of the Master Servicing Fee or Sub-Servicing Fee paid hereunder and the amount necessary to induce any successor Master Servicer or Sub-Servicer, as applicable, to act as successor Master Servicer or Sub-Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein.

Section 7.03.	Notification to Certificateholders.

(a)            Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to Certificateholders, the Certificate Insurer and to the Rating Agencies.

(b)            Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates, the Certificate Insurer and the Swap Provider notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.	Waiver of Events of Default.

The Holders representing at least 51% of the Voting Rights of Certificates affected by a default or Event of Default hereunder (with the consent of the Certificate Insurer), may waive such default or Event of Default (other than an Event of Default set forth in Section 7.01(vi)); provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default with the consent of the Certificate Insurer) and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in the second paragraph of Section 11.01 or materially adversely affect any non-consenting Certificateholder.  Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.  The Master Servicer shall give notice of any such waiver to the Rating Agencies.

Section 7.05.	List of Certificateholders.

Upon written request of the Certificate Insurer or three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01.	Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  If an Event of Default occurs, is continuing and has not been waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.  Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them in accordance with the requirements of this Agreement.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders. Notwithstanding the foregoing, the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder or any Opinion of Counsel required hereunder.

The Trustee shall prepare and file or cause to be filed on behalf of the Trust Fund any tax return that is required with respect to REMIC 1, REMIC 2 and REMIC 3 pursuant to applicable federal, state or local tax laws.

The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of REMIC 1, REMIC 2 and REMIC 3 under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on any of REMIC 1, REMIC 2 or REMIC 3 to the extent that maintaining such status and avoiding such taxes are within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)             Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)            The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)           The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

Section 8.02.	Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(a)            The Trustee may conclusively rely upon and shall be fully protected in acting or refraining from acting in reliance upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(c)            The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notice pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer (so long as no Insurer Default has occurred and is continuing) shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and the Certificate Insurer (so long as no Insurer Default has occurred and is continuing) has given its consent; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee’s corporate trust department has actual knowledge (which has not been waived or cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(d)            The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)            Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer (so long as no Insurer Default has occurred and is continuing) or the Holders of Certificates entitled to at least 25% of the Voting Rights with the written consent of the Certificate Insurer (so long as no Insurer Default has occurred and is continuing); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement reasonable expense of every such examination shall be paid by the Certificateholders or the Certificate Insurer requesting the investigation;

(f)             The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed;

(g)            The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

(h)            Whenever in the administration of the provisions of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed and delivered to the Trustee and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Master Servicer.  In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon.  The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Master Servicer to provide timely written investment direction.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Lending Laws”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with the Lending Laws.

Section 8.03.	Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Trustee on the Certificates, the acknowledgments of the Trustee contained in Article II) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document, or of MERS or the MERS® System.  The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account by the Master Servicer.

Section 8.04.	Trustee May Own Certificates.

The Trustee in its individual or any other capacity (other than as Trustee hereunder) may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the parties hereto.

Section 8.05.	Trustee’s Fees.

On each Distribution Date, the Trustee shall be entitled to withdraw from the Certificate Account as compensation hereunder any amounts earned on funds in the Certificate Account.  Such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder or of the Trustee.  Except as otherwise provided in this Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any claim, loss, liability, fee or expense incurred in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action), relating to the acceptance or administration of its trusts hereunder or the Trustee’s performance under the Certificates, other than any claim, loss, liability or expense (i) sustained in connection with this Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties hereunder or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

The Master Servicer shall indemnify the Trustee and any director, officer, employee or agent of the Trustee against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with this Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer's duties hereunder.

The provisions of this Section 8.05 shall survive the resignation or removal of the Trustee or the termination of this Agreement.

Section 8.06.	Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  In addition, the Trustee shall at all times be acceptable to the Rating Agency rating the Certificates.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.  The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Sponsor and their affiliates or the Master Servicer and its affiliates; provided, however, that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

Section 8.07.	Resignation and Removal of the Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer; with a copy to the Rating Agencies, the Certificate Insurer and the Swap Provider; provided, that such resignation shall not be effective until successor trustee is appointed and accepts appointment in accordance with the following provisions; provided, however, that the resigning trustee shall not resign and be discharged from the trusts hereby created until such time as the Rating Agency rating the Certificates and the Certificate Insurer approves the successor trustee.  Upon receiving such notice of resignation, the Master Servicer shall promptly appoint successor trustee who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning trustee and to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Master Servicer with the consent of the Certificate Insurer (so long as no Insurer Default has occurred and is continuing), which consent shall not be unreasonably withheld, may remove the Trustee and appoint successor trustee who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.	Successor Trustee.

Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Master Servicer an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The predecessor trustee shall after payment of its outstanding fees and expenses, promptly deliver to the successor trustee all assets and records of the Trust Fund held by it hereunder, and the Master Servicer and the predecessor trustee shall execute and deliver all such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

Upon acceptance of appointment by successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

Any person appointed as successor trustee pursuant to Section 8.08 shall also be required to serve as successor supplemental interest trust trustee under the derivative documents.

Section 8.09.	Merger or Consolidation of Trustee.

Any state bank or trust company or corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or corporation or national banking association shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10.	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment without the Master Servicer.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred or such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE IX

TERMINATION

Section 9.01.	Termination Upon Repurchase or Liquidation of All Mortgage Loans or upon Purchase of Certificates.

(a)            Subject to Section 9.03, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder following the earlier to occur of (i) the repurchase by the Master Servicer or its designee of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund at a price in cash equal to (a) 100% of the unpaid principal balance of each Mortgage Loan (other than one as to which a REO Property was acquired) on the day of repurchase together with accrued interest on such unpaid principal balance at the Net Mortgage Rate to the first day of the month in which the proceeds of such repurchase are to be distributed, plus (b) the appraised value of any REO Property (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued interest on that balance at the Net Mortgage Rate to the first day of the month such repurchase price is distributed), less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be conducted by an appraiser selected by the Master Servicer at the expense of the Master Servicer, plus (c) any Swap Termination Payment (which shall include any Net Swap Payment payable for the final Distribution Date) payable to the Swap Provider pursuant to the Interest Rate Swap Agreement which remains unpaid or which is due to the exercise of such option (a “Swap Optional Termination Payment”) and plus (d) any unreimbursed amounts owed to the Certificate Insurer under the Certificate Guaranty Insurance Policy, the Insurance Agreement and this Agreement, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof); provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Distribution Date occurring in September 2037 (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (iii) the “latest possible maturity date” specified in the Preliminary Statement with respect to the related Regular Interests and Certificates, and provided further, that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any of REMIC 1, REMIC 2 or REMIC 3 as a REMIC.  In the case of any repurchase by the Master Servicer pursuant to clause (i), the Master Servicer shall exercise reasonable efforts to cooperate fully with the Trustee in effecting such repurchase and the transfer of the Mortgage Loans and related Mortgage Files and related records to the Master Servicer.

The right of the Master Servicer or its designee to repurchase all Mortgage Loans pursuant to (i) above shall be conditioned upon the Aggregate Stated Principal Balance of such Mortgage Loans at the time of any such repurchase aggregating to an amount equal to or less than 10% of the Cut-off Date Balance; provided, however, that no such purchase will be permitted if it would result in a draw on the Certificate Guaranty Insurance Policy or any amounts owed to the Certificate Insurer would remain unpaid, unless the Certificate Insurer consents in writing to such purchase. If such right is exercised, the Master Servicer upon such repurchase shall provide to the Trustee, and the Certificate Insurer notice of such exercise prior to the Determination Date in the month preceding the month of purchase and the certification required by Section 3.16.

In the case of a repurchase of Mortgage Loans and REO Property pursuant to clause (a)(i) above, only an amount equal to the repurchase price specified in such clause (a)(i) above for such Mortgage Loans and REO Property, less any Swap Optional Termination Payment and any portion of the repurchase price consisting of the unreimbursed amounts owed to the Certificate Insurer, shall be made available for distribution to the Regular Certificates and Class IO Interests.  The Swap Optional Termination Payment shall be withdrawn by the Trustee from the Certificate Account and remitted to the Supplemental Interest Trust to be paid in accordance with Section 4.09(ii).  The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

(b)            The Master Servicer has the right to repurchase all of the Mortgage Loans and related REO Properties pursuant to clause (i) of Section 9.01(a), conditioned upon the Aggregate Stated Principal Balance of such Mortgage Loans at the time of any such repurchase aggregating to an amount equal to or less than 10% of the Cut-off Date Balance. If the Master Servicer elects to terminate the Trust pursuant to this Section 9.01 (such termination, an “Optional Termination”), the Master Servicer shall, at least 20 days prior to the last date on which notice of such Optional Termination is required to be mailed to the Certificateholders pursuant to 9.01(f), notify in writing (which may be done in electronic format) the Depositor, the Master Servicer, the Trustee and the Swap Provider of the final Distribution Date on which the Master Servicer intends to terminate the Trust Fund.

(c)            In connection with any Optional Termination, four Business Days prior to the final Distribution Date specified in the notice required pursuant to Section 9.01(f), the Master Servicer shall, no later than 4:00 pm New York City time on such day, request in writing (in accordance with the applicable provision of the Interest Rate Swap Agreement) and by phone from the Swap Provider the amount of the Estimated Swap Termination Payment.  The Swap Provider shall, no later than 2:00 pm on the following Business Day, notify in writing (which may be done in electronic format) the Trustee of the amount of the Estimated Swap Termination Payment; the Trustee shall promptly on the same day notify the Master Servicer of the amount of the Estimated Swap Termination Payment.

(d)            Two Business Days prior to the final Distribution Date specified in the notice required pursuant to Section 9.01(f), (i) the Master Servicer shall, no later than 1:00 pm New York City time on such day, deposit funds in the Certificate Account in an amount equal to the sum of the purchase price (other than the Swap Optional Termination Payment) and the Estimated Swap Termination Payment, and (ii) if Trustee is notified in writing that the aggregate Stated Principal Balance of all of the Mortgage Loans in the Trust Fund as of the related Determination Date is not more than 10% of the aggregate Cut-off Date Balance of all of the Mortgage Loans, and the requirements of the Optional Termination set forth in this Section 9.01 and Section 9.03 have been met, including the deposit required pursuant to the immediately preceding clause (i) then the Trustee shall, on the same Business Day, provide written notice to the Depositor, the Certificate Insurer, the Master Servicer, the Trustee on behalf of the Supplemental Interest Trust and the Swap Provider confirming (in accordance with the applicable provisions of the Interest Rate Swap Agreement) its receipt of the purchase price (other than the Swap Optional Termination Payment) and the Estimated Swap Termination Payment.  Upon the Trustee’s providing the notice described in the preceding sentence, the Optional Termination shall become irrevocable, the notice to the related Certificateholders of such Optional Termination provided pursuant to the second paragraph of Section 9.01(f) shall become unrescindable, the Swap Provider shall determine the Swap Optional Termination Payment in accordance with the Interest Rate Swap Agreement, and the Swap Provider shall provide to the Trustee written notice of the amount of the Swap Optional Termination Payment not later than one Business Day prior to the final Distribution Date specified in the notice required pursuant to Section 9.01(f) and in the event the Trustee fails to provide the notice described in the preceding sentence, any notice provided under Section 9.01(f) shall be deemed rescinded.

(e)            In connection with any Optional Termination, only an amount equal to the purchase price less any Swap Optional Termination Payment and less any amounts payable to the Certificate Insurer shall be made available for distribution to the related Regular Certificates; provided that the amount to be distributed to the Class AM Certificates and to the Certificate Insurer must not result in a draw on the Certificate Guaranty Insurance Policy or leave any amount owed to the Certificate Insurer unpaid. Any Estimated Swap Termination Payment deposited into the Distribution Account by the Master Servicer shall be withdrawn by the Trustee from the Distribution Account on the related final Distribution Date (prior to the distribution of any amounts pursuant to Section 9.01(f)) and distributed as follows:  (i) to the Supplemental Interest Trust for payment to the Swap Provider in accordance with Section 4.09(ii), as applicable, an amount equal to the Swap Optional Termination Amount calculated pursuant to the Interest Rate Swap Agreement, provided that in no event shall the amount distributed to the Swap Provider in respect of the Swap Optional Termination Amount exceed the Estimated Swap Termination Payment, and (ii) to the Master Servicer an amount equal to the excess, if any, of the Estimated Swap Termination Payment over the Swap Optional Termination Payment.  The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

(f)             Written notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to the Certificateholders and the Swap Provider and the Certificate Insurer mailed (a) in the event such notice is given in connection with the Master Servicer's election to repurchase, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution or (b) otherwise during the month of such final distribution on or before the 15th day of the month (or if such 15th day is not a Business Day, on the Business Day immediately preceding such 15th day) in such month, in each case specifying (i) the Distribution Date upon which final payment of such Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of such Certificates at the office of the Trustee therein specified.  In the event such notice is given in connection with the Master Servicer or its designee's election to repurchase, the Master Servicer or its designee shall deliver to the Trustee for deposit in the Certificate Account on the day which is two Business Days immediately preceding the Distribution Date specified in such notice an amount equal to the above-described repurchase price payable out of its own funds.  Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall first, pay itself its fee for such Distribution Date (as described in Section 8.05 ) and any other amounts owing to the Trustee under this Agreement, and second, distribute to such Certificateholders and the Certificate Insurer (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase, or (ii) if the Master Servicer elected to so repurchase, an amount determined as follows:  with respect to each Regular Certificate, the outstanding Certificate Principal Balance thereof, plus with respect to each Regular Certificate (other than the Class P Certificates) and the Class IO Interest, one month's interest thereon at the applicable Pass-Through Rate, or otherwise distributable thereto, and any Unpaid Interest Shortfall Amount, plus with respect to each Subordinate Certificate, any unpaid Allocated Realized Loss Amount; with respect to the Class R Certificates, the Percentage Interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price (as adjusted in accordance with the preceding paragraph) and the aggregate amount to be distributed to the Holders of the Regular Certificates and the Class IO Interest, subject to the priorities set forth in Section 4.01; and with respect to the Certificate Insurer, any amounts owed under the Certificate Guaranty Insurance Policy, the Insurance Agreement and this Agreement.  Upon certification to the Trustee by a Servicing Officer, following such final deposit, the Trustee shall promptly release the Mortgage Files as directed by the Master Servicer for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments required by the Master Servicer as being necessary to effectuate such transfer.

In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned notice, the Trustee shall give a second notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee shall take reasonable steps as directed by the Depositor in writing, or appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.  If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto.

Section 9.02.	Termination of REMIC 3 and Retirement of Class R Certificates.

REMIC 3 shall be terminated on the earlier of (i) the date on which the last distribution due on each of the REMIC 3 Regular Interests and Class R Certificates (in respect of the Class R-3 Interest) is made and (ii) the date on which it is terminated pursuant to an optional repurchase of all of the Mortgage Loans in accordance with Section 9.03. Notwithstanding anything to the contrary herein, the Class R Certificates will not be retired until the retirement of all the other Certificates.

Section 9.03.	Additional Termination Requirements.

(a)            In the event the Master Servicer repurchases the Mortgage Loans or REO Property as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Master Servicer, at its own expense, obtains for the Trustee an Opinion of Counsel (which shall be provided to the Trustee at least two Business Days prior to the related Distribution Date) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust of taxes on “prohibited transactions,” as described in Section 860F of the Code, or (ii) cause either REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i)             The Master Servicer shall establish a 90-day liquidation period and notify the Trustee in writing thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the Tax Return for each of REMIC 1, REMIC 2 and REMIC 3 pursuant to Treasury Regulation Section 1.860F-1.  The Master Servicer and the Trustee also shall satisfy all of the requirements of a qualified liquidation for REMIC 1, REMIC 2 and REMIC 3 under Section 860F of the Code and regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer, as applicable;

(ii)            During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC 1 for cash; and

(iii)           At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates, all cash on hand (other than cash retained to meet claims), and REMIC 1 shall terminate at that time.

(b)            By their acceptance of the Certificates, the Holders thereof hereby authorize the adoption of a 90-day liquidation period and the adoption of a plan of complete liquidation for the REMICs, which authorization shall be binding upon all successor Certificateholders.

(c)            The Trustee as agent for each REMIC hereby agrees to adopt and sign the related plan of complete liquidation meeting the requirements for a qualified liquidation under Section 860F of the Code and any regulations thereunder upon the written request of the Master Servicer and the receipt of the Opinion of Counsel referred to in clause (a)(i) above and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

ARTICLE X

REMIC PROVISIONS

Section 10.01.	REMIC Administration.

(a)            The Trustee shall make an election to treat the Trust Fund as three REMICs under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  For the purposes of the REMIC elections in respect of the Trust Fund, (i) the Class R-1 Interest will constitute the sole class of Residual Interests in REMIC 1, the REMIC 1 Regular Interests shall be designated as the Regular Interests in REMIC 1 (ii) the Class R-2 Interest will constitute the sole class of Residual Interests in REMIC 2, the REMIC 2 Regular Interests shall be designated as the Regular Interests in REMIC 2, and (iii) the Class R-3 Interest will constitute the sole class of Residual Interests in REMIC 3, and the REMIC 3 Regular Interests shall be designated as the Regular Interests in REMIC 3.  The Master Servicer and the Trustee shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in REMIC 1, REMIC 2 or REMIC 3 other than the REMIC 1 Regular Interests,  REMIC 2 Regular Interests, REMIC 3 Regular Interests, the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.  The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or any other acceptable method for each of REMIC 1, REMIC 2 and REMIC 3.

(b)            The Closing Date is hereby designated as the “startup day” of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c)            The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the REMICs (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to the REMICs that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax-related Opinion of Counsel except as specified herein.  The Trustee, as agent for the REMICs' Tax Matters Person, shall (i) act on behalf of the REMICs in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.

(d)            The Trustee shall prepare, sign and file all of the Tax Returns (including Form 8811, which must be filed within 30 days of the Closing Date) in respect of the REMICs created hereunder.  The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.  The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the REMICs as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article X.

(e)            The Trustee shall perform on behalf of the REMICs all reporting and other tax compliance duties that are the responsibility of the REMICs under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the Person who will serve as the representative of the REMICs.  The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the REMICs, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection.  In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

(f)             The Trustee shall take such action and shall cause the REMICs created hereunder to take such action as shall be necessary to create or maintain the status thereof as REMICs under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it).  The Trustee shall not take any action or cause the Trust Fund to take any action, or fail to take (or fail to cause to be taken), any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC 1, REMIC 2 or REMIC 3 as REMICs or (ii) result in the imposition of a tax upon the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to take or not take such action, but in no event at the expense of the Trustee) to the effect that the contemplated action or omission will not, with respect to the REMICs created hereunder, endanger such status or result in the imposition of such a tax; nor shall the Master Servicer take, or fail to take, any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to the taking, or omission of, such action.  In addition, prior to taking, or failing to take, any action with respect to the REMICs or the assets of the REMICs, or causing, or failing to cause, the REMICs to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether the taking, or omission of, such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and the Master Servicer shall not take, or fail to take, any such action, or cause, or fail to cause, any REMIC to take, any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur.  The Trustee may consult with counsel to provide such written advice, and the cost of same shall be borne by the party seeking to take or not take the action other than as permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.  At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of the REMICs created hereunder will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)            In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of any REMIC as defined in Section 860G(c) of the Code, on any contributions to any REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X or otherwise, (iii) to the Master Servicer as provided in Section 3.05 and (iv) against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom to the extent not required to be paid by the Master Servicer or the Trustee pursuant to another provision of this Agreement.

(h)            On or before April 15 of each calendar year, commencing April 15, 2008, the Trustee shall deliver to the Master Servicer and the Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee’s compliance with this Article X.

(i)             The Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis.

(j)             Following the Startup Day, the Trustee shall not accept any contributions of assets to the REMICs other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the REMICs will not cause REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as REMICs at any time that any Certificates are outstanding or subject any of REMIC 1, REMIC 2 or REMIC 3 to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)            Neither the Trustee nor the Master Servicer shall enter into any arrangement under which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

Section 10.02.	Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall (except as otherwise expressly permitted under the terms of this Agreement) (1) sell, dispose of, or substitute any property for any of, the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of REMIC 1, REMIC 2 or REMIC 3 pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of defective or defaulted Mortgage Loans pursuant to Article II or III of this Agreement), (2) acquire any assets for the Trust Fund (other than REO Property acquired in respect of a defaulted Mortgage Loan), (3) sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, (4) accept any contributions to the REMICs after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04), in each case, unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution, but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of REMIC 1, REMIC 2 or REMIC 3 as REMICs or (b) cause the Trust Fund to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

Section 10.03.	Master Servicer and Trustee Indemnification.

(a)            The Trustee agrees to indemnify the Trust Fund, the Depositor, and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee’s covenants set forth in this Article X.

(b)            The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Certificate Insurer, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this Article X, in each case with respect to compliance with the REMIC Provisions.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01.	Amendment.

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, with the consent of the Certificate Insurer (so long as no Insurer Default has occurred and is continuing) and without the consent of any of the Certificateholders or the Swap Provider, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or to correct any error, (iii) to amend this Agreement in any respect subject to the provisions in clauses (A) and (B) below, or (iv) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment; provided that such action (except any amendment described in (iv) above) shall not adversely affect in any material respect the interests of any Certificateholder (other than Certificateholders who shall consent to such amendment), the Certificate Insurer (if an Insurer Default has occurred and is continuing) and the Swap Provider, as evidenced by (A) an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, the Swap Provider and the Certificate Insurer and (B) a letter from each Rating Agency, confirming that such amendment shall not cause it to lower its rating on any of the Certificates without taking the Certificate Guaranty Insurance Policy into account.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66-2/3% of the Voting Rights of such Class, or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.  Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Sponsor or the Master Servicer or any affiliate thereof shall be entitled to Voting Rights with respect to matters described in (i), (ii) and (iii) of this paragraph.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on any of REMIC 1, REMIC 2 or REMIC 3 pursuant to the REMIC Provisions or cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Master Servicer or the Trustee shall (i) enter into any amendment to Section 4.09, Section 4.01(e)(vi) or Section 9.01 of this Agreement without the prior written consent of the Swap Provider nor (ii) enter into an amendment of this Agreement, as evidenced by an Officer’s Certificate of the Depositor, that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider without the Swap Provider’s consent (such consent shall not be unreasonably withheld, conditioned or delayed).

Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment or a written statement describing the amendment to each Certificateholder, with a copy to the Rating Agencies, the Certificate Insurer and the Swap Provider.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Prior to executing any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement.  The cost of any Opinion of Counsel delivered pursuant to this Section 11.01 shall be an expense of the party requesting such amendment, but in any case shall not be an expense of the Trustee.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 11.02.	Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03.	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a notice of an Event of Default, or of a default by the Sponsor or the Trustee in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 51% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04.	Governing Law.

This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05.	Notices.

All demands, notices and direction hereunder shall be in writing and shall be deemed effective upon receipt when delivered to (a) in the case of the Depositor, 19500 Jamboree Road, Irvine, California  92612, Attention:  General Counsel, or such other address as may hereafter be furnished to the other parties hereto in writing; (b) in the case of Impac Funding, 19500 Jamboree Road, Irvine, California  92612, Attention:  General Counsel, or such other address as may hereafter be furnished to the other parties hereto in writing; (c) in the case of the Trustee, to its Corporate Trust Offices, or such other address as may hereafter be furnished to the other parties hereto in writing; (d) in the case of the Rating Agencies, Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York  10041, Attention:  Asset Backed Surveillance Department; and Moody’s, Moody’s Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York  10007; (e) in the case of the Certificate Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Consumer Asset-Backed Securities Group or such other address as may be hereafter furnished to the Depositor, the Trustee and the Master Servicer in writing by the Certificate Insurer; and (f) in the case of Lehman Brothers Special Financing Inc., 745 Seventh Ave., 19th Floor, New York, New York 10019. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07.	Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee, the Certificate Insurer and the Certificateholders.

Section 11.08.	Article and Section Headings.

The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 11.09.	Notice to Rating Agencies.

The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the Certificate Insurer referred to below with respect to each of the following of which it has actual knowledge:

1.	Any material change or amendment to this Agreement;

2.	The occurrence of any Event of Default that has not been cured;

3.	The resignation or termination of the Master Servicer or the Trustee;

4.	The repurchase or substitution of Mortgage Loans pursuant to Section 2.04;

5.	The final payment to Certificateholders; and

6.	Any change in the location of the Custodial Account or the Certificate Account.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.02; and the Master Servicer shall promptly furnish to each Rating Agency copies of each annual independent public accountants’ servicing report received as described in Section 3.20.

Any such notice pursuant to this Section 11.09 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) in the case of Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention:  Asset Backed Surveillance Department and (ii) in the case of Moody's, Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007, or, in each case, such other address as either such Rating Agency may designate in writing to the parties thereto.

Section 11.10.	Rights of the Certificate Insurer.

(a)            The Certificate Insurer is an express third-party beneficiary of this Agreement.

(b)            On each Distribution Date the Trustee shall make available to the Certificate Insurer a copy of the reports made available to the Certificateholders and the Depositor on such Distribution Date.

(c)            The Trustee shall provide to the Certificate Insurer copies of any report, notice, Opinion of Counsel, Officers’ Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee’s production or receipt thereof.

(d)            Unless an Insurer Default exists, the Trustee, the Depositor and the Master Servicer shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

(e)            So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Certificate Guaranty Insurance Policy, the Certificate Insurer will have the right to exercise all rights of the Holders of the Class AM Certificates under this Agreement (including voting rights) without the consent of the Holders.

Section 11.11.	Control by the Certificate Insurer.

With respect to the Class AM Certificates only, the Certificate Insurer, or, if an Insurer Default exists, the Holders of a majority of the Class AM Certificates shall have the right (subject to the provisions of Section 11.03) to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Class AM Certificates or exercising any trust or power conferred on the Trustee; provided that:

(i)             such direction shall not be in conflict with any rule of law or with this Agreement:

(ii)            if an Insurer Default exists, any direction to the Trustee to sell or liquidate the Trust Fund shall be by Holders of Certificates representing not less than 100% of the Certificate Principal Balance of the Certificates;

(iii)           the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction of the Holders of Certificates representing a majority of the Certificate Principal Balance of the Certificates.

Notwithstanding the rights of Certificateholders set forth in this Section 11.11 the Trustee need not take any action that it determines might involve it in liability unless such Holders of Certificates or the Certificate Insurer shall have offered security or indemnity satisfactory to the Trustee, against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction.

The Trustee shall not be deemed to have knowledge of an Insurer Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee received written notice of such Insurer Default.

Section 11.12.	Third Party Rights.

The Swap Provider and the Cap Counterparties shall be express third-party beneficiaries of this Agreement to the extent of their express rights to receive payments under this Agreement or any other express rights of the Swap Provider and the Cap Counterparties explicitly stated in this Agreement, and shall have the right to enforce such rights under this Agreement as if the Swap Provider and the Cap Counterparties were parties hereto.

IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

IMPAC SECURED ASSETS CORP.,
Depositor
By:	/s/ Gretchen Verdugo
Name:	Gretchen Verdugo
Title:	EVP, CFO

IMPAC FUNDING CORPORATION,
Master Servicer

By:	/s/ Nancy Pollard
Name:	Nancy Pollard
Title:	EVP

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee

By:	/s/ Marion Hogan
Name:	Marion Hogan
Title:	Associate

By:	/s/ Jennifer Hermansader
Name:	Jennifer Hermansader
Title:	Associate

Agreed and accepted to with respect to
its obligations under Section 9.01(a)

IMPAC MORTGAGE HOLDINGS, INC.
(solely with respect to its obligations under
Section 9.01(a))

By:	/s/ Gretchen Verdugo
Name:	Gretchen Verdugo
Title:	EVP, CFO

STATE OF CALIFORNIA	)
)  ss.:
COUNTY OF ORANGE	)

On the 30th day of August, 2007, before me, a notary public in and for said State, personally appeared __________________, known to me to be the Chief Financial Officer of Impac Secured Assets Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________
    Notary Public

[Notarial Seal]

STATE OF CALIFORNIA	)
)  ss.:
COUNTY OF ORANGE	)

On the 30th day of April, 2007, before me, a notary public in and for said State, personally appeared _________________, known to me to be an Executive Vice President of Impac Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________
    Notary Public

[Notarial Seal]

STATE OF CALIFORNIA	)
)  ss.:
COUNTY OF ORANGE	)

On the 30th day of April, 2007, before me, a notary public in and for said State, personally appeared __________________, known to me to be a(n) ___________________ of Deutsche Bank National Trust Company, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________
    Notary Public

[Notarial Seal]

STATE OF CALIFORNIA	)
)  ss.:
COUNTY OF ORANGE	)

On the 30th day of April, 2007, before me, a notary public in and for said State, personally appeared __________________, known to me to be a(n) ___________________of Deutsche Bank National Trust Company, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________
    Notary Public

[Notarial Seal]

STATE OF CALIFORNIA	)
)  ss.:
COUNTY OF ORANGE	)

On the 30th day of April, 2007, before me, a notary public in and for said State, personally appeared ____________________, known to me to be the Executive Vice President and Chief Financial Officer of Impac Mortgage Holdings, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________
    Notary Public

[Notarial Seal]